AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                 One Corporate Drive, Shelton, Connecticut 06484

This Prospectus describes American Skandia XTra CreditSM Premier, a flexible premium deferred annuity (the "Annuity") offered by American Skandia Life Assurance Corporation ("we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described on page 59. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights and benefits may differ between states to meet applicable laws and/or regulations. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?


This Annuity is frequently used for retirement planning. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA or Tax Sheltered Annuity (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of variable investment options as well as in one or more fixed investment options.

When an Annuity is purchased as a non-qualified investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. However, when an Annuity is purchased as a "qualified" investment, you receive preferential tax treatment under the Internal Revenue Code. Purchasing an Annuity as an investment vehicle for a "qualified" investment does not provide any additional tax advantages to that already available through your retirement plan under the Internal Revenue Code.


WHAT ARE SOME OF THE KEY FEATURES OF THE ANNUITY?
|X| The Annuity is a "flexible premium deferred annuity." It is called "flexible premium" because you have considerable flexibility in the timing and amount of premium payments. Generally, investors "defer" receiving annuity payments until after an accumulation period.

|X| This Annuity offers both variable and fixed investment options. If you allocate your Account Value to variable investment options, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed investment options of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment.


|X| The Annuity features two distinct phases - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more underlying investment options. The variable investment options, each a Class 1 Sub-account of American Skandia Life Assurance Corporation Variable Account B, invest in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: American Skandia Trust, The Alger American Fund, Montgomery Variable Series, Wells Fargo Variable Trust, Rydex Variable Trust, INVESCO Variable Investment Funds, Inc., Evergreen Variable Annuity Trust, ProFund VP and First Defined Portfolio Fund LLC.


|X| During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; (4) for a guaranteed number of payments; or other options we may make available.

|X| This Annuity offers two different types of Credits. We add a Credit to your Annuity with each purchase payment we receive. We also provide an additional 1% credit on Purchase Payments made within the first year and may provide certain additional benefits if your Account Value has not reached a Target Value on its 10th anniversary.

|X| This Annuity offers a basic Death Benefit. It also offers two Optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.


--------------------------------------------------------------------------------
These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves certain investment risks, including possible loss of principal.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE.


                   FOR FURTHER INFORMATION CALL 1-800-752-6342
Prospectus Dated: May 1, 2000,
revised effective October 23, 2000
                          Statement of Additional Information Dated: May 1, 2000
FUSI XT-PROS- (05/2000)                                              FUSI XTPROS

|X| You are allowed to withdraw a certain amount of money from your Annuity on an annual basis free of any charges. Other product features allow you to access your Account Value as necessary, although a charge may apply.

|X| Transfers between investment options are tax-free. You may make twelve transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

HOW DO I PURCHASE THIS ANNUITY?

We sell the Annuity through licensed, registered financial professionals. You must complete an application and submit a minimum initial purchase payment of $1,000. We may allow you to make a lower initial purchase payment provided that the purchase payments received in the first Annuity Year total at least $1,000. If the Annuity is owned by an individual or individuals, the oldest of those persons must be age 80 or under. If the Annuity is owned by an entity, the annuitant must be age 80 or under.

================================================================================
If you purchase this Annuity, we apply an additional amount (an XTra CreditSM) to your account value with each purchase payment you make, including your initial purchase payment and any additional purchase payments.

- This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities. However, if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. As with any annuity that features a CDSC, you should consider your need to access your account value during the CDSC period and whether the liquidity provision under the Annuity will satisfy that need.

- The XTra CreditSM amount is included in your account value. However, American Skandia may take back the original XTra CreditSM amount applied to your purchase payment if you die, or elect to withdraw all or a portion of your account value under the medically-related waiver provision, within 12 months of having received an XTra CreditSM amount. In either situation, the value of the XTra CreditSM amount could be substantially reduced. However, any investment gain on the XTra CreditSM amount will not be taken back. Additional conditions and restrictions apply.

American Skandia offers several different annuities which your financial professional may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection, the ability to access your annuity's account value and the charges that you will be subject to if you choose to surrender the annuity. The fees and charges may also be different between each annuity.

If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage and that this Annuity may be subject to a contingent deferred sales charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the annuity's account value and whether the annuity's liquidity features will satisfy that need.


If you are purchasing an Annuity as an investment vehicle for a retirement plan that receives preferential tax treatment under the Internal Revenue Code (such as an IRA or Tax Sheltered Annuity), you should consider that the Annuity does not provide any additional tax advantages to that already available through your retirement plan under the Internal Revenue Code. An Annuity may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including death benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your financial professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

================================================================================

                               Mailing Addresses:

New Business/Additional Purchase Payments:                                                                      Exchange Paperwork:

American Skandia Life Assurance Corporation                                             American Skandia Life Assurance Corporation
P.O. Box 7040                                                                                                         P.O. Box 7039
Bridgeport, CT  06601-7040                                                                               Bridgeport, CT  06601-7039



All other correspondence:                                                                                   Express/Overnight Mail:

American Skandia Life Assurance Corporation                                             American Skandia Life Assurance Corporation
P.O. Box 7038                                                                                                 Three Corporate Drive
Bridgeport, CT  06601-7038                                                                                       Shelton, CT  06484

                                TABLE OF CONTENTS

GLOSSARY OF TERMS..................................................................................................................6

SUMMARY OF CONTRACT FEES AND CHARGES...............................................................................................7

EXPENSE EXAMPLES..................................................................................................................10

INVESTMENT OPTIONS................................................................................................................13
   WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?.............................................................13
   WHAT ARE THE FIXED INVESTMENT OPTIONS?.........................................................................................24

FEES AND CHARGES..................................................................................................................25

   WHAT ARE THE CONTRACT FEES AND CHARGES?........................................................................................25
   WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?..................................................................26
   WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?...................................................................................26
   WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?...................................................................................26
   WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?..............................................................................26

PURCHASING YOUR ANNUITY...........................................................................................................26

   WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?..........................................................................26

MANAGING YOUR ANNUITY.............................................................................................................27

   MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?................................................................27
   MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?..................................................................................27
   MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?.......................................................................................28
   MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?...................................................................28
   MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?...............................................................28

MANAGING YOUR ACCOUNT VALUE.......................................................................................................28

   HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?...................................................................................28
   HOW DO I RECEIVE CREDITS?......................................................................................................28
   HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?...................................................................................29
   ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.....................................................31
   DO YOU OFFER DOLLAR COST AVERAGING?............................................................................................31
   DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?...............................................................................32
   DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?..............................................................32
   MAY I AUTHORIZE MY FINANCIAL REPRESENTATIVE TO MANAGE MY ACCOUNT?..............................................................32
   HOW DO THE FIXED INVESTMENT OPTIONS WORK?......................................................................................33
   HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?..............................................................................33
   HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.....................................................................................33
   WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.................................................................................34
   ADDITIONAL AMOUNTS IN THE FIXED ALLOCATIONS....................................................................................34

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE..........................................................................................35

ACCESS TO ACCOUNT VALUE...........................................................................................................36

   WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?...............................................................................36
   ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?..................................................................................36
   CAN I WITHDRAW A PORTION OF MY ANNUITY?........................................................................................37
   IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?....................................................................................37
   CAN I MAKE WITHDRAWALS FROM MY ANNUITY WITHOUT A CDSC?.........................................................................37
   HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?..................................................................................37
   CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?...............................................38
   DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(T) OF THE INTERNAL REVENUE CODE?.......................................38
   WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?.............................................................38
   CAN I SURRENDER MY ANNUITY FOR ITS VALUE?......................................................................................39
   WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?....................................................................39
   WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?........................................................39
   HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?...........................................................................40
   HOW ARE ANNUITY PAYMENTS CALCULATED?...........................................................................................40

DEATH BENEFIT.....................................................................................................................40

   WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?..................................................................................40
   DEATH BENEFIT OPTIONS..........................................................................................................40

VALUING YOUR INVESTMENT...........................................................................................................43

   HOW IS MY ACCOUNT VALUE DETERMINED?............................................................................................43
   WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.....................................................................................43
   HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?....................................................................................43
   HOW DO YOU VALUE FIXED ALLOCATIONS?............................................................................................44
   WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?....................................................................................44

TAX CONSIDERATIONS................................................................................................................44

   WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?...............................................................44
   HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?......................................................................45
   IN GENERAL, HOW ARE ANNUITIES TAXED?...........................................................................................45
   HOW ARE DISTRIBUTIONS TAXED?...................................................................................................45
   WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED
      CONTRACTS?..................................................................................................................47
   HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?..........................................................................48
   GENERAL TAX CONSIDERATIONS.....................................................................................................49

GENERAL INFORMATION...............................................................................................................50

   HOW WILL I RECEIVE STATEMENTS AND REPORTS?.....................................................................................50
   WHO IS AMERICAN SKANDIA?.......................................................................................................50
   WHAT ARE SEPARATE ACCOUNTS?....................................................................................................50
   WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?...........................................................................51
   WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?.........................................................................52
   AVAILABLE INFORMATION..........................................................................................................53
   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................................53
   HOW TO CONTACT US..............................................................................................................54
   INDEMNIFICATION................................................................................................................54
   LEGAL PROCEEDINGS..............................................................................................................54
   EXECUTIVE OFFICERS AND DIRECTORS...............................................................................................54
   CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION............................................................................59

APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA..........................................................................1


APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B..............................................................1

                                GLOSSARY OF TERMS

Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

Account Value: The value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. The Account Value is calculated before we assess any applicable Contingent Deferred Sales Charge ("CDSC") and/or any Annual Maintenance Fee. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment.

Annuity Date: The date you choose for annuity payments to commence. There may be a maximum Annuity Date in certain states.

Annuity Year: A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Fixed Allocation: An allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation period.

Guarantee Period: A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

Interim Value: As of any particular date, the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

Issue Date: The effective date of your Annuity.

MVA: A market value adjustment used in the determination of Account Value of each Fixed Allocation on a day other than such Fixed Allocation's Maturity Date.

Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

Surrender Value: The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus any applicable CDSC and Annual Maintenance Fee and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity.

Unit: A measure used to calculate your Account Value in a Sub-account during the accumulation period.

Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

SUMMARY OF CONTRACT FEES AND CHARGES

Below is a summary of the fees and expenses we charge for the Annuity. Some charges are assessed against your Annuity while others are assessed against assets allocated to the variable investment options. The charges that are assessed against the Annuity include the Contingent Deferred Sales Charge, Annual Maintenance Fee, Transfer Fee and the Tax Charge. The charge that is assessed against the variable investment options is the Insurance Charge, which is the combination of a mortality and expense risk charge and a charge for administration of the Annuity. Each underlying mutual fund portfolio assesses a charge for investment management and for other expenses. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying funds. In certain states, a premium tax charge may be applicable. All of these fees and expenses are described in more detail within this Prospectus.


------------------------------------------------------------------------------------------------------------------------------------
                                               Your Transaction Expenses

------------------------------------------------------------------------------------------------------------------------------------
------------------------------- ----------------------------------------------------------------- ----------------------------------
                                                     Amount Deducted/

         Fee/Expense                                 Description Of Charge                                    When Deducted

------------------------------- ----------------------------------------------------------------- ----------------------------------
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ ----------------------------------
Contingent Deferred Sales       Yr. 1   Yr. 2  Yr. 3  Yr. 4   Yr. 5  Yr. 6  Yr. 7   Yr. 8  Yr.              Upon Surrender or
Charge                                                                                      9+             Partial Withdrawal
The charge is a percentage of                                                                    Applicable period measured from the
each applicable purchase                                                                         date  each purchase payment is
payment                                                                                          allocated
------------------------------- ------- ------ ------ ------- ------ ------ ------- ------ ------ ----------------------------------
                                 8.5%   8.5%   8.5%    8.5%   7.5%   5.5%    3.5%   1.5%   0.0%
--------------------------- ----------------------------------------------------------------- --------------------------------------
Annual Maintenance Fee                       Smaller of $30 or 2% of Account Value                     Annually on the contract's
                                                                                                  anniversary date or upon surrender
------------------------------- ----------------------------------------------------------------- ----------------------------------


Transfer Fee                                                 $10.00                            After the 20th transfer each annuity
                                                                                                                  year


--------------------------- ----------------------------------------------------------------- --------------------------------------
--------------------------- ----------------------------------------------------------------- --------------------------------------
Tax Charge                         Depends on the requirements of the applicable jurisdiction                    Various

------------------------------------------------------------------------------------------------------------------------------------

                                                  Annual Expenses of the Sub-Accounts
                                 (as a percentage of the average daily net assets of the Sub-accounts)
--------------------------- ----------------------------------------------------------------- --------------------------------------
Mortality & Expense Risk
Charge                                                       1.25%
                                                                                                                  Daily

Administration Charge                                        0.15%

Total  Annual  Expenses of the          1.40% per year of the value of each Sub-account              Applies to Variable Investment
Sub-accounts*                                                                                                 Options only
-------------------------- ----------------------------------------------------------------- --------------------------------------
* The  combination of the Mortality and Expense Risk Charges and  Administration
Charge is referred to as the "Insurance Charge" elsewhere in this prospectus.

--------------------------------------------------------------------------------
                                Optional Benefits

We offer two different Optional Death Benefits that provide an enhanced level of protection for your beneficiary(ies). Please refer to the section entitled "Death Benefit" for a complete discussion of the Optional Death Benefits we offer.

------------------------------------------ -------------------------------------------- --------------------------------------------

            Death Benefit Option                 Death Benefit equal to the greater of:            Additional Charge (annually)
---------------------------------------------- -------------------------------------------- ----------------------------------------
---------------------------------------------- -------------------------------------------- ----------------------------------------
                                               1.   Account Value (no MVA)
                                               2.   Sum of Purchase Payments minus
                  OPTION 1                          the proportional impact of                  0.30% of the current Death Benefit
                                                    withdrawals increasing at 5.0%
                                                    annually
                                               3.   Highest Anniversary Value

---------------------------------------------- -------------------------------------------- ----------------------------------------
---------------------------------------------- -------------------------------------------- ----------------------------------------
                                               1.   Account Value (no MVA)
                                               2.   Sum of Purchase Payments minus
                  OPTION 2                          the proportional impact of                  0.50% of the current Death Benefit
                                                    withdrawals increasing at 7.2%
                                                    annually
                                               3.  Highest Anniversary Value

---------------------------------------------- -------------------------------------------- ----------------------------------------

--------------------------------------------------------------------------------
                Underlying Mutual Fund Portfolio Annual Expenses
    (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------

Below are the investment management fee, other expenses, and the total annual expenses for each underlying Portfolio as of December 31, 1999. The total annual expenses are the sum of the investment management fee, other expenses and any 12b-1 fees. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the underlying Portfolios, a portion of the management fee is being waived and/or other expenses are being partially reimbursed. "N/A" indicates that no portion of the management fee and/or other expenses is being waived and/or reimbursed. Any footnotes about expenses appear after the list of all the portfolios. Those portfolios whose name includes the prefix "AST" are portfolios of American Skandia Trust. The underlying mutual fund portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details.

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ ----------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                            Reimbursement 1 Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ ----------
American Skandia Trust: (2)
  AST Founders Passport                               1.00%          0.29%          0.00%         1.29%          N/A         1.29%
  AST Scudder Japan (3)                               1.00%          0.36%          0.04%         1.40%          N/A         1.40%
  AST AIM International Equity                        0.87%          0.31%          0.04%         1.22%          N/A         1.22%
  AST Janus Overseas Growth                           1.00%          0.23%          0.02%         1.25%          N/A         1.25%
  AST American Century International Growth           1.00%          0.50%          0.00%         1.50%          N/A         1.50%
  AST American Century International Growth II        1.00%          0.26%          0.02%         1.28%          N/A         1.28%
  AST MFS Global Equity (4)                           1.00%          1.11%          0.00%         2.11%         0.36%        1.75%
  AST Janus Small-Cap Growth                          0.90%          0.18%          0.01%         1.09%          N/A         1.09%
  AST Kemper Small-Cap Growth                         0.95%          0.19%          0.03%         1.17%          N/A         1.17%
  AST Federated Aggressive Growth (3)                 0.95%          0.23%          0.04%         1.22%          N/A         1.22%
  AST Lord Abbett Small Cap Value                     0.95%          0.29%          0.00%         1.24%          N/A         1.24%
  AST Gabelli Small-CapValue                          0.90%          0.21%          0.00%         1.11%          N/A         1.11%
  AST Janus Mid-Cap Growth (5)                        1.00%          0.22%          0.04%         1.26%          N/A         1.26%
  AST Neuberger Berman Mid-Cap Growth                 0.90%          0.23%          0.04%         1.17%          N/A         1.17%
  AST Neuberger Berman Mid-Cap Value                  0.90%          0.23%          0.12%         1.25%          N/A         1.25%
  AST Alger All-Cap Growth(6)                         0.95%          0.22%          0.06%         1.23%          N/A         1.23%
  AST Gabelli All-Cap Value (3)                       0.95%          0.23%          0.04%         1.22%          N/A         1.22%
  AST Kinetics Internet (3)                           1.00%          0.23%          0.04%         1.27%          N/A         1.27%
  AST T. Rowe Price Natural Resources                 0.90%          0.26%          0.01%         1.17%          N/A         1.17%
  AST Alliance Growth                                 0.90%          0.21%          0.00%         1.11%          N/A         1.11%
  AST MFS Growth (4)                                  0.90%          0.45%          0.00%         1.35%          N/A         1.35%
  AST Marsico Capital Growth                          0.90%          0.18%          0.04%         1.12%          N/A         1.12%
  AST JanCap Growth                                   0.90%          0.14%          0.01%         1.05%         0.04%        1.01%
  AST Sanford Bernstein Managed Index 500             0.60%          0.19%          0.00%         0.79%          N/A         0.79%
  AST Janus Strategic Value (3)                       1.00%          0.23%          0.04%         1.27%          N/A         1.27%
  AST Cohen & Steers Realty                           1.00%          0.27%          0.02%         1.29%          N/A         1.29%
  AST American Century Income & Growth                0.75%          0.23%          0.00%         0.98%          N/A         0.98%
  AST Alliance Growth and Income                      0.75%          0.18%          0.08%         1.01%         0.01%        1.00%
  AST MFS Growth with Income (4)                      0.90%          0.33%          0.00%         1.23%          N/A         1.23%
  AST INVESCO Equity Income                           0.75%          0.18%          0.04%         0.97%          N/A         0.97%
  AST AIM Balanced                                    0.74%          0.26%          0.02%         1.02%          N/A         1.02%
  AST American Century Strategic Balanced             0.85%          0.25%          0.00%         1.10%          N/A         1.10%
  AST T. Rowe Price Asset Allocation                  0.85%          0.22%          0.00%         1.07%          N/A         1.07%
  AST T. Rowe Price Global Bond                       0.80%          0.31%          0.00%         1.11%          N/A         1.11%
  AST Federated High Yield                            0.75%          0.19%          0.00%         0.94%          N/A         0.94%
  AST Lord Abbett Bond-Debenture (3)                  0.80%          0.23%          0.04%         1.07%          N/A         1.07%
  AST PIMCO Total Return Bond                         0.65%          0.17%          0.00%         0.82%          N/A         0.82%
  AST PIMCO Limited Maturity Bond                     0.65%          0.21%          0.00%         0.86%          N/A         0.86%
  AST Money Market                                    0.50%          0.15%          0.00%         0.65%         0.05%        0.60%

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ ----------





------------------------------------------------- --------------- ------------- -------------- ------------- ------------ ----------
                                                    Management     Other         12b-1 Fees    Total Annual   Fee          Net
                                                       Fees         Expenses                    Portfolio    Waivers       Annual
              UNDERLYING PORTFOLIO                                                              Operating    and           Fund
                                                                                                 Expenses    Expense       Operating
                                                                                                            Reimbursement 1 Expenses

------------------------------------------------- --------------- ------------- -------------- ------------- ------------ ----------

Montgomery Variable Series:

  Emerging Markets                                    1.25%          0.50%            N/A         1.75%         0.00%        1.75%

Wells Fargo Variable Trust:

  Equity Income                                       0.55%          0.37%          0.25%         1.17%         0.17%        1.00%
  Equity Value                                        0.55%          0.77%          0.25%         1.57%         0.57%        1.00%

Rydex Variable Trust:

  Nova                                                0.75%          0.80%           None         1.55%         0.00%        1.55%
  Ursa                                                0.90%          0.83%           None         1.73%         0.00%        1.73%
  OTC                                                 0.75%          0.80%           None         1.55%         0.00%        1.55%

INVESCO Variable Investment Funds, Inc.:

  Technology                                           0.75%         0.78%           None          1.53%         0.21%        1.32%
  Health Sciences                                      0.75%         2.11%           None          2.86%         1.37%        1.49%
  Financial Services                                   0.75%         1.75%           None          2.50%         1.09%        1.41%
  Telecommunications                                   0.75%         0.55%           None          1.30%         0.02%        1.28%
  Dynamics                                             0.75%         1.53%           None          2.28%         0.99%        1.29%

Evergreen Variable Annuity Trust:

  Omega                                                0.60%         0.36%            N/A          0.96%         0.00%        0.96%
  Equity Index (7)                                     0.40%         0.42%            N/A          0.82%         0.51%        0.31%
  Foundation                                           0.83%         0.12%            N/A          0.95%         0.00%        0.95%
  Global Leaders                                       0.95%         0.25%            N/A          1.20%         0.19%        1.01%
  Capital Growth                                       0.80%         0.38%            N/A          1.18%         0.00%        1.18%
  Special Equity (7)                                   1.36%         2.35%            N/A          3.71%         2.68%        1.03%
  Perpetual International                              1.00%         0.96%            N/A          1.96%         0.00%        1.96%
  Blue Chip                                            0.61%         0.65%            N/A          1.26%         0.26%        1.00%

ProFund VP:

  Europe 30                                            0.75%         1.39%           0.25%         2.39%         0.61%        1.78%
  UltraSmall-Cap                                       0.75%         1.53%           0.25%         2.53%         0.83%        1.70%
  UltraOTC                                             0.75%         0.97%           0.25%         1.97%         0.32%        1.65%

First Defined Portfolio Fund LLC:

First Trust(R)10 Uncommon Values (8)                   0.60%         144.82%         0.25%        145.67%       144.30%       1.37%
------------------------------------------------- --------------- ------------- -------------- ------------- ------------ ----------


1 The Investment Manager of American Skandia Trust has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2001. The caption "Total Annual Fund Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Fund Operating Expenses" reflects the effect of such waivers and reimbursements.

2 American Skandia Trust (the "Trust") adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. The staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Portfolios would pay the same or comparable commission amounts irrespective of the Distribution Plan; accordingly, total returns for the Portfolios are not expected to be adversely affected. The Distribution Fee estimates are derived from data regarding each Portfolio's brokerage transactions, and the proportions of such transactions directed to selling dealers, for the period ended December 31, 1999. However, it is not possible to determine with accuracy actual amounts that will be received under the Distribution Plan. Such amounts will vary based upon the level of a Portfolio's brokerage activity, the proportion of such activity directed under the Distribution Plan, and other factors.

3 These Portfolios commenced operations in October 2000. "Other Expenses" and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2000.

4 These Portfolios commenced operations on October 18, 1999. "Other Expenses" are based on estimated amounts for the fiscal year ending December 31, 2000.

5 This Portfolio commenced operations on May 1, 2000. "Other Expenses" are based on estimated amounts for the fiscal year ending December 31, 2000.

6 This Portfolio commenced operations as of December 30, 1999. "Other Expenses" shown are based on estimated amounts for the fiscal year ending December 31, 2000.

7 These portfolios commenced operations on September 30, 1999. Expenses have been estimated based upon current fund contracts.

8 Included in the charge for Other Expenses is a fee of 0.325% of average daily net assets paid to American Skandia to reimburse it for administrative costs. The percentages shown for the Portfolio are based on estimated amounts for the current fiscal year. Actual expenses may be greater or lesser than those shown. The investment advisor has agreed to waive fees and reimburse expenses through September 30, 2001 in order to prevent Total Annual Portfolio Operating Expenses (excluding brokerage expenses and extraordinary expenses) from exceeding the amount shown above based on the average daily net asset value of the respective Portfolio.

EXPENSE EXAMPLES

These examples are designed to assist you in understanding the various costs and expenses you will incur with the Annuity over certain periods of time based on specific assumptions. The examples reflect expenses of our Sub-accounts, as well as those of the underlying mutual fund portfolios. The Securities and Exchange Commission ("SEC") requires these examples.


The examples shown assume that: (a) you only allocate Account Value in the Sub-accounts; (b) fees and expenses remain constant; (c) you make no withdrawals of Account Value during the period shown; (d) you make no transfers, withdrawals, surrender or other transaction that we charge a fee during the period shown; (e) no tax charge applies; (f) the expenses throughout the period for the underlying mutual fund portfolios will be the "Net Annual Fund Operating Expenses," as shown above in the section entitled "Underlying Mutual Fund Portfolio Annual Expenses"; and (g) the Credit applicable to your Annuity is 4% of Purchase Payments. The Credit may be less when total Purchase Payments are less then $10,000 and may be more when total Purchase Payments are at least $5,000,000 (see "How do I Receive Credits?"). The examples do not reflect the charge for any optional benefits that may be offered under the Annuity. The examples also do not reflect the impact of any Target Value Credits that may be applied to Purchase Payments within the first Annuity Year.


THE  EXAMPLES  ARE  ILLUSTRATIVE   ONLY  -  THEY  SHOULD  NOT  BE  CONSIDERED  A
REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                  (amounts shown are rounded to the nearest dollar)
------------------------------------------------------------------------------------------------------------------------------------


                                        ---------------------------------------------- ---- ----------------------------------------
                                       If you surrender  your Annuity at the end  If you do not surrender your Annuity at the end
                                       of the applicable time period, you would   of the applicable time period or begin taking
                                       pay the following expenses on a $1,000     annuity payments at such time, you would pay the
                                       investment, assuming 5% annual return on   following expenses on a $1,000 investment,
                                       assets:                                    assuming 5% annual return on assets:

                                       ------------------------------------------- ------- -----------------------------------------



                                           After:                                           After:
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- -----
Sub-Account:                              1 Year    3 Years    5 Years   10 Years           1 Year     3 Years   5 Years    10 Years
----------------------------------------- --------- ---------- --------- ---------- ----- ---------- --------- ---------- --------
AST Founders Passport                          114        175       228        322              29         90        153        322
AST Scudder Japan                              115        178       233        333              30         93        158        333
AST AIM International Equity                   114        173       224        315              29         88        149        315
AST Janus Overseas Growth                      114        173       225        317              29         88        150        317
AST American Century International Growth      117        182       239        344              32         97        164        344
AST American Century  International  Growth    114        174       227        320              29         89        152        320
    II

AST MFS Global Equity                          119        189       251        367              34        104        176        367
AST Janus Small-Cap Growth                     112        168       217        301              27         83        142        301
AST Kemper Small-Cap Growth                    113        171       222        310              28         86        147        310
AST Federated Aggressive Growth                114        173       224        315              29         88        149        315
AST Lord Abbett Small Cap Value                114        173       225        317              29         88        150        317
AST Gabelli Small-Cap Value                    112        169       218        303              27         84        143        303
AST Janus Mid-Cap Growth                       114        174       226        318              29         89        151        318
AST Neuberger Berman Mid-Cap Growth            113        171       222        310              28         86        147        310
AST Neuberger Berman Mid-Cap Value             114        173       225        317              29         88        150        317
AST Alger All-Cap Growth                       114        173       225        317              29         88        150        317
AST Gabelli All-Cap Value                      114        173       224        315              29         88        149        315
AST Kinetics Internet                          114        174       227        320              29         89        152        320
AST T. Rowe Price Natural Resources            113        171       222        310              28         86        147        310
AST Alliance Growth                            112        169       218        303              27         84        143        303
AST MFS Growth                                 115        176       230        327              30         91        155        327
AST Marsico Capital Growth                     112        169       218        304              27         84        143        304
AST JanCap Growth                              111        166       213        293              26         81        138        293
AST Sanford Bernstein Managed Index 500        109        159       201        269              24         74        126        269
AST Janus Strategic Value                      114        174       227        320              29         89        152        320
AST Cohen & Steers Realty                      114        175       228        322              29         90        153        322
AST American Century Income & Growth           111        165       212        290              26         80        137        290
AST Alliance Growth and Income                 111        165       212        291              26         80        137        291
AST MFS Growth with Income                     114        173       225        317              29         88        150        317
AST INVESCO Equity Income                      111        164       210        288              26         79        135        288
AST AIM Balanced                               111        166       213        294              26         81        138        294
AST American Century Strategic Balanced        112        168       217        301              27         83        142        301
AST T. Rowe Price Asset Allocation             112        168       216        299              27         83        141        299
AST T. Rowe Price Global Bond                  112        169       218        303              27         84        143        303
AST Federated High Yield                       111        164       209        286              26         79        134        286
AST Lord Abbett Bond-Debenture                 112        168       216        299              27         83        141        299
AST PIMCO Total Return Bond                    109        160       203        273              24         75        128        273
AST PIMCO Limited Maturity Bond                110        161       205        277              25         76        130        277
AST Money Market                               107        153       191        249              22         68        116        249

----------------------------------------- --------- ---------- --------- ---------------- ---------- --------- ---------- ----------






                                            After:                                           After:
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------- --------- ---------- --------- ---------- ------- ---------- --------- ---------- -----
Sub-Account:                              1 Year    3 Years    5 Years   10 Years           1 Year     3 Years   5 Years    10 Years
----------------------------------------- --------- ---------- --------- ---------- ----- ---------- --------- ---------- --------
MV Emerging Markets                            119        189       251        367              34        104        176        367

WFVT Equity Income                             111        165       212        291              26         80        137        291
WFVT Equity Value                              111        165       212        291              26         80        137        291

Rydex Nova                                     117        183       241        348              32         98        166        348
Rydex Ursa                                     119        189       251        366              34        104        176        366
Rydex OTC                                      117        183       241        348              32         98        166        348

INVESCO VIF Technology                         115        176       229        325              30         91        154        325
INVESCO VIF Health Sciences                    116        181       238        341              31         96        163        341
INVESCO VIF Financial Services                 116        179       234        334              31         94        159        334
INVESCO VIF Telecommunications                 114        174       227        320              29         89        152        320
INVESCO VIF Dynamics                           114        175       228        322              29         90        153        322

Evergreen VA Omega                             111        164       210        287              26         79        135        287
Evergreen VA Equity Index                      104        143       175        217              19         58        100        217
Evergreen VA Foundation                        111        164       210        287              26         79        135        287
Evergreen VA Global Leaders                    111        166       213        293              26         81        138        293
Evergreen VA Capital Growth                    113        171       222        310              28         86        147        310
Evergreen VA Special Equity                    111        166       213        294              26         81        138        294
Evergreen VA Perpetual International           121        195       261        387              36        110        186        387
Evergreen VA Blue Chip                         111        165       212        291              26         80        137        291

ProFund VP Europe 30                           119        190       253        370              34        105        178        370
ProFund VP UltraSmall-Cap                      119        188       249        363              34        103        174        363
ProFund VP UltraOTC                            118        186       246        358              33        101        171        358

First Trust(R)10 Uncommon Values               115        177       232        330              30         92        157        330
----------------------------------------- --------- ---------- --------- ---------------- ---------- --------- ---------- ----------

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

Each variable investment option is a Class 1 Sub-account of American Skandia Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information.) Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a short description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying mutual fund portfolio will meet its investment objective.

The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of American Skandia Trust. The investment manager for AST is American Skandia Investment Services, Inc. ("ASISI"), an affiliated company. However, a sub-advisor, as noted below, is engaged to conduct day-to-day investment decisions.

Some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund that the Portfolio may have been modeled after at the Portfolio's inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the funds may be substantially similar, the actual investments made by the funds will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds.

================================================================================
Effective January 19, 2000, the AST Janus Small-Cap Growth portfolio is no longer offered as a Sub-account under the Annuity. Owners of Contracts issued on or before January 18, 2000 may not allocate additional Account Value or make transfers into the AST Janus Small-Cap Growth Sub-account, except that, Owners who had previously elected a bank drafting, dollar cost averaging, asset allocation and/or rebalancing program will be allowed to continue. However, no changes involving the AST Janus Small-Cap Growth Sub-account may be made to such programs.

Effective March 1, 2000, the AST Janus Overseas Growth portfolio is no longer offered as a Sub-account under the Annuity, except as noted below. Owners of Contracts issued on or before February 29, 2000 with Account Value allocated to the AST Janus Overseas Growth Sub-account may continue to allocate Account Value and make transfers into the AST Janus Overseas Growth Sub-account, including any bank drafting, dollar cost averaging, asset allocation and rebalancing programs. Contracts issued on or after March 1, 2000 will not be allowed to allocate Account Value to the AST Janus Overseas Growth Sub-account.

The Portfolios may be offered as a Sub-account to Contract Owners at some future date; however, at the present time, American Skandia has no intention to do so.

================================================================================

Please refer to Appendix B for certain required financial information related to the historical performance of the Sub-accounts.


------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    AST Money  Market:  seeks to  maximize  current  income  and        J.P. Morgan Investment Management
 CAPITAL            maintain high levels of liquidity. The Portfolio attempts to                     Inc.
 PRESERV-           accomplish  its objective by  maintaining a  dollar-weighted
  ATION             average  maturity of not more than 90 days and by  investing in securities  which have  effective  maturities of not more than 397 days.
------------------------------------------------------------------------------------------------------------------------------------
                    AST PIMCO Limited  Maturity  Bond:  seeks to maximize  total        Pacific Investment Management
 SHORT-TERM         return  consistent with  preservation of capital and prudent                Company
   BOND             investment  management.  The  Portfolio  will  invest  in  a diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of the Portfolio generally  will vary within a one- to three-year  time frame based on the Sub-advisor's forecast for interest rates.
-------------------- ------------------------------------------------------------------------------------------------ --------------


                   AST Lord Abbett  Bond-Debenture:  seeks high current  income        Lord, Abbett & Co.
 LONG-TERM          and the  opportunity  for capital  appreciation to produce a
    BOND            high total return.  The  Portfolio  pursues its objective by normally  investing in high yield and investment  grade debt securities,  securities  convertible  into common  stock and preferred stocks. Under normal circumstances,  the Portfolio invests  at least  65% of its total  assets in fixed  income securities  of various  types.  The  Portfolio may find good
                    value   in   high   yield   securities,   sometimes   called
                    "lower-rated bonds" or "junk bonds," and frequently may have more than half of its assets  invested in those  securities.
                    At least 20% of the  Portfolio's  assets must be invested in any combination of investment  grade debt  securities,  U.S.
                    Government  securities and cash  equivalents.  The Portfolio may also make  significant  investments  in  mortgage-backed securities.  Although  the  Portfolio  expects to maintain a weighted  average  maturity  in the  range  of seven to nine years, there are no restrictions on the overall Portfolio or on individual securities.

                    ------------------------------------------------------------------------------------------------ ---------------
                    AST PIMCO Total Return Bond:  seeks to maximize total return        Pacific Investment Management
                    consistent   with   preservation   of  capital  and  prudent                   Company
                    investment  management.  The  Portfolio  will  invest  in  a diversified portfolio of fixed-income  securities of varying maturities.  The average portfolio duration of the Portfolio generally  will vary within a three- to six-year  time frame based on the Sub-advisor's forecast for interest rates.
------------------------------  ----------------------------------------------------------------------------------------------------
                    AST  Federated  High  Yield:  seeks high  current  income by        Federated Investment Counseling
HIGH YIELD          investing  primarily  in a  diversified  portfolio  of fixed
  BOND              income securities. The Portfolio will invest at least 65% of its assets in lower-rated  corporate fixed income securities
                    ("junk  bonds").  These fixed income  securities may include preferred stocks, convertible securities, bonds, debentures, notes,  equipment  lease  certificates  and equipment  trust certificates.  A fund that invests  primarily in lower-rated fixed income  securities will be subject to greater risk and share price  fluctuation  than a typical  fixed income fund, and may be subject  to an amount of risk that is  comparable to or greater than many equity funds.
------------------- ------------------------------------------------------------------------------------------------ ---------------

                    AST T. Rowe  Price  Global  Bond  (f/k/a  AST T. Rowe  Price        T. Rowe Price International, Inc.
GLOBAL              International  Bond):  seeks to provide high current  income
 BOND               and capital growth by investing in high-quality  foreign and
                    U.S.  government  bonds.  The Portfolio will invest at least
                    65% of its total assets in bonds issued or guaranteed by the
                    U.S. or foreign governments or their agencies and by foreign authorities,  provinces and municipalities.  Corporate bonds may also be purchased.  The Sub-advisor bases its investment decisions on fundamental  market factors,  currency  trends, and  credit  quality.  The  Portfolio  generally  invests in countries where the combination of fixed-income  returns and currency  exchange  rates  appears  attractive,  or,  if the
                    currency  trend  is   unfavorable,   where  the  Sub-advisor
                    believes  that the currency  risk can be  minimized  through hedging.  The  Portfolio  may also  invest  up to 20% of its assets in the aggregate in below investment-grade, high-risk bonds ("junk bonds").

------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST T. Rowe Price  Asset  Allocation:  seeks a high level of        T. Rowe Price Associates, Inc.
ASSET               total  return  by  investing   primarily  in  a  diversified
ALLOCATION          portfolio  of  fixed  income  and  equity  securities.   The
                    Portfolio normally  invests  approximately 60% of its total
                    assets  in  equity   securities  and  40%  in  fixed  income
                    securities.   The  Sub-advisor   concentrates  common  stock
                    investments in larger, more established  companies,  but the
                    Portfolio may include small and medium-sized  companies with good  growth  prospects.  The fixed  income  portion  of the
                    Portfolio   will  be  allocated   among   investment   grade
                    securities, high yield or "junk" bonds, foreign high quality debt securities and cash reserves.
------------------- ------------------------------------------------------------------------------------------------ ---------------





------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    AST  AIM  Balanced:  seeks  to  provide  a  well-diversified        A I M Capital Management, Inc.
                    portfolio of stocks and bonds that will produce both capital growth and current  income.  The Portfolio  attempts to meet its objective by investing, normally, a minimum of 30% and a maximum of 70% of its total assets in equity  securities and a minimum of 30% and a maximum of 70% of its total assets in
                    non-convertible   debt  securities.   The  Sub-advisor  will
                    primarily  purchase equity  securities for growth of capital and debt securities for income purposes.
     BALANCED
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST  American  Century  Strategic  Balanced:  seeks  capital        American Century Investment
                    growth  and  current  income.  The  Sub-advisor  intends  to                Management, Inc.
                    maintain  approximately  60% of the  Portfolio's  assets  in equity securities and the remainder in bonds and other fixed income  securities.  Both the  Portfolio's  equity and fixed income  investments  will  fluctuate  in value.  The  equity securities  will fluctuate  depending on the  performance of the companies that issued them,  general market and economic
                    conditions,   and  investor  confidence.  The  fixed  income
                    investments will be affected  primarily by rising or falling interest rates and the credit quality of the issuers.
                    ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen  VA  Foundation:  seeks,  in  order  of  priority,        Evergreen Asset Management Corp.
                    reasonable  income,  conservation  of  capital  and  capital
                    appreciation.   The  Portfolio  invests   principally  in  a
                    combination of common stocks, securities convertible into or exchangeable for common stocks and fixed income  securities.
                    Common  stocks  are  selected  based  on  a  combination  of financial  strength and estimated  growth  potential.  Fixed income  securities  are  selected  based  on the  investment adviser's projections of interest rates, varying amounts and maturities in order to achieve capital  protection and, when possible, capital appreciation.  Under normal circumstances, the  Portfolio  anticipates  that  at  least  25% of its net assets will consist of fixed income securities.

------------------- ------------------------------------------------------------------------------------------------ ---------------

                    WFVT Equity Income: seeks long-term capital appreciation and        Wells Fargo Bank, N.A.
                    above-average  dividend  income.  The Portfolio  pursues its objective  primarily by  investing  in the common  stocks of large,  high-quality  domestic  companies with above-average return  potential  based on current  market  valuations  and
                    above-average   dividend   income.   Under   normal   market
                    conditions,  the Portfolio invests at least 65% of its total assets in income producing  equity  securities and in issues of companies  with market  capitalizations  greater than the median of the Russell 1000 Index.
EQUITY INCOME       ------------------------------------------------------------------------------------------------ ---------------
                    AST INVESCO Equity Income:  seeks capital growth and current        INVESCO Funds Group, Inc.
                    income  while  following  sound  investment  practices.  The
                    Portfolio  seeks to achieve its  objective  by  investing in securities  that are  expected  to produce  relatively  high
                    levels of  income  and  consistent,  stable  returns.   The
                    Portfolio normally will invest at least 65% of its assets in dividend-paying  common and preferred stocks of domestic and foreign issuers.  Up to 30% of the Portfolio's assets may be invested  in  equity  securities  that  do not  pay  regular dividends.
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Alliance Growth and Income (f/k/a AST Lord Abbett Growth        Alliance Capital Management L.P.
                    and Income):  seeks  long-term  growth of capital and income while  attempting to avoid excessive  fluctuations in market value.  The Portfolio  normally will invest in common stocks
                    (and  securities   convertible  into  common  stocks).   The
                    Sub-advisor will take a value-oriented  approach, in that it
                    will  try  to  keep  the  Portfolio's   assets  invested  in
                    securities that are selling at reasonable prices in relation to their value.  The stocks that the Portfolio will normally invest in are those of seasoned  companies that are expected to  show  above-average  growth  and  that  the  Sub-advisor believes are in sound financial condition.

                    ------------------------------------------------------------------------------------------------ ---------------
                    AST American  Century Income & Growth:  seeks capital growth        American Century Investment
                    with current income as a secondary objective.  The Portfolio                Management, Inc.
                    invests  primarily in common stocks that offer potential for
GROWTH              capital  growth,  and may,  consistent  with its  investment
  &                 objective, invest in stocks that offer potential for current
INCOME              income. The Sub-advisor  utilizes a quantitative  management technique  with a goal of building an equity  portfolio that provides  better  returns  than  the S&P 500  Index  without taking on significant  additional risk and while  attempting to create a dividend yield that will be greater than the S&P
                    500 Index.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST MFS Growth with Income:  seeks reasonable current income           Massachusetts Financial Services Company
                    and long-term capital growth and income. Under normal market conditions,  the Portfolio invests at least 65% of its total assets in common  stocks  and  related  securities,  such as preferred  stocks,  convertible  securities  and  depositary
                    receipts.   The  stocks  in  which  the  Portfolio   invests
                    generally will pay dividends. While the Portfolio may invest in companies of any size, the Portfolio generally focuses on
                    companies  with  larger  market   capitalizations  that  the
                    Sub-advisor  believes have sustainable  growth prospects and attractive valuations based on current and expected earnings or cash flow.  The Portfolio may invest up to 20% of its net assets in foreign securities.

------------------- ------------------------------------------------------------------------------------------------ ---------------


------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    AST Cohen & Steers  Realty:  seeks to maximize  total return            Cohen & Steers
REAL ESTATE         through investment in real estate securities.  The Portfolio         Capital Management,
   (REIT)           pursues  its   investment   objective   by   seeking,   with                 Inc.
                    approximately  equal  emphasis,  capital  growth and current income.  Under  normal  circumstances,  the  Portfolio  will invest  substantially  all  of  its  assets  in  the  equity securities  of real estate  companies,  i.e., a company that derives  at least 50% of its  revenues  from the  ownership, construction,  financing,  management or sale of real estate or that has at least 50% of its assets in real estate.  Real estate companies may include real estate  investment  trusts or REITs.
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen VA Equity  Index:  seeks  investment  results that        Evergreen Investment Management Company
                    achieve price and yield performance similar to the Standards
S&P 500             and Poor's 500 Composite Price Index ("S&P 500 Index").  The
 INDEX              Portfolio  invests  substantially all of its total assets in equity  securities that represent a composite of the S&P 500
                    Index.  The  correlation  between  the  performance  of  the
                    Portfolio  and the S&P 500 Index is expected  to be,  before expenses,  0.98 or higher. The S&P 500 is an unmanaged index of 500 common stocks chosen to reflect the industries of the
                    U.S.  economy and is often  considered a proxy for the stock market in general.
------------------------------------------------------------------------------------------------------------------------------------

                    AST Sanford  Bernstein  Managed Index 500 (f/k/a AST Bankers        Sanford C. Bernstein
MANAGED INDEX       Trust Managed Index 500): seeks to outperform the Standard &            & Co., Inc.
                    Poor's 500  Composite  Stock Price Index (the "S&P  500(R)")
                    through stock selection resulting in different weightings of common  stocks  relative to the index.  The  Portfolio  will invest primarily in the common stocks of companies  included in the S&P 500(R). In seeking to outperform the S&P 500, the
                    Sub-advisor starts with a portfolio of stocks representative of  the  holdings  of  the  index.  It  then  uses  a set of fundamental  quantitative  criteria  that  are  designed  to indicate whether a particular stock will predictably perform better or worse than the S&P 500.  Based on these  criteria, the  Sub-advisor  determines  whether the  Portfolio  should over-weight,  under-weight or hold a neutral position in the stock  relative  to the  proportion  of the S&P 500 that the stock  represents.  In addition,  the  Sub-advisor  also may determine that based on the quantitative  criteria,  certain equity  securities  that  are  not  included  in the S&P 500 should be held by the Portfolio.
------------------------------------------------------------------------------------------------------------------- ----------------
                    AST  Alliance  Growth  (f/k/a  AST   Oppenheimer   Large-Cap        Alliance Capital Management L.P.
                    Growth):  seeks  long-term  capital  growth.  The  Portfolio invests  at least  85% of its  total  assets  in the  equity securities of a limited number of large, carefully selected, high-quality  U.S.  companies  that  are  judged  likely  to achieve  superior  earnings  growth.  Normally,  about 40-60 companies will be represented in the Portfolio,  with the 25 companies most highly  regarded by the  Sub-advisor  usually
                    constituting   approximately  70%  of  the  Portfolio's  net
                    assets. An emphasis is placed on identifying companies whose substantially above average  prospective  earnings growth is not fully reflected in current market valuations.

                    ------------------------------------------------------------------------------------------------ ---------------
                    AST  JanCap  Growth:  seeks  growth of  capital  in a manner        Janus Capital Corporation
LARGE CAP           consistent with the preservation of capital.  Realization of
  EQUITY            income is not a significant investment consideration and any income realized on the Portfolio's  investments,  therefore,
                    will  be  incidental  to  the  Portfolio's  objective.   The
                    Portfolio  will pursue its objective by investing  primarily in common stocks of companies that the Sub-advisor  believes are  experiencing  favorable  demand for their  products and services,  and which operate in a favorable  competitive and regulatory  environment.  The Sub-advisor  generally takes a
                    "bottom  up"  approach  to  choosing   investments  for  the
                    Portfolio. In other words, the Sub-advisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large.
                  ------------------------------------------------------------------------------------------------ -----------------

                    AST  Janus  Strategic  Value:   seeks  long-term  growth  of        Janus Capital Corporation
                    capital.  The  Portfolio  pursues its objective by investing primarily in common  stocks with the potential for long-term growth of  capital  using a  "value"  approach.  This  value approach emphasizes investments in companies the Sub-advisor believes are undervalued  relative to their intrinsic worth.
                    Realization  of  income is not a  significant  consideration when choosing  investments for the Portfolio.  The Portfolio will generally focus on the securities of larger  companies,
                    however,   it  may  invest  in  the  securities  of  smaller
                    companies,  including  start-up  companies offering emerging products or services.



------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------

                    AST Marsico  Capital Growth:  seeks capital  growth.  Income        Marsico Capital Management, LLC
                    realization  is not an  investment  objective and any income realized on the Portfolio's investments,  therefore, will be incidental to the Portfolio's objective.  The Portfolio will pursue its objective by investing primarily in common stocks
                    of  larger,   more  established   companies.   In  selecting
                    investments  for  the  Portfolio,  the  Sub-advisor  uses an approach  that combines  "top down"  economic  analysis with
                    "bottom  up"  stock  selection.   The  "top  down"  approach
                    identifies  sectors,  industries  and companies  that should benefit from the trends the  Sub-advisor  has observed.  The
                    Sub-advisor   then  looks  for  individual   companies  with
                    earnings growth  potential that may not be recognized by the
LARGE CAP            market at large. This is called "bottom up" stock selection.
  EQUITY            ------------------------------------------------------------------------------------------------ ---------------
  (Cont.)           AST MFS Growth:  seeks  long-term  capital growth and future        Massachusetts Financial Services Company
                    income.  Under  normal  market  conditions,   the  Portfolio
                    invests  at least 80% of its total  assets in common  stocks
                    and   related   securities,   such  as   preferred   stocks,
                    convertible securities and depositary receipts, of companies that the  Sub-advisor  believes  offer  better than  average prospects for long-term  growth.  The  Sub-advisor  seeks to purchase  securities of companies that it considers well-run and poised for growth. The Portfolio may invest up to 35% of its net assets in foreign securities.
                   ------------------------------------------------------------------------------------------------- ---------------
                    Evergreen  VA Blue  Chip:  seeks  capital  growth  with  the        Evergreen Investment Management Company
                    potential  for income.  The Portfolio  invests  primarily in common stocks of well-established, large U.S. companies with a long history of performance,  typically recognizable names
                    representing  a  broad  range  of  industries.   To  provide
                    balance,  the Portfolio also invests in quality medium-sized companies.  The  Portfolio's  stock  selection is based on a diversified  style  of  equity  investment  management  that allows it to invest in both value and growth-oriented equity securities.
                    ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen  VA Capital  Growth:  seeks to  provide  long-term        Mentor Investment Advisors LLC
                    appreciation of capital.  The Portfolio invests primarily in common  stocks.  The  Portfolio may also invest in preferred stocks,  investment grade bonds (i.e.,  rated at the time of purchase at least Baa by Moody's Investors Service,  Inc. or
                    BBB- by Standard & Poor's Ratings  Services or deemed by the portfolio manager to be of comparable quality),  convertible preferred  stocks,  convertible  debentures,  and any  other class  or type of  security  which  the  investment  adviser believes offers the potential for capital  appreciation.  In selecting  investments,  the investment  adviser attempts to
                    identify   securities  it  believes  will  provide   capital
                    appreciation  over  the  intermediate  or long  term  due to changes in the  financial  condition of issuers,  changes in financial conditions generally, or other factors.
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST T. Rowe Price Natural Resources: seeks long-term capital        T. Rowe Price Associates, Inc.
NATURAL RESOURCES   growth primarily through the common stocks of companies that own or develop natural  resources (such as energy  products, precious  metals,  and  forest  products)  and  other  basic commodities.  The Portfolio  normally invests  primarily (at least  65% of its  total  assets)  in the  common  stocks of natural  resource  companies  whose  earnings  and  tangible
                    assets  could  benefit  from  accelerating  inflation.   The
                    Portfolio  looks  for  companies  that have the  ability  to expand production, to maintain superior exploration programs and production  facilities,  and the potential to accumulate new resources.
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Alger All-Cap Growth:  seeks  long-term  capital growth.        Fred Alger Management, Inc.
                    The Portfolio invests primarily in equity  securities,  such as  common  or  preferred  stocks,  that are  listed on U.S.
                    exchanges or in the  over-the-counter  market. The Portfolio may  invest in the equity  securities  of  companies  of all
ALL-CAP             sizes, and may emphasize either larger or smaller  companies
EQUITY              at a given time  based on the  Sub-advisor's  assessment  of particular companies and market conditions.
                    ------------------------------------------------------------------------------------------------ ---------------

                    AST  Gabelli  All-Cap  Value:   seeks  capital  growth.  The        GAMCO Investors, Inc.
                    Portfolio  pursues its  objective by investing  primarily in
                    readily   marketable  equity  securities   including  common
                    stocks,   preferred   stocks  and  securities  that  may  be
                    converted at a later time into common  stock.  The Portfolio may invest in the securities of companies of all sizes,  and may emphasize either larger or smaller  companies at a given time based on the  Sub-advisor's  assessment  of  particular companies and market  conditions.  The Portfolio  focuses on companies that appear underpriced  relative to their private market value ("PMV").  PMV is the value that the Portfolio's
                    Sub-advisor  believes informed investors would be willing to pay for a company.

------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Janus Mid-Cap Growth:  seeks  long-term  capital growth.        Janus Capital Corporation
                    The Portfolio invests  primarily in common stocks,  selected for their growth  potential,  and normally  invests at least
                    65% of its  equity  assets in  medium-sized  companies.  For purposes of the Portfolio,  medium-sized companies are those whose  market  capitalizations  (measured  at  the  time  of investment)  fall  within  the  range  of  companies  in the
                    Standard & Poor's MidCap 400 Index. The Sub-advisor seeks to identify individual companies with earnings growth potential
MID-CAP EQUITY      that may not be recognized by the market at large.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST Neuberger  Berman Mid-Cap Growth:  seeks capital growth.        Neuberger Berman Management Incorporated
                    The  Portfolio  primarily  invests in the  common  stocks of
                    mid-cap  companies,   i.e.,  companies  with  equity  market
                    capitalizations from $300 million to $10 billion at the time of  investment.  The  Portfolio is normally  managed using a growth-oriented  investment approach.  The Sub-advisor looks for  fast-growing  companies  that  are in  new  or  rapidly evolving industries.

                    ------------------------------------------------------------------------------------------------ ---------------

------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    AST Neuberger  Berman Mid-Cap Value:  seeks capital  growth.        Neuberger Berman Management Incorporated
                    The  Portfolio  primarily  invests in the  common  stocks of mid-cap  companies.  Under  the  Portfolio's  value-oriented investment approach,  the Sub-advisor looks for well-managed companies  whose stock prices are  undervalued  and that may rise in price before other  investors  realize  their worth.
                    Factors  that  the  Sub-advisor  may use to  identify  these companies  include  strong  fundamentals,  including  a  low price-to-earnings  ratio,  consistent cash flow, and a sound
MID-CAP EQUITY      track record through all phases of the market cycle.
    (Cont.)         ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen  VA  Omega:  seeks  maximum  capital  growth.  The        Evergreen Investment Management Company
                    Portfolio  invests primarily in common stocks and securities convertible into common stocks.  The Portfolio  utilizes the fully-managed  investment  concept  whereby the  Portfolio's manager will continuously review the Portfolio's holdings in
                    light  of  market  conditions,   business  developments  and
                    economic trends. During this review process, the Portfolio's manager seeks to identify and invest in industries  that are growing  faster than the economy.  The Portfolio  invests in companies of all sizes.  The  continuous  review may lead to high portfolio turnover,  but that will not limit investment decisions.  The  Portfolio  may also invest up to 25% of its assets in foreign securities.
                    ------------------------------------------------------------------------------------------------ ---------------
                    INVESCO  Variable   Investment   Funds  -  Dynamics:   seeks        INVESCO Funds Group, Inc.
                    securities  that will  increase in value over the long term.
                    The Portfolio  invests in a variety of securities  which are believed  to  present  opportunities  for  capital  growth -
                    primarily   common  stocks  of  companies   traded  on  U.S.
                    securities  exchanges,  as  well  as  over-the-counter.  The
                    Portfolio  also may  invest  in  preferred  stocks  and debt instruments that are convertible into common stocks, as well as in  securities  of foreign  companies.  In  general,  the
                    Portfolio  invests in  securities of companies in industries that are  growing  globally  and  usually  avoids  stocks of companies in cyclical,  mature or slow-growing industries or economic sectors. The Portfolio seeks to invest in stocks of leading  companies in attractive  markets or industries,  or emerging  leaders  that  have  developed  a new  competitive advantage.
                    ------------------------------------------------------------------------------------------------ ---------------
                    WFVT Equity Value: seeks long-term capital appreciation. The        Wells Fargo Bank,  N.A.
                    Portfolio   pursues  its   objective   by   investing  in  a
                    diversified   portfolio   composed   primarily   of   equity
                    securities that are trading at low price-to-earnings ratios, as measured  against the stock  market as a whole or against the  individual  stock's  own price  history.  Under  normal market conditions, the Portfolio invests primarily in common stocks of both large, well-established companies and smaller companies with market  capitalization  exceeding $50 million at the time of purchase.  The  Portfolio  may also invest in debt  instruments  that may be  converted  into  the  common stocks of both U.S. and foreign companies.
------------------------------------------------------------------------------------------------------------------------------------

Although investments in securities of smaller companies are generally considered to offer greater opportunity for appreciation, they also involve greater risk of depreciation  than securities of larger  companies.  Smaller  companies may lack depth of management, financial resources, or they may be developing or marketing products or services for which there is not an established market. Additionally, smaller  companies  normally  have  fewer  shares  outstanding  and  trade  less frequently than large companies.  Therefore, the securities of smaller companies may be subject to wider price fluctuations.
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Federated  Aggressive Growth:  seeks capital growth. The        Federated Investment Counseling
                    Portfolio  pursues its investment  objective by investing in equity securities of companies  offering superior  prospects for earnings growth.  The Portfolio  focuses its investments on the equity securities of smaller companies, but it is not subject to any specific market capitalization  requirements.
                    The Portfolio may invest in foreign issuers through American
                    Depositary Receipts. The Portfolio's strategies with respect to  security  analysis,  market  capitalization  and  sector allocation  are  designed to produce a  portfolio  of stocks whose long-term  growth  prospects are  significantly  above those of the S&P 500 Index.
SMALL CAP           ------------------------------------------------------------------------------------------------ ---------------
  EQUITY            AST  Janus  Small-Cap  Growth:  seeks  capital  growth.  The        Janus Capital Corporation
                    Portfolio  pursues its  objective  by normally  investing at least  65% of its  total  assets  in the  common  stocks  of
                    small-sized   companies,   i.e.,   those  that  have  market
                    capitalizations  of less than $1.5  billion or annual  gross revenues of less than $500 million.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST  Kemper  Small-Cap  Growth:   seeks  maximum  growth  of       Scudder Kemper Investments, Inc.
                    investors'  capital  from a  portfolio  primarily  of growth stocks of smaller companies. At least 65% of the Portfolio's total  assets  normally  will  be  invested  in  the  equity securities of smaller companies, i.e., those having a market capitalization  of  $1.5  billion  or  less  at the  time of investment,  many of which  would be in the early  stages of their life cycle.  The Portfolio seeks  attractive areas for investment  that arise from  factors  such as  technological advances,  new marketing methods, and changes in the economy and population.
                    ------------------------------------------------------------------------------------------------ ---------------


------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------

                    AST Lord Abbett  Small Cap Value:  seeks  long-term  capital        Lord, Abbett & Co.
                    appreciation.  The Portfolio will seek its objective through investments primarily in equity securities that are believed
                    to  be  undervalued  in  the   marketplace.   The  Portfolio
                    primarily seeks companies that are small-sized, based on the value of their outstanding stock. Specifically, under normal circumstances,  at least 65% of the Portfolio's total assets will be invested in common  stocks  issued by smaller,  less well-known  companies (with market  capitalizations  of less than  $2  billion)  selected  on the  basis  of  fundamental investment analysis.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST Gabelli  Small-Cap Growth (f/k/a AST T. Rowe Price Small        GAMCO Investors, Inc,
                    Company Value): seeks to provide long-term capital growth by
SMALL CAP           investing  primarily  in  small-capitalization  stocks  that
  EQUITY            appear to be undervalued. The Portfolio will normally invest
 (Cont.)            at  least   65%  of  its  total   assets   in   stocks   and
                    equity-related  securities of small companies ($1 billion or less in market capitalization).  Reflecting a value approach
                    to  investing,   the  Portfolio  will  seek  the  stocks  of
                    companies  whose  current  stock  prices  do not  appear  to adequately  reflect  their  underlying  value as measured by assets, earnings, cash flow or business franchises.

                    ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen  VA Special  Equity:  seeks  capital  growth.  The        Meridian Investment Company
                    Portfolio  strives  to provide a return  greater  than broad stock market  indices such as the Russell  2000(R)  Index by investing  principally in a diversified  portfolio of common stocks of domestic  companies.  The  Portfolio's  investment advisor  principally chooses companies which it expects will experience  growth in  earnings  and  price,  and which have small market  capitalizations  (under $1 billion) and medium market capitalizations  (between $1 billion and $5 billion).
                    The Portfolio  may also invest in companies  that have large market capitalizations (over $5 billion).
------------------- ------------------------------------------------------------------------------------------------ ---------------

                    AST MFS Global Equity:  seeks capital  growth.  Under normal        Massachusetts Financial Services Company
                    market conditions, the Portfolio invests at least 65% of its total assets in common stocks and related  securities,  such as preferred  stock,  convertible  securities and depositary receipts,  of U.S. and foreign issuers (including issuers in developing  countries).  The  Portfolio  generally  seeks to purchase  securities  of  companies  with  relatively  large market capitalizations  relative to the market in which they are traded.
GLOBAL EQUITY       ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen VA Global Leaders: seeks to provide investors with        Evergreen Asset Management Corp.
                    long-term capital growth.  The Portfolio normally invests at least 65% of its assets in a  diversified  portfolio of U.S.
                    and non-U.S.  equity  securities of companies located in the world's major industrialized  countries.  The Portfolio will invest in no less than three  countries,  which may  include the U.S.,  but may invest more than 25% of its total  assets in one country.  The Portfolio  invests only in the best 100 companies,  which are  selected  by the  investment  advisor based on qualitative and quantitative  criteria such as high return on equity, consistent earnings growth and established market presence.
------------------- ------------------------------------------------------------------------------------------------ ---------------

------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------

Investments in securities of foreign issuers may involve risks that are not present with domestic investments. Some of these risks may be fluctuations in currency exchange rates, less liquid and more volatile securities markets, unstable political and economic structures, reduced availability of public information and lack of uniform financial reporting and regulatory practices compared to those that apply to U.S. issuers.

------------------- ------------------------------------------------------------------------------------------------ ---------------

                    AST AIM  International  Equity:  seeks capital  growth.  The        A I M Capital Management,  Inc.
                    Portfolio   seeks  to  meet  its   objective  by  investing,
                    normally,  at least 70% of its assets in  marketable  equity securities  of  foreign  companies  that  are  listed  on  a recognized  foreign  securities  exchange  or  traded  in  a foreign over-the-counter market. The Portfolio will normally invest in a diversified  portfolio  that includes  companies from at least four  countries  outside  the  United  States, emphasizing  countries  of Western  Europe  and the  Pacific
                    Basin.
                    ------------------------------------------------------------------------------------------------ ---------------
                     AST American  Century  International  Growth:  seeks capital        American Century Investment
                    growth.  The Portfolio  will seek to achieve its  investment              Management, Inc
                    objective by investing  primarily  in equity  securities  of        .
                    foreign   companies  that  the  Sub-advisor   believes  will
                    increase in value over time.  Under normal  conditions,  the
                    Portfolio  will  invest at least 65% of its assets in equity securities of issuers from at least three countries  outside
                    of  the  United  States.   The  Sub-advisor  uses  a  growth
                    investment  strategy it developed  that looks for  companies with  earnings  and revenue  growth.  The  Sub-advisor  will consider  a number of other  factors  in  making  investment selections,  including the  prospects for relative  economic
INTER-NATIONAL      growth among  countries or regions,  economic and  political
    EQUITY          conditions,  expected  inflation  rates,  currency  exchange fluctuations and tax considerations.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST American Century International Growth II: The investment        American Century Investment
                    objective,   policies  and  risks  of  the   Portfolio   are              Management, Inc.
                    substantially identical to those of the AST American Century
                    International  Growth  Portfolio  as  described  immediately above.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST Founders  Passport:  seeks capital growth. The Portfolio        Founders Asset Management LLC
                    normally invests  primarily in equity  securities  issued by foreign companies that have market capitalizations or annual revenues  of  $1  billion  or  less.  These  securities  may
                    represent   companies  in  both   established  and  emerging
                    economies   throughout  the  world.  At  least  65%  of  the
                    Portfolio's  total  assets  normally  will  be  invested  in
                    foreign   securities   representing   a  minimum   of  three
                    countries.  Foreign  securities are generally  considered to
                    involve  more  risk  than  those  of  U.S.  companies,   and
                    securities of smaller companies are generally  considered to be riskier than those of larger companies.
                    ------------------------------------------------------------------------------------------------ ---------------
                    AST  Janus  Overseas  Growth:   seeks  long-term  growth  of        Janus Capital Corporation
                    capital.  The  Portfolio  pursues  its  objective  primarily through  investments  in common  stocks of  issuers  from at least five different countries, excluding the United States.
                    Securities  are  generally  selected  without  regard to any defined  allocation among countries,  geographic  regions or industry sectors, or other similar selection procedure.
                    ------------------------------------------------------------------------------------------------ ---------------
                    Evergreen  VA  Perpetual   International:   seeks  long-term        Mentor Perpetual Advisors LLC
                    capital appreciation. The Portfolio invests principally in a
                    diversified   portfolio  of  equity  securities  of  issuers
                    located outside of the United States. The Portfolio seeks to invest in  companies,  large or small,  where  earnings  are believed to be in a relatively strong growth trend, or where significant  further  growth  is not  anticipated  but where shares are  thought to be  undervalued.  The  Portfolio  may invest a substantial  portion of its assets in securities of
                    smaller   companies  and  in  issuers  located  in  emerging
                    markets.
                    ------------------------------------------------------------------------------------------------ ---------------
                    ProFund VP Europe 30:  seeks daily  investment  results that        ProFund Advisors LLC
                    correspond to the  performance of the ProFunds Europe Index.
                    The ProFunds  Europe Index ("PEI") is a combined  measure of
                    European stock performance created by the investment advisor from the leading  stock  indexes of Europe's  three  largest economies  giving  equal  weight to each index each day. The
                    PEI averages the daily results of The Financial  Times Stock
                    Exchange 100, The Deutsche  Aktienindex and the CAC-40.  The
                    Portfolio  principally invests in futures contracts on stock indexes  and  options on  futures  contracts  and  financial instruments such as equity caps, collars, floors and options on  securities  and stock  indexes of large  capitalization, widely traded,  European  stocks.  The Portfolio  invests in
                    financial   instruments   with  values   that   reflect  the
                    performance of stocks of European companies.
                     ------------------------------------------------------------------------------------------------ --------------

                    AST Scudder  Japan:  seeks  long-term  capital  growth.  The        Scudder Kemper Investments, Inc.
                    Portfolio  pursues its investment  objective by investing at least 80% of net assets in Japanese securities (those issued by  Japan-based  companies  or their  affiliates,  or by any company that  derives  more than half of its  revenues  from
                    Japan).  The  Portfolio  may  invest  in stocks of any size, including  up to 30% of its net assets in smaller  companies that are traded over-the-counter. The Portfolio's focus on a single  country  could give rise to increased  risk,  as the
                    Portfolio's   investments  will  not  be  diversified  among
                    countries   having   varying   characteristics   and  market
                    performance.

------------------- ------------------------------------------------------------------------------------------------ ---------------


------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    Montgomery Variable Series - Emerging Markets: seeks capital        Montgomery Asset Management, LLC
EMERGING MARKETS    appreciation,  which  under  normal  conditions  it seeks by investing  at  least  65%  of its  total  assets  in  equity
                    securities  of  companies  in  countries   having   emerging
                    markets. Under normal conditions, investments are maintained in at least six emerging  market  countries at all times and no more than 25% of total  assets  are  invested  in any one emerging market country.
------------------------------------------------------------------------------------------------------------------------------------
Sector funds generally  diversify their investments  across particular  economic sectors or a single industry.  However, because those investments are limited to a comparatively narrow segment of the economy, sector funds are generally not as diversified  as most mutual  funds.  Sector funds tend to be more  volatile than other types of funds.  The value of fund shares may go up and down more  rapidly than other funds. Each sector of the economy may also have different  regulatory or other risk factors that can cause  greater  fluctuations  in the share price.
Please read the prospectus for the  underlying  sector fund for further  details about the risks of the particular sector of the economy.
------------------- ------------------------------------------------------------------------------------------------ ---------------

                    AST Kinetics  Internet:  seeks long-term  growth of capital.          Kinetics Asset Management, Inc.
                    Under normal  circumstances,  the Portfolio invests at least
                    65%  of its  total  assets  in  common  stocks,  convertible securities,  warrants and other equity securities having the
                    characteristics   of  common   stocks,   such  as   American
                    Depositary Receipts and International  Depositary  Receipts,
                    of domestic  and foreign  companies  that are engaged in the
                    Internet   and   Internet-related   activities.    Portfolio
                    securities  will  be  selected  by  the   Sub-advisor   from
                    companies  that are engaged in the  development of hardware, software and  telecommunications  solutions  that enable the transaction of business on the Internet by  individuals  and companies,  as well as  companies  that offer  products  and services primarily via the Internet.  The Portfolio seeks to invest in the equity  securities of companies whose research and development efforts may result in higher stock values.

                    ------------------------------------------------------------------------------------------------ ---------------
SECTOR              INVESCO  Variable  Investment  Funds -  Financial  Services:        INVESCO Funds Group, Inc.
                    seeks capital  appreciation.  The Portfolio normally invests at least  80% of its  assets  in the  equity  securities  of companies  involved in the financial  services sector.  This
                    sector   includes,   among  others,   banks   (regional  and
                    money-centers),  insurance  companies  (life,  property  and casualty,  and multiline),  and investment and miscellaneous
                    industries    (asset   managers,    brokerage   firms,   and
                    government-sponsored agencies). The investment advisor seeks companies  which it  believes  can grow their  revenues  and earnings  regardless  of the  interest  rate  environment  -
                    although  securities prices of financial  services companies generally are interest rate-sensitive.
                    ------------------------------------------------------------------------------------------------ ---------------
                    INVESCO Variable  Investment Funds - Health Sciences:  seeks        INVESCO Funds Group, Inc.
                    capital appreciation.  The Portfolio invests at least 80% of its  assets  in the  equity  securities  of  companies  that develop,  produce or distribute products or services related to  health  care.  These  industries  include,  but  are not limited to, medical equipment or supplies,  pharmaceuticals, health care facilities, and applied research and development of new products or services. The investment advisor attempts
                    to   blend    well-established    healthcare    firms   with
                    faster-growing,  more dynamic health care  companies,  which have new  products or are  increasing  their market share of existing products.
                    ------------------------------------------------------------------------------------------------ ---------------
                    INVESCO  Variable  Investment  Funds  -  Technology:   seeks        INVESCO Funds Group, Inc.
                    capital  appreciation.  The  Portfolio  normally  invests at least  80%  of  its  assets  in  the  equity  securities  of companies engaged in  technology-related  industries.  These include, but are not limited to, communications,  computers,
                    video,   electronics,   oceanography,   office  and  factory
                    automation,  and robotics. A core portion of the Portfolio's holdings are invested in market-leading technology companies which the  investment  advisor  believes  will  maintain  or improve their market share regardless of overall conditions.
                    ------------------------------------------------------------------------------------------------ ---------------

------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    INVESCO  Variable  Investment  Funds  -  Telecommunications:        INVESCO Funds Group, Inc.
 SECTOR             seeks capital  appreciation.  The Portfolio normally invests
(Cont.)             at least  80% of its  assets  in the  equity  securities  of
                    companies   that  are  primarily   engaged  in  the  design,
                    development,   manufacture,   distribution,   or   sale   of
                    communications  services and  equipment,  and companies that are  involved  in  developing,  constructing,  or  operating communications infrastructure projects throughout the world, or in supplying equipment or services to such companies. The telecommunications  sector  includes  companies  that  offer
                    telephone  services,   wireless  communications,   satellite
                    communications,   television  and  movie   programming   and
                    broadcasting.  Normally,  the Portfolio will invest at least
                    65% of its assets in  companies  located  in at least  three
                    different  countries,   although  U.S.  issuers  will  often
                    dominate the holdings.
------------------- ------------------------------------------------------------------------------------------------ ---------------

The First Trust(R) 10 Uncommon Values  Portfolio of the First Defined  Portfolio
Fund LLC invests in the securities of a relatively few number of issuers. Since the assets of the Portfolio are invested in a limited number of issuers, the net asset value of the Portfolio may be more susceptible to a single adverse economic, political or regulatory occurrence. The Portfolio may also be subject to additional market risk due to its policy of investing based on an investment strategy and generally not buying or selling securities in response to market fluctuations. The Portfolio's relative lack of diversity and limited ongoing management may subject Owners to greater market risk than other portfolios.

------------------- ------------------------------------------------------------------------------------------------ ---------------
                    First   Trust(R)10   Uncommon   Values:   seeks  to  provide        First Trust Advisors L.P.
STRATEGY            above-average  capital  appreciation.  The Portfolio pursues its  objective  by  investing  primarily  in the ten  common stocks selected by the Investment Policy Committee of Lehman
                    Brothers Inc. ("Lehman Brothers") with the assistance of the
                    Research  Department  of  Lehman  Brothers  which,  in their opinion have the greatest potential for capital appreciation during  the next  year.  The  stock  selection  date for the
                    Portfolio is on or about July 1st of each year. The holdings for the Portfolio will be adjusted annually on or about July
                    1st in accordance with the selections of Lehman Brothers. At that time, the percentage  relationship  among the shares of each issuer held by the  Portfolio is  established.  Through the next one-year  period that percentage will be maintained
                    as  closely  as   practicable   when  the  Portfolio   makes
                    subsequent purchases and sales of the securities.

------------------------------------------------------------------------------------------------------------------------------------

The ProFund VP UltraOTC and UltraSmall-Cap portfolios and the Nova, Ursa and OTC portfolios  of the Rydex  Variable  Trust are  available  to all  Owners.  It is recommended  that only those  Owners who engage a financial  advisor to allocate their funds in strategic or tactical asset allocation strategies invest in these
portfolios.   There  can  be  no  assurance  that  any  financial  advisor  will successfully predict market fluctuations.

------------------------------------------------------------------------------------------------------------------------------------
                    ProFund VP  UltraOTC:  seeks daily  investment  results that        ProFund  Advisors  LLC
                    correspond to twice (200%) the performance of the NASDAQ 100
                    Index(TM).  The  Portfolio  principally  invests  in futures contracts on stock indexes and options on futures  contracts and  financial  instruments  such as equity  caps,  collars, floors and options on securities  and stock indexes of large capitalization  companies. If the Portfolio is successful in meeting its objective, it should gain approximately twice as much as the growth  oriented  NASDAQ 100 Index(TM)  when the prices of the  securities  in that index rise on a given day and should lose approximately twice as much when such prices decline on that day.
                    ------------------------------------------------------------------------------------------------ ---------------

STRATEGIC OR        ProFund VP  UltraSmall-Cap  (f/k/a  ProFund  VP Small  Cap):        ProFund  Advisors  LLC
  TACTICAL          seeks daily  investment  results  that  correspond  to twice
ALLOCATION          (200%) the  performance  of the  Russell  2000(R)Index.  The
                    Portfolio  principally invests in futures contracts on stock indexes  and  options on  futures  contracts  and  financial instruments such as equity caps, collars, floors and options on securities  and stock indexes of diverse,  widely traded,
                    small   capitalization   companies.   If  the  Portfolio  is
                    successful  in  meeting  its   objective,   it  should  gain
                    approximately  twice as much as the growth oriented  Russell
                    2000(R)Index when the prices of the securities in that index rise on a given day and should lose  approximately  twice as much when such prices decline on that day.

                    ------------------------------------------------------------------------------------------------ ---------------

------------------------------  ----------------------------------------------------------------------------------------------------
                                                                                                  PORTFOLIO
            STYLE/                          INVESTMENT OBJECTIVES/POLICIES                         ADVISOR/
             TYPE                                                                                SUB-ADVISOR
------------------------------  ----------------------------------------------------------------------------------------------------
------------------------------  ----------------------------------------------------------------------------------------------------
                    Rydex  Variable  Trust - Nova:  seeks to provide  investment        PADCO Advisors II, Inc.
                    returns that are 150% of the daily price movement of the S&P
                    500   Composite   Stock  Price  Index  by   investing  to  a
                    significant  extent in  futures  contracts  and  options  on securities,  futures  contracts  and stock  indexes.  If the
                    Portfolio  meets its  objective the value of its shares will tend to increase by 150% of the daily value of any  increase in the S&P 500 Index. However, when the value of the S&P 500
                    Index declines, the value of its shares should also decrease by 150% of the daily  value of any  decrease  in the S&P 500
                    Index.
                    ------------------------------------------------------------------------------------------------ ---------------
                    Rydex  Variable  Trust - Ursa:  seeks to provide  investment        PADCO Advisors II, Inc.
                    results that will inversely correlate (e.g. be the opposite)
STRATEGIC OR        to the  performance  of the S&P 500  Composite  Stock  Price
  TACTICAL          Index  by  investing  to a  significant  extent  in  futures
ALLOCATION          contracts and options on securities,  futures  contracts and
 (Cont.)            stock  indexes.  The Portfolio  will generally not invest in the  securities  included  in  the  S&P  500  Index.  If the
                    Portfolio  meets its  objective the value of its shares will tend to  increase  when the  value  of the S&P 500  Index is decreasing.  However, when the value of the S&P 500 Index is increasing,  the value of its shares  should  decrease by an inversely proportional amount.
                    ------------------------------------------------------------------------------------------------ ---------------
                    Rydex  Variable  Trust - OTC:  seeks to  provide  investment        PADCO Advisors II, Inc.
                    results that correspond to a benchmark for  over-the-counter securities, currently the NASDAQ 100 Index(TM), by investing principally in the securities of companies  included in that
                    Index.  The Portfolio  may also invest in other  instruments whose  performance  is expected to correspond to that of the
                    Index,  and may engage in futures and options  transactions.
                    If the Portfolio meets its objective the value of its shares will tend to increase  by the amount of the  increase in the
                    NASDAQ 100 Index(TM).  However, when the value of the NASDAQ
                    100  Index(TM)declines,  the value of its shares should also decrease  by the amount of the  decrease in the value of the
                    Index(TM).
------------------- ------------------------------------------------------------------------------------------------ ---------------

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500," and "500" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by American Skandia Investment Services, Incorporated. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.


The First Trust(R) 10 Uncommon Values portfolio is not sponsored or created by Lehman Brothers, Inc. ("Lehman Brothers"). Lehman Brothers' only relationship to First Trust is the licensing of certain trademarks and trade names of Lehman Brothers and of the "10 Uncommon Values" which is determined, composed and calculated by Lehman Brothers without regard to First Trust or the First Trust(R) 10 Uncommon Values portfolio.


WHAT ARE THE FIXED INVESTMENT OPTIONS?

We offer fixed investment options of different durations during the accumulation phase. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

Fixed Allocations are currently not available in the state of Maryland, Nevada, Oregon, Utah and Washington.

FEES AND CHARGES

WHAT ARE THE CONTRACT FEES AND CHARGES?

(The Contingent Deferred Sales Charge is often referred to as a "Surrender Charge" or "CDSC".)

Contingent  Deferred  Sales Charge:  We may assess a Contingent  Deferred  Sales
Charge or CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn during the applicable Annuity Year. The amount of the CDSC decreases over time, measured from the date the Purchase Payment is applied. The CDSC percentages are shown below.

  ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

  YEARS               1      2     3     4     5     6     7     8     9+
  ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----
  ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

  CHARGE (%)         8.5    8.5   8.5   8.5   7.5   5.5   3.5   1.5   0.0
  ------------------ ----- ------ ----- ----- ----- ----- ----- ----- -----

Each Purchase Payment has its own CDSC period. When you make a withdrawal, we assume that the oldest Purchase Payment is being withdrawn first so that the lowest CDSC is deducted from the amount withdrawn. After eight (8) complete years from the date you make a Purchase Payment, no CDSC will be assessed if you withdraw or surrender that Purchase Payment.

Under certain circumstances you can withdraw a limited amount of Account Value without paying a CDSC. This is referred to as a "Free Withdrawal." We may waive the CDSC under certain medically-related circumstances or when taking a Minimum Distribution under an Annuity issued in connection with a qualified contract. Free Withdrawals, Medically-Related Waivers and Minimum Distributions are each explained more fully in the section entitled "Access to Your Account Value".

Reductions to the Contingent Deferred Sales Charge

We may reduce the amount of the CDSC or the length of time it applies if we determine that our sales expenses for a particular individual or group are lower than expected. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the amounts of Purchase Payments; (c) present Owners making additional Purchase Payments; and/or (d) other transactions where sales expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the length or amount of the CDSC.

Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $30.00 or 2% of your Account Value invested in the variable investment options, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase.

We may reduce or eliminate the amount of the Annual Maintenance Fee when Annuities are sold to individuals or a group of individuals in a manner that reduces our maintenance expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments; and/or (d) other transactions where maintenance expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we eliminate or reduce the Annual Maintenance Fee.

Optional Death Benefits: If you elect to purchase one of the Optional Death Benefits, we will deduct a charge from your Account Value on the anniversary of your Annuity's Issue Date or, under certain circumstances on a date other than the anniversary date. Please refer to the section entitled "Death Benefit" for a description of the charge for each Optional Death Benefit.


Transfer Fee: You may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a dollar cost averaging program when we count the twenty free transfers. Transfers made as part of a rebalancing, market timing or third party investment advisory service will be subject to the twenty-transfer limit. However, all transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may allow a higher number of transfers each Annuity Year without charging a Transfer Fee or may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.


Tax Charges: Several states and some municipalities charge premium taxes or similar taxes. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2%. We generally will deduct the amount of tax payable at the time the tax is imposed, but may also decide to deduct tax charges from each Purchase Payment at the time of a withdrawal or surrender of your Annuity or at the time you elect to begin receiving annuity payments. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

WHAT CHARGES APPLY SOLELY TO THE VARIABLE INVESTMENT OPTIONS?

Insurance Charge: We deduct an Insurance Charge daily against the average daily assets allocated to the Sub-accounts. The charge is equal to 1.40% on an annual basis. This charge is for insurance benefits, including the Annuity's basic death benefit that provides guaranteed benefits to your beneficiary even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the administrative and non-mortality expenses under this Annuity are incorrect. The Insurance Charge is not deducted against assets allocated to a fixed investment option. We may increase the portion of the Insurance Charge for administrative costs. However, any increase will only apply to Annuities issued after the date of the increase.

We may reduce the portion of the Insurance Charge for administrative costs when Annuities are sold to individuals or a group of individuals in a manner that reduces our administrative expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments; and/or (d) other transactions where administration expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

WHAT CHARGES ARE ASSESSED BY THE PORTFOLIOS?


We do not assess any charges against the Portfolios. However, each Portfolio charges a total annual fee comprised of an investment management fee, operating expenses and any distribution and service (12b-1) fees that may apply. More detailed information about fees and charges can be found the prospectuses for the Portfolios.


WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?

We take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. No specific fee or expenses are deducted when determining the rate we credit. Any CDSC or Tax Charge applies to amounts that are taken from the variable investment options or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals or surrender from a Fixed Allocation.

WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYOUT?
In certain states a tax is due if and when you exercise your right to receive periodic annuity payments. The amount payable will depend on the applicable jurisdiction and on the annuity payment option you select. If you select an option that guarantees payment for life, then the payment amount also will depend on your age and, where permitted by law, your gender. In all cases, the amount of each payment will depend on the Account Value of your Annuity when you elect to begin annuity payments.

PURCHASING YOUR ANNUITY

WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?

Initial Purchase Payment: You must make a minimum initial Purchase Payment of $1,000. However, if you decide to make payments under a systematic investment or "bank drafting" program, we will accept a lower initial Purchase Payment provided that, within the first Annuity Year, you make at least $1,000 in total Purchase Payments. We must approve any Purchase Payment in excess of $500,000.

Age Restrictions: The Owner must be age 80 or under as of the Issue Date of the Annuity. If the Annuity is owned jointly, the oldest of the Owners must be age 80 or under on the Issue Date. If the Annuity is owned by an entity, the Annuitant must be age 80 or under as of the Issue Date. You should consider your need to access the value in your contract and whether the Annuity's liquidity features will satisfy that need. If you take a distribution prior to age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain.


Additional Purchase Payments may be paid at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.


Special Considerations for Purchasers of Bonus or Credit Products

|X| This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra CreditSM feature. However, if you make a withdrawal that exceeds the free withdrawal amount or choose to surrender your Annuity, the contingent deferred sales charge (CDSC) on this Annuity is higher and is deducted for a longer period of time as compared to our other variable annuities. If you expect that you will need to access your Account Value during the CDSC period and the liquidity provisions are insufficient to satisfy that need, then this Annuity may be more expensive than other variable annuities.

|X| The XTra CreditSM amount is included in your Account Value. However, American Skandia may take back the original XTra CreditSM amount applied to your Purchase Payment if you die, or elect to withdraw all or a portion of your Account Value under the medically-related waiver provision, within 12 months of having received an XTra CreditSM amount. In either situation, the value of the XTra CreditSM amount could be substantially reduced. However, any investment gain on the XTra CreditSM amount will not be taken back. Additional conditions and restrictions apply.


Owner, Annuitant and Beneficiary Designations: On your Application, we will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

|X| Owner: The Owner(s) holds all rights under the Annuity. You may name more than one Owner in which case all ownership rights are held jointly. However, this Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."

|X| Annuitant: The Annuitant is the person we agree to make annuity payments to and upon whose life we continue to make such payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. Where allowed by law, you may name one or more Contingent Annuitants. A Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date.

|X| Beneficiary: The Beneficiary is the person(s) or entity you name to receive the death benefit. If no beneficiary is named the death benefit will be paid to you or your estate.

You should seek competent tax advice on the income, estate and gift tax implications of your designations.

MANAGING YOUR ANNUITY

MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
You may change the Owner, Annuitant and Beneficiary designations by sending us a request in writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:

|X| a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
|X|  a new Annuitant subsequent to the Annuity Date;
|X| a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
|X| a change in Beneficiary if the Owner had previously made the designation irrevocable.

Spousal Owners/Spousal Beneficiaries

If an Annuity is owned jointly by spouses, the death benefit will be payable upon the death of the first spouse. However, if the sole primary Beneficiary is designated as one of the following:

|X|  "surviving spouse";
|X| each spouse named individually upon the death of the other; or |X| a designation which we, in our sole discretion, determine to be of similar intent; then

upon the death of either Owner, the surviving spouse may elect to be treated as the Owner and continue the Annuity, subject to its existing terms and conditions, instead of taking the Death Benefit.

MAY I RETURN THE ANNUITY IF I CHANGE MY MIND?
(The right to return the Annuity is referred to as the "free-look" right or "right to cancel.")

If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a free-look period. Depending on the state in which you purchased your Annuity, the free-look period may be ten (10) days, twenty-one (21) days or longer, measured from the time that you received your Annuity. If you free-look your Annuity, we will refund your current Account Value plus any tax charge deducted. This amount may be higher or lower than your original Purchase Payment. Certain states require that we return your current Account Value or the amount of your initial Purchase Payment, whichever is greater. The same rule applies to an Annuity that is purchased as an IRA. In those states where we are required to return the greater of your Purchase Payment or Account Value, we will allocate your Account Value to the AST Money Market Sub-account during the free-look period and for a reasonable additional amount of time to allow for delivery of your Annuity. If you free-look your Annuity, we will not return any additional amounts we applied to your Annuity based on your Purchase Payments.

MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?

The minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in American Skandia's Systematic Investment Plan or a periodic purchase payment program. We will allocate any additional Purchase Payments you make according to your most recent allocation instructions, unless you request new allocations when you submit a new Purchase Payment. Additional Purchase Payments may be paid at any time before the Annuity Date as long as the oldest Owner or Annuitant (if the Annuity is entity owned) is not over age 80.

MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. This type of program is often called "bank drafting". We call our bank drafting program "American Skandia's Systematic Investment Plan." Purchase Payments made through bank drafting may only be allocated to the variable investment options. Bank drafting allows you to invest in an Annuity with a lower initial Purchase Payment, as long as you authorize payments that will equal at least $1,000 during the first 12 months of your Annuity. We may suspend or cancel bank drafting privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
These types of programs are only available with certain types of plans. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to variable investment options and the periodic Purchase Payments received in the first year total at least $1,000.

MANAGING YOUR ACCOUNT VALUE

HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?

(See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

Initial Purchase Payment: Once we accept your application, we invest your net Purchase Payment in the Annuity. The net Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. On your application we ask you to provide us with instructions for allocating your Account Value. You can allocate Account Value to one or more variable investment options or Fixed Allocations. In those states where we are required to return your Purchase Payment if you elect to "free-look" your Annuity, we initially allocate all amounts that you choose to allocate to the variable investment options to the AST Money Market Sub-account. At the end of the "free-look" period we will reallocate your Account Value according to your most recent allocation instructions. Where permitted by law, we will allocate your Purchase Payments according to your initial instructions, without temporarily allocating to the AST Money Market Sub-account. To do this, we will ask that you execute our form called a "return waiver" that authorizes us to allocate your Purchase Payment to your chosen Sub-accounts immediately. If you submit the "return waiver" and then decide to return your Annuity during the free-look period, you will receive your current Account Value which may be more or less than your initial Purchase Payment (see "May I Return the Annuity if I Change my Mind?").

Subsequent Purchase Payments: We will allocate any additional Purchase Payments you make according to your current allocation instructions. If any rebalancing or asset allocation programs are in effect, the allocation should conform with such a program. We assume that your current allocation instructions are valid for subsequent Purchase Payments until you make a change to those allocations or request new allocations when you submit a new Purchase Payment.

HOW DO I RECEIVE CREDITS?

We apply a "Credit" to your Annuity's Account Value each time you make a Purchase Payment. The amount of the Credit is payable from our general account. The amount of the Credit depends on the cumulative amount of Purchase Payments you have made to your Annuity, payable as a percentage of each specific Purchase Payment, according to the tables below:


The Credits shown below are in effect as of October 23, 2000 in those states where approved.

  -------------------------------------------------------- -------------------
  Cumulative Purchase Payments                                   Credit

  -------------------------------------------------------- -------------------
  Between $1,000 and $9,999.99                                    1.5%
  Between $10,000 and $4,999,999.99                               4.0%
  Greater than $5,000,000                                         5.0%
  -------------------------------------------------------- -------------------

The Credits shown below apply to all Annuities issued before October 23, 2000 and to Annuities issued after October 23, 2000 in those states where the above table has not been approved.


  -------------------------------------------------------- -------------------
  Cumulative Purchase Payments                                   Credit

  -------------------------------------------------------- -------------------
  -------------------------------------------------------- -------------------
  Between $1,000 and $9,999.99                                    1.5%
  Between $10,000 and $999,999.99                                 3.0%
  Between $1,000,000 and $4,999,999.99                            4.0%
  Greater than $5,000,000                                         5.0%
  -------------------------------------------------------- -------------------

Credits Applied to Purchase Payments for Designated Class of Annuity Owner

Where allowed by state law, on Annuities owned by a member of the class defined below, the table of Credits we apply to Purchase Payments is deleted. The Credit applied to all Purchase Payments on such Annuities will be 8.5%.

The designated class of Annuity Owners includes: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with American Skandia Marketing, Incorporated; (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) such person's child(ren) or other legal dependent under the age of 21; and (j) the siblings of any such persons noted in (b) through (h) above.

All other terms and conditions of the Annuity apply to Owners in the designated class, except that we will not provide any Additional Amounts for any such contracts (see "Additional Amounts in the Fixed Allocations"). Any Target Value Credits applied under the Performance Advantage benefit are not affected by an Owner's inclusion in the designated class of Annuity Owners.

You must notify us at the time you apply for an Annuity if you are a member of the designated class. American Skandia is not responsible for monitoring whether you qualify as a member of the designated class. Failure to inform us that you qualify as a member of the designated class may result in your Annuity receiving fewer Credits than would otherwise be applied to your Annuity.

HOW ARE CREDITS APPLIED TO MY ACCOUNT VALUE?

Each Credit is allocated to your Account Value at the time the Purchase Payment is applied to your Account Value. The amount of the Credit is allocated to the investment options in the same ratio as the applicable Purchase Payment is applied.

Examples of Applying Credits

Initial Purchase Payment


Assume you make an initial Purchase Payment of $2,500. We would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($375 = $2,500 X .015) to your Account Value in the proportion that your Account Value is allocated.

Additional Purchase Payment (at same breakpoint)
Assume that you make an additional Purchase Payment of $5,000. Because your cumulative Purchase Payments are less than the next breakpoint ($10,000), we would apply a 1.5% Credit to your Purchase Payment and allocate the amount of the Credit ($750 = $5,000 X .015) to your Account Value.

Additional Purchase Payment (at higher breakpoint)
Assume that you make an additional Purchase Payment of $400,000. Because your cumulative Purchase Payments are now $407,500 (greater than the next breakpoint), we would apply a 4.0% Credit to your Purchase Payment and allocate the amount of the Credit ($16,000 = $400,000 X .04) to your Account Value.

================================================================================
This Annuity features the same Insurance Charge as many of American Skandia's other variable annuities and does not charge an additional amount for the XTra CreditSM feature. However, the amount of any Credits applied to your Account Value can be recovered by American Skandia under certain circumstances:

================================================================================
|X| any Credits applied to your Account Value on Purchase Payments made within the 12 months before the date of death will be recovered.
|X| the amount available under the medically-related surrender portion of the Annuity will not include the amount of any Credits payable on Purchase Payments made within 12 months of the date the Annuitant first became eligible for the medically-related surrender.
X| if you elect to "free-look" your Annuity, the amount returned to you will not include the amount of any Credits.
================================================================================
The value of the XTra CreditSM amount will be substantially reduced if American Skandia recovers the XTra CreditSM amount under these circumstances. However, any investment gain on the XTra CreditSM amount will not be taken back.


Examples of Recovering Credits

The following are hypothetical examples of how Credits could be recovered by American Skandia. These examples do not cover every potential situation.


Recovery from payment of Death Benefits
1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. If the Death Benefit becomes payable in the 9th month after the Issue Date, the amount of the Death Benefit would be reduced by the entire amount of the prior Credits ($2,400).
2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. If death occurs in the 16th month after the Issue Date, the amount of the Death Benefit would be reduced but only in the amount of those Credits applied within the previous 12-months. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the date of death, the Death Benefit would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of death. Therefore, the amount of the Death Benefit would be reduced by the amount of the Credits payable on the additional Purchase Payment ($400).
3. NOTE: If the Death Benefit would otherwise have been equal to the Purchase Payments minus any withdrawals due to poor investment performance, we will not reduce the amount of the Death Benefit by the amount of the Credits as shown in Example 2 above.



Recovery from Medically-Related Surrenders
1. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You receive a Credit of $2,000 ($50,000 X .04). The Annuitant is diagnosed as terminally ill in the 6th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Assuming the Credits were applied within 12-months of the date of diagnosis of the terminal illness, the amount that would be payable under the medically-related surrender provision would be reduced by the entire amount of the Credits ($2,000).
2. Assume you purchase your Annuity with an initial Purchase Payment of $50,000. You make an additional Purchase of $10,000 in the 6th month after the Issue Date. Both of the Purchase Payments received a 4.0% Credit, for a total of $2,400. The Annuitant is diagnosed as terminally ill in the 16th month after the Issue Date and we grant your request to surrender your Annuity under the medically-related surrender provision. Since the initial Purchase Payment (and the Credits that were applied) occurred more than 12-months before the diagnosis, the amount that would be payable upon the medically-related surrender provision would not be reduced by the amount of the Credits applied to the initial Purchase Payment. However, the $10,000 additional Purchase Payment was made within 12-months of the date of diagnosis. Therefore, the amount of the Death Benefit would be reduced by the amount of the Credits payable on the additional Purchase Payment ($400).


Credits applied to estimated Purchase Payments
Under certain circumstances, we may determine the amount of Credits payable on two or more separate Purchase Payments based on the Credit percentage that would have applied had all such Purchase Payments been made at the same time. To make use of this procedure, often referred to as a "letter of intent", you must provide evidence of your intention to submit the cumulative additional Purchase Payments within a 13-month period. A letter of intent must be provided to us prior to the Issue Date to be effective. Acceptance of a letter of intent is at our sole discretion and may be subject to restrictions as to the minimum initial Purchase Payment that must be submitted to receive the next higher breakpoint.

Failure to inform us that you intend to submit two or more Purchase Payments within a 13-month period may result in your Annuity receiving fewer Credits than would otherwise be added to your Annuity.

If you submit a letter of intent and receive Credits on Purchase Payments at a higher Credit percentage than would have applied BUT do not submit the required Purchase Payments during the 13-month period as required by your letter of intent, we may recover the "excess" Credits. "Excess" Credits are Credits in excess of the Credits that would have been payable without the letter of intent. If we determine that you have received "excess" Credits, any such amounts will be taken pro-rata from the investment options based on your Account Values as of the date we act to recover the excess. If the amount of the recovery exceeds your then current Surrender Value, we will recover all remaining Account Value and terminate your Annuity.

General Information about Credits

|X| We do not consider Credits to be "investment in the contract" for income tax purposes.

|X| You may not withdraw the amount of any Credits under the Free Withdrawal provision without assessment of the contingent deferred sales charge (see "Can I make withdrawal from my Annuity without a CDSC?").

|X| These Credits are separate and distinct from the Target Value Credits discussed below in the section entitled "American Skandia's Performance Advantage."

ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options. Transfers are not subject to taxation. We currently limit the number of Sub-accounts you can invest in at any one time to twenty (20). However, you can invest in an unlimited number of Fixed Allocations. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.


Any financial transactions involving the Rydex or ProFund VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. We may extend the "cut-off" time for financial transactions involving a Rydex or ProFund VP Sub-account to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (americanskandia.com). However, the Internet functionality is currently available only to Contract Owners who have authorized their financial representatives to make financial transactions on their behalf.

We will charge $10.00 for each transfer after the twentieth (20th) in each Annuity Year, including transfers made as part of any rebalancing, market timing, asset allocation or similar program which you have authorized. Transfers made as part of a dollar cost averaging program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may allow a higher number of transfers each Annuity Year without charging a Transfer Fee or may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs.


We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive trading or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or (b) we are informed by one or more of the Portfolios that the purchase or redemption of shares must be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on the share prices of affected Portfolios. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. Under such a circumstance, we will process transfers according to our rules then in effect and provide notice if the transfer request was denied. If a transfer request is denied, a new transfer request may be required.

DO YOU OFFER DOLLAR COST AVERAGING?

Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount each month from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. Dollar Cost Averaging allows you to invest regularly each month, regardless of the current unit value (or price) of the Sub-account(s) you invest in. This enables you to purchase more units when the market price is low and fewer units when the market price is high. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

You must have a minimum Account Value of at least $10,000 to enroll in a Dollar Cost Averaging program.

You  can  Dollar  Cost  Average  from  variable   investment  options  or  Fixed
Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:

|X| You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
|X| You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
|X| Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

We may credit additional amounts to your Account Value if you allocate Purchase Payments to Fixed Allocations as part of a dollar cost averaging program. Any such offer is at our sole discretion and may be cancelled at any point. Specific rules may also apply including a change to the MVA formula. For more information see "Additional Amounts in the Fixed Allocation."

DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?

Yes. During the accumulation period, we offer automatic rebalancing among the variable investment options you choose. You can choose to have your Account Value rebalanced quarterly, semi-annually, or annually. On the appropriate date, your variable investment options are rebalanced to the allocation percentages you request. For example, over time the performance of the variable investment options will differ, causing your percentage allocations to shift. With automatic rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. If you request a transfer from or into any variable investment option participating in the automatic rebalancing program, we will assume that you wish to change your rebalancing percentages as well, and will automatically adjust the rebalancing percentages in accordance with the transfer unless we receive alternate instructions from you.

You must have a minimum Account Value of at least $10,000 to enroll in automatic rebalancing. All rebalancing transfers made on the same day as part of an automatic rebalancing program are considered as one transfer when counting the number of transfers each year toward the maximum number of free transfers.

DO YOU OFFER A PROGRAM TO BALANCE FIXED AND VARIABLE INVESTMENTS?
Some investors wish to invest in the variable investment options but also wish to protect a portion of their investment from market fluctuations. We offer a balanced investment program where a portion of your Purchase Payment is allocated to a Fixed Allocation for a Guarantee Period that you select and the remaining Account Value is allocated to the variable investment options that you select. The amount that we allocate to the Fixed Allocation is the amount (not including any additional amounts we applied to your Annuity based on your Purchase Payments) that will grow to a specific "principal amount" such as your initial Purchase Payment. We determine the amount based on the rates then in effect for the Guarantee Period you choose. If no amounts are transferred or withdrawn from the Fixed Allocation, at the end of the Guarantee Period, it will have grown to equal the "principal amount". The remaining Account Value that was not allocated to the Fixed Allocation can be allocated to any of the Sub-accounts that you choose. Account Value allocated to the variable investment options is subject to market fluctuations and may increase or decrease in value.

Example

Assume you have $100,000 to invest. You choose to allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 6.13%*. Based on the chosen Guarantee Period and interest rate, the factor for determining how much of your Account Value can be allocated to the Fixed Allocation is 0.551593. That means that $55,159 will be allocated to the Fixed Allocation and the remaining Account Value ($44,841) will be allocated to the variable investment options. Assuming that you do not make any withdrawals from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the variable investment options.

* The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration. The hypothetical values in this example do not include the amount of any Credits or Target Value Credits that may apply.

We may credit additional amounts to Fixed Allocations if you allocate Purchase Payments in accordance with the balanced investment program we offer. Any such offer is at our sole discretion and may be cancelled at any point. Specific rules may also apply, including a change to the MVA formula. For more information see "Additional Amounts in the Fixed Allocations."

MAY I AUTHORIZE MY FINANCIAL REPRESENTATIVE TO MANAGE MY ACCOUNT?
You may authorize your financial representative to decide on the allocation of your Account Value and to make financial transactions between investment options, subject to our rules. However, we can suspend or cancel these privileges at any time. We will notify you if we do. We may restrict the available investment options if you authorize a financial representative to make transfers for you. We do this so that no financial representative is in a position to control transfers of large amounts of money for multiple clients into or out of any of the underlying portfolios that have expressed concern about movement of a large proportion of a portfolio's assets.


We may also establish different "cut-off times" by which we must receive all financial transactions for certain underlying portfolios. Currently, the portfolios of Rydex Variable Trust and ProFund VP are subject to this restriction. Financial transactions involving a Rydex or ProFund VP Sub-account must be received by us no later than one hour prior to any announced closing time of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for financial transactions involving a Rydex or ProFund VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (americanskandia.com). If you request a transaction involving the purchase or redemption of Units in one of the Rydex or ProFund VP Sub-accounts after the applicable "cut-off" time, we will deem your request as received by us on the next Valuation Day. You may be required to submit a new request on the following day.


We or an affiliate of ours may provide administrative support to financial representatives who make transfers on your behalf. These financial representatives may be firms or persons who also are appointed by us as authorized sellers of the Annuity. However, we do not offer you advice about how to allocate your Account Value under any circumstance. Any financial firm or representative you engage to provide advice and/or make transfers for you is not acting on our behalf. We are not responsible for any recommendations such financial representatives make, any market timing or asset allocation programs they choose to follow or any specific transfers they make on your behalf.

HOW DO THE FIXED INVESTMENT OPTIONS WORK?

(Fixed Allocations may not be available in all states and may not be available in certain durations.)

Fixed Allocations currently are offered with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period." The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. To inquire as to the current rates for Fixed Allocations, please call 1-800-766-4530.

A Guarantee Period for a Fixed Allocation begins:
|X| when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
|X| upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
|X| when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

To the extent permitted by law, we may increase interest rates offered to a class of Owners who choose to participate in various services we make available. This may include, but is not limited to, Owners who elect to use dollar cost averaging from Fixed Allocations (see "Do You Offer Dollar Cost Averaging?") or the balanced investment program (see "Do You Offer a Program to Balance Fixed and Variable Investments?"). Any such program is at our sole discretion.

HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?

We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition.

We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

HOW DOES THE MARKET VALUE ADJUSTMENT WORK?

If you transfer or withdraw Account Value from a Fixed Allocation before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations.

MVA Formula

The MVA formula is applied separately to each Fixed Allocation. The formula is as follows:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

                  I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

                  J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

                  N is the number of months remaining in the original Guarantee Period.

If you surrender your Annuity under the "free-look" provision, the MVA formula is [(1 + I)/(1 + J)]N/12.

If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in `J' and `N' will be rounded to the next highest integer.

MVA Examples

The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:

|X| You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
|X|  The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
|X| You make no withdrawals or transfers until you decided to withdraw the entire Fixed Allocation after exactly three (3) years, therefore 24 months remain before the Maturity Date (N = 24).

Example of Positive MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(I+J+0.0010)]N/12 = [1.05/1.036]2 = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

Example of Negative MVA

Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

        MVA Factor = [(1+I)/(1+J+0.0010)]N/12 = [1.05/1.061)]2 = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?

The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. On the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available. We will notify you 60 days before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options.

ADDITIONAL AMOUNTS IN THE FIXED ALLOCATIONS

If you allocate Account Value to the Fixed Allocations and participate in certain programs we offer to help you to manage your Annuity's Account Value, under certain circumstances we may apply Additional Amounts to your Account Value allocated to the Fixed Allocation. Additional Amounts may be offered at any time at our sole discretion. When offered, Additional Amounts are provided from our general account.

Any program to provide Additional Amounts to Fixed Allocations are subject to the following rules:

|X| Additional Amounts are only offered if you participate in a balanced investment program (see "Do you offer a program to balance fixed and variable investment options?") or dollar cost averaging (see " Do you offer Dollar Cost Averaging?").

|X| Additional Amounts are only available on initial or additional Purchase Payments. Account Value transferred to a Fixed Allocation for use in the applicable programs will not receive the Additional Amounts. Additional Amounts are not available on an Annuity that is issued following an exchange of another annuity issued by us.

|X| You may not withdraw any Additional Amounts under the Free Withdrawal provision without assessment of the contingent deferred sales charge (see "Can I make withdrawals from my Annuity without a CDSC?).

|X| If Additional Amounts are applied to a Fixed Allocation, the MVA formula is revised as follows:

                           [(1+I) / (1+J+0.0020)]N/12

         Please refer to the section of the Prospectus entitled "How does the Market Value Adjustment Work?" for a discussion of the MVA formula.

|X| We do not consider Additional Amounts as "investment in the contract" for income tax purposes.

|X| We may require that you allocate Account Value to a Fixed Allocation with a Guarantee Period of certain duration (i.e. 10 years).

|X| Specific rules apply in relation to the duration of the Guarantee Period you must choose to be eligible to receive any Additional Amounts, and the date on which we allocate any Additional Amounts to the Fixed Allocation and begin crediting interest on the Additional Amount.

AMERICAN SKANDIA'S PERFORMANCE ADVANTAGE

Do you provide any guarantees on my investment?

The Annuity provides variable  investment options and fixed investment  options.
Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10th anniversary. If, on the 10th anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

|X| You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

|X| You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10th anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years.

Following the 10th anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments.

Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

What is the "Target Value" and how is it calculated?

The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10th anniversary of the Annuity's Issue Date; plus

2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10th anniversary of the Annuity's Issue Date; minus

3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10th anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

Examples

1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10th anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10th anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

Can I restart the 10-year Target Value calculation?

Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth (10th) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

What are Target Value Credits?

Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. Target Value Credits are payable on all Purchase Payments applied before the first anniversary of the Issue Date of your Annuity. Target Value Credits are separate and distinct from other Credits we apply to all Purchase Payments.

The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is(are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated.

Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

Recovery of Target Value Credits

We can recover the amount of any Target Value Credit under the following circumstances:

1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.
2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.
3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender
     (a) within 12 months after the date a Target Value Credit was allocated to your Account Value; or
     (b) within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or, if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date.

ACCESS TO ACCOUNT VALUE

WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?

During the accumulation phase you can access your Account Value through Partial Withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. We may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC and we may also apply a Market Value Adjustment to any Fixed Allocations. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." In addition, under certain circumstances, we may waive the CDSC for surrenders made for qualified medical reasons or for withdrawals made to satisfy Minimum Distribution requirements. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
(For more information, see "Tax Considerations")

During the Accumulation Period


A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.


During the Annuitization Period

During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time you receive the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in the Annuity. Once the tax basis in the Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in the Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

CAN I WITHDRAW A PORTION OF MY ANNUITY?

Yes, you can make a withdrawal during the accumulation phase. We call this a "Partial Withdrawal." The amount that you may withdraw will depend on the Annuity's Surrender Value. After any Partial Withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the Partial Withdrawal request as a request to fully surrender your Annuity. The minimum Partial Withdrawal you may request is $100.

IS THERE A CHARGE FOR A PARTIAL WITHDRAWAL?

A CDSC may be assessed against a Partial Withdrawal during the accumulation phase. Whether a CDSC applies and the amount to be charged depends on whether the Partial Withdrawal exceeds any Free Withdrawal amount and, if so, the length of time that the Purchase Payment being withdrawn has been invested in the Annuity.

If you request a Partial Withdrawal:

1. we determine if the amount you requested is available as a Free Withdrawal (in which case it would not be subject to a CDSC);

Then if the amount requested exceeds the available Free Withdrawal amount:

2. we withdraw the amount from Purchase Payments that have been invested for longer than the CDSC period (with your Annuity, eight (8) years), if any;

Then if the amount requested exceeds that amount:

3. we withdraw the remaining amount from the Purchase Payments that are still subject to a CDSC. We withdraw the amount from the "oldest" of your Purchase Payments, which will result in the lowest CDSC being applied to the amount withdrawn.

Then if the amount requested exceeds Purchase Payments still subject to a CDSC:

4. we withdraw the remaining amount from other surrender value due to Credits, Target Value Credits and any Additional Amounts in the Fixed Allocations.

CAN I MAKE WITHDRAWALS FROM MY ANNUITY WITHOUT A CDSC?
Yes. During the accumulation phase you may withdraw a limited amount of Account Value each Annuity Year from which we do not deduct a CDSC. This amount is called the "Free Withdrawal" amount. Free Withdrawals are available to meet liquidity needs. The amount of any Free Withdrawal is not available at the time an Annuity is surrendered. NOTE: Withdrawals of any type made prior to age 59 1/2may be subject to a 10% tax penalty.

HOW MUCH CAN I WITHDRAW AS A FREE WITHDRAWAL?
The maximum Free Withdrawal amount during any Annuity Year is the greater of:
|X|  the "Growth" in the Annuity; or
|X| 10% of Purchase Payments that, as of the date of the withdrawal, have been invested for less than the CDSC period (with your Annuity, eight (8) years). The 10% amount is not cumulative.

"Growth" equals the current Account Value less all Purchase Payments that have been invested for less than the CDSC period and have not been previously withdrawn. "Growth" does not include any additional amounts we applied to your Annuity based on your Purchase Payments (see "How Do I Receive Credits",
"Additional Amounts in the Fixed Allocations" and "What Are Target Value Credits").

NOTE: Free withdrawals do not reduce the amount of any CDSC that would apply upon a partial withdrawal or subsequent surrender. The minimum Free Withdrawal you may request is $100.

We may reduce or eliminate the amount available as a Free Withdrawal if your Annuity is used in connection with certain plans that receive special tax treatment under the Code. As of the date of this Prospectus, the Free Withdrawal privilege has been eliminated for Annuities purchased as funding vehicles for retirement plans under Section 401 or 403(b) of the Code.

Examples

Assume you make an initial Purchase Payment of $10,000 and make no additional Purchase Payments. Assume that in Annuity Year 2, due to positive investment performance, your Account Value is $12,500. The maximum Free Withdrawal amount would be the greater of Growth (Account Value minus Purchase Payments = $2,500) or 10% of Purchase Payments ($1,000). Your maximum Free Withdrawal amount would therefore be $2,500.

Further assume that in your third Annuity Year, you choose to surrender your Annuity. Assume that after taking your $2,500 Free Withdrawal in Year 2, your Account Value has increased to $11,000 due to positive investment performance. Upon surrender, we will deduct a CDSC of 8.5% based on the number of years that your Purchase Payment has been invested times the amount of your Purchase Payment that has not been previously withdrawn (8.5% of $10,000 = $850). The amount of the previous Free Withdrawal was not subject to a CDSC when withdrawn. Therefore, upon surrender, the amount of the entire Purchase Payment is subject to the CDSC. You would receive $10,150 minus the Annual Maintenance Fee and any Target Value Credits.

These examples do not reflect the effect of any Credits or Target Value Credits. These amounts are not available as a free withdrawal.

When we determine if a CDSC applies to Partial Withdrawals and Systematic Withdrawals, we will first determine what, if any, amounts qualify as a Free Withdrawal. Those amounts are not subject to the CDSC. Partial Withdrawal or Systematic Withdrawal of amounts greater than the maximum Free Withdrawal amount will be subject to a CDSC.

CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD? Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Systematic Withdrawals may be subject to a CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a Partial Withdrawal.

Systematic Withdrawals can be made from Account Value allocated to the variable investment options or Fixed Allocations. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program of Systematic Withdrawals.

The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100, we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?

Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". Distributions received under this provision in any Annuity Year that exceed the maximum amount available as a free withdrawal will be subject to a CDSC. To request a program that complies with Section 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Section 72(t). The minimum amount for any such withdrawal is $100.

WHAT ARE MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Minimum Distributions.)

Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC on Minimum Distributions from your Annuity if you are required by law to take such Minimum Distributions from your Annuity at the time it is taken. However, a CDSC may be assessed on that portion of a Systematic Withdrawal that is taken to satisfy the minimum distribution requirements in relation to other savings or investment plans under other qualified retirement plans not maintained with American Skandia.

If you request, we will calculate the annual required Minimum Distribution under your Annuity. The amount of the required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. We may charge you for calculating required Minimum Distributions. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum that applies to Systematic Withdrawals does not apply to Minimum Distributions.

CAN I SURRENDER MY ANNUITY FOR ITS VALUE?

Yes. During the accumulation phase you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the Annuity.

WHAT IS A MEDICALLY-RELATED SURRENDER AND HOW DO I QUALIFY?
Where permitted by law, you may request to surrender your Annuity prior to the Annuity Date without application of any CDSC upon occurrence of a medically-related "Contingency Event". The amount payable will be your Account Value minus: (a) the amount of any Credits applied within 12 months of the applicable "Contingency Event" as defined below; (b) the amount of any Credits added in conjunction with any Purchase Payments received after our receipt of your request for a medically-related surrender (i.e. Purchase Payments received at such time pursuant to a salary reduction program; and (c) the amount of any Target Value Credits under certain circumstances.

This waiver of any applicable CDSC is subject to our rules, including but not limited to the following:

|X| the Annuitant must be named or any change of Annuitant must be accepted by us, prior to the "Contingency Event" described below;
|X| the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
|X| if the Owner is one or more natural persons, all such Owners must also be alive at such time;
|X| we must receive satisfactory proof of the Annuitant's confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
|X| this benefit is not available if the total Purchase Payments received exceed $500,000 for all annuities issued by us with this benefit where the same person is named as Annuitant.

A "Contingency Event" occurs if the Annuitant is:

|X| first confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or

|X|  first diagnosed as having a "Fatal Illness" while your Annuity is in force.

The definitions of "Medical Care Facility" and "Fatal Illness," as well as additional terms and conditions, are provided in your Annuity. Specific details and definitions in relation to this benefit may differ in certain jurisdictions.

WHAT TYPES OF ANNUITY PAYMENT OPTIONS ARE AVAILABLE UPON ANNUITIZATION?
Annuity payments can be guaranteed for the life of the Annuitant, for the life of the Annuitant with a certain period guaranteed, or for a certain fixed period of time with no life contingency. We currently make available fixed payments and adjustable payments. However, adjustable annuity payments may not be available on your Annuity Date.

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. You may change your choices up to 30 days before the Annuity Date. Any change to these options must be in writing. The Annuity Date must be the first or the fifteenth day of a calendar month. A maximum Annuity Date may be required by law.

We currently offer the following fixed Annuity Payment Options. Additional Annuity Payment Options, including variable options, may be offered in the future.

Key Life: is the person or persons upon whose life annuity payments with a life contingency are based.

Option 1

Payments for Life: Under this option, income is payable periodically until the death of the "key life". No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

Option 2

Payments for Life with 10, 15, or 20 Years Certain: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (10, 15, or 20 years), the remaining payments are paid to the Beneficiary until the end of such period.

Option 3

Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable.

Option 4

Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option.

HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
Unless prohibited by law, we require that you elect either a life annuity or an annuity with a certain period of at least 5 years if any CDSC would apply were you to surrender your Annuity on the Annuity Date. Therefore, making a purchase payment within seven years of the Annuity Date limits your annuity payment options.

If you have not provided us with your Annuity Date or Annuity Payment Option in writing, then:

|X| the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and

|X| the Annuity Payments, where allowed by law, will be fixed monthly payments for life with 10 years certain (See Option 2).

If you have not made an election prior to death benefit proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the fixed Annuity Payment Options or any option we make available for death proceeds. However, if you made an election, the Beneficiary may not alter such election.

HOW ARE ANNUITY PAYMENTS CALCULATED?

The first annuity payment varies according to the annuity payment option and payment frequency selected. The first payment is determined by multiplying the Account Value plus any additional amounts applied by us under the Performance Advantage benefit by the factor determined from our table of annuity rates. Your Account Value will be determined as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less that 3% per year from such date to the Annuity Date. The table of annuity rates differ based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

DEATH BENEFIT

WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?

The Annuity provides a Death Benefit during its accumulation phase. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

DEATH BENEFIT OPTIONS

Your Annuity provides a "basic" Death Benefit at no additional charge and also offers two different optional Death Benefits that can be purchased for an additional charge. Under certain circumstances, your Death Benefit may be reduced by the amount of any Credits or Target Value Credits we applied to your Purchase Payments. (see "How are Credits Applied to My Account Value" and "Recovery of Target Value Credits")

Basic Death Benefit

The basic Death Benefit depends on the decedent's age on the date of death:

         If death occurs during the first ten (10) Annuity Years: The Death Benefit is the greater of:

|X| The sum of all Purchase Payments less the sum of all withdrawals; and |X| The sum of your Account Value in the variable investment options and your
     Interim Value in the Fixed Allocations.

     If death occurs after the tenth (10th) Annuity Year: The Death Benefit is your Account Value.

Optional Death Benefits

We offer two optional Death Benefits to provide an enhanced level of protection for your beneficiaries. Currently, these benefits are only offered and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase either of the optional Death Benefits subject to our rules.

If the Annuity has one Owner, the Owner must be age 80 or less at the time either optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

Key Terms Used with the Optional Death Benefits

|X| The Death Benefit Target Date is the contract anniversary on or after the 80th birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.

|X|  The  Highest   Anniversary   Value  equals  the  highest  of  all  previous
     "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".

|X| The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.

|X| A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

|X| The Assumed Accumulation Rate is the rate of interest that we will apply to your Purchase Payments only for purposes of calculating this benefit. The Assumed Accumulation Rate is different depending on which Optional Death Benefit you select as shown below:

      --------------------------- ------------------------
               Option 1                  Option 2
            5.0% per year              7.2% per year
      --------------------------- ------------------------

--------------------------------------------------------------------------------
Certain terms and conditions may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

--------------------------------------------------------------------------------

Calculation of Optional Death Benefits

The optional Death Benefit calculations depend on whether death occurs before or after the Death Benefit Target Date.

Annuities with one Owner

The optional Death Benefits are calculated as follows:

         If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and
2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at the applicable Assumed Accumulation Rate for the option you elect, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and
3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

     The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date. The amount calculated in Item 1 & 3 above may be reduced by any Credits or Target Value Credits under certain circumstances.

         If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

         The amount calculated in Item 1 above may be reduced by any Credits or Target Value Credits under certain circumstances.

Annuities with joint Owners

For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

Annuities owned by entities

For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

Examples of Optional Death Benefit Calculation

The following are examples of how the Optional Death Benefits are calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

Example of market increase greater than Assumed Accumulation Rate

Assume that the Owner's Account Value has generally been increasing. On the date we receive due proof of death (the Owner's 58th birthday), the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior
Purchase Payments increased by 5.0% annually ($73,872.77 - Option 1) or 7.2% annually for ($87,202.36 - Option 2).

Example of market decrease

Assume  that the  Owner's  Account  Value  generally  increased  until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death (the Owner's 58th birthday), the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73872.77 - Option 1) or 7.2% annually for ($87202.36 - Option 2) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

Example of Highest Anniversary Value

Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value was $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death (the Owner's 58th birthday). The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77 - Option 1) or 7.2% annually for ($87,202.36 - Option 2).

How much do you charge for the optional death benefits?

We deduct a charge from your Account Value if you elect to purchase either Optional Death Benefit. For Option 1, each deduction is 0.30% of the then current Death Benefit when the deduction is taken. For Option 2, each deduction is 0.50% of the then current Death Benefit when the deduction is taken. No charge applies after the Annuity Date.

We deduct the charge:
1.   on each anniversary of the Issue Date;
2. when Account Value is transferred to our general account prior to the Annuity Date;
3.   if you surrender your Annuity; and
4.   if you choose to terminate the benefit.

If you surrender the Annuity, elect to begin receiving Annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge would be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

Are there any exceptions to these rules for paying the Death Benefit?

Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any minimum Death Benefit that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

What options are available to my Beneficiary upon my death?

|X| During the accumulation period, if you die and the sole Beneficiary is your spouse, then your spouse may elect to be treated as the current Owner. The Annuity can be continued, subject to its terms and conditions, in lieu of receiving the death benefit. Your spouse may only assume ownership of the Annuity if he or she is designated as the sole primary Beneficiary.

|X|  In the event of your death, the death benefit must be distributed within:
     (a)  five years of the date of death; or
     (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

When do you determine the Death Benefit?

We determine the amount of the Death Benefit as of the date we receive "due proof of death" and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death.

We will require written acknowledgment of all named Beneficiaries before we can determine the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

VALUING YOUR INVESTMENT

HOW IS MY ACCOUNT VALUE DETERMINED?

During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. The Account Value does not reflect any CDSC that may apply to a withdrawal or surrender. The Account Value includes any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. When determining the Account Value on a day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

WHAT IS THE SURRENDER VALUE OF MY ANNUITY?

The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is equal to your Account Value minus any CDSC, the Annual Maintenance Fee and any additional amounts we applied to your Purchase Payments that we are entitled to recover upon surrender of your Annuity. The Surrender Value will also include any Market Value Adjustment that may apply.

HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
When you allocate Account Value to a Sub-Account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuate with the market fluctuations of the Portfolios. The value of the Units also reflect the daily accrual for the Insurance Charge.

Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

Example

Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

HOW DO YOU VALUE FIXED ALLOCATIONS?

During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?

Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) days after we receive all of our requirements to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) days. During any period that we are trying to obtain the required information, your money is not invested.

Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment with satisfactory instructions.

Scheduled Transactions: "Scheduled" transactions include transfers under a Dollar Cost Averaging, rebalancing, or asset allocation program, Systematic Withdrawals, Minimum Distributions or Annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on Valuation Day prior to the scheduled transaction date.

Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Free Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office in good order.

Medically-related Surrenders & Death Benefits: Medically-related surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all materials we require for such transaction and that are satisfactory to us.


Transactions in Rydex and ProFund VP Sub-accounts: Any financial transactions involving the Rydex or ProFund VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for financial transactions involving a Rydex or ProFund VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through American Skandia's Internet website (americanskandia.com). However, the Internet functionality is currently available only to Contract Owners who have authorized their financial representatives to make financial transactions on their behalf. If you request a transaction involving the purchase or redemption of Units in one of the Rydex or ProFund VP Sub-accounts after the applicable "cut-off" time, we will deem your request as received by us on the next Valuation Day. You may be required to submit a new request on the following day.


TAX CONSIDERATIONS

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax considerations relating to this Annuity. However, since the tax laws are complex and tax consequences are affected by your individual circumstances, this summary of our interpretation of the relevant tax laws is not intended to be fully comprehensive nor is it intended as tax advice. Therefore, you may wish to consult a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate Accounts are taxed as part of American Skandia. American Skandia is taxed as a life insurance company under Part I, subchapter L of the Code. No taxes are due on interest, dividends and short-term or long-term capital gains earned by the Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?

Section 72 of the Code governs the taxation of annuities in general. Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
     |X| a qualified pension plan, profit sharing plan or other retirement arrangement that is eligible for special treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
     |X| an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and
2.       whether the Owner is:
     |X|  an individual person or persons; or
     |X|  an entity including a corporation, trust or partnership.

Individual Ownership: If one or more individuals own an Annuity, the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity until an amount is received (a "distribution"). This is commonly referred to as "tax deferral". A distribution can be in the form of a lump sum payment including payment of a Death Benefit, or in annuity payments under one of the annuity payment options. Certain other transactions may qualify as a distribution and be subject to taxation.

Entity Ownership: If the Annuity is owned by an entity and is not a Qualified Contract, generally the Owner of the Annuity must currently include any increase in the value of the Annuity during a tax year in its gross income. An exception from current taxation applies for annuities held by a structured settlement company, by an employer with respect to a terminated tax-qualified retirement plan, a trust holding an annuity as an agent for a natural person, or by a decedent's estate by reason of the death of the decedent. A tax-exempt entity for Federal tax purposes will not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?

Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions Before Annuitization: Distributions received before annuity payments begin are generally treated as coming first from "income on the contract" and then as a return of the "investment in the contract". The amount of any distribution that is treated as receipt of "income on the contract" is includible in the taxpayer's gross income and taxable in the year it is received. The amount of any distribution treated as a return of the "investment in the contract" is not includible in gross income.

|X| "Income on the contract" is calculated by subtracting the taxpayer's "investment in the contract" from the aggregate value of all "related contracts" (discussed below).

|X| "Investment in the contract" is equal to total purchase payments for all "related contracts" minus any previous distributions or portions of such distributions from such "related contracts" that were not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance, endowment, or annuity contracts under Section 1035 of the Code. Unless "after-tax" or non-deductible contributions have been made to a Qualified Contract, the "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions After Annuitization: A portion of each annuity payment received on or after the Annuity Date will generally be taxable. The taxable portion of each annuity payment is determined by a formula which establishes the ratio that the "investment in the contract" bears to the total value of annuity payments to be made. This is called the "exclusion ratio." The investment in the contract is excluded from gross income. Any additional payments received that exceed the exclusion ratio will be entirely includible in gross income. The formula for determining the exclusion ratio differs between fixed and variable annuity payments. When annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the "investment in the contract," then the remaining portion of unrecovered investment is allowed as a deduction by the beneficiary in the tax year of such death.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract (Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including:

|X|  Distributions made on or after the taxpayer has attained age 591/2;

|X| Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;

|X|  Distributions attributable to the taxpayer's becoming disabled;

|X| Distributions which are part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary);

|X| Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;

|X|  Payments under an immediate annuity as defined in the Code;

|X|  Distributions under a qualified funding asset under Code Section 130(d); or

|X| Distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules applicable to "related contracts": Contracts issued by the same insurer to the same contract owner within the same calendar year (other than certain contracts owned in connection with a tax-qualified retirement arrangement) are to be treated as one annuity contract when determining the taxation of distributions before annuitization. We refer to these contracts as "related contracts." In situations involving related contracts we believe that the values under such contracts and the investment in the contracts will be added together to determine the proper taxation of a distribution from any one contract described under the section "Distributions before Annuitization." Distributions will be treated as coming first from income on the contract until all of the income on all such related contracts is withdrawn, and then as a return of the investment in the contract. There is some uncertainty regarding the manner in which the Internal Revenue Service would view related contracts when one or more contracts are immediate annuities or are contracts that have been annuitized. The Internal Revenue Service has not issued guidance clarifying this issue as of the date of this Prospectus. You are particularly cautioned to seek advice from your own tax advisor on this matter.

Special concerns regarding "substantially equal periodic payments": (also known as "72(t)" or "72(q)" distributions) Any modification to a program of distributions which are part of a series of substantially equal periodic payments that occur before the later of the taxpayer reaching age 59 1/2 or five
(5) years from the first of such payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest. This does not apply when the modification is due by reason of death or disability. It is our understanding that the Internal Revenue Service may not consider a scheduled series of distributions to qualify under Sections 72(q) or 72(t) if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, depending on how payments are structured.

Special concerns regarding immediate annuities: The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of a contract if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the annuity starting date under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free exchanges under Section 1035: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions other than as annuity payments will be considered to come:

|X| First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;

|X| Then, from any "income on the contract" that is attributable to the purchase payments made prior to August 14, 1982 (including income on such original purchase payments after the exchange);

|X|  Then, from any remaining "income on the contract"; and

|X| Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore, to the extent a distribution is equal to or less than the investment in the contract made prior to August 14, 1982, such amounts are not included in taxable income. Further, distributions received that are considered to be a return of investment on the contract from purchase payments made prior to August 14, 1982, such distributions are not subject to the 10% tax penalty. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.


On November 22, 1999, the Internal Revenue Service issued an acquiescence in the decision of the United States Tax Court in Conway v. Commissioner (111 T.C. 350
(1998)) that a taxpayer's partial surrender of a non-qualified annuity contract and direct transfer of the resulting proceeds for the purchase of a new non-qualified annuity contract qualifies as a non-taxable exchange under Section 1035 of the Internal Revenue Code. "Acquiescence" means that the IRS accepts the holding of the Court in a case and that the IRS will follow it in disposing of cases with the same controlling facts. Prior to the Conway decision, industry practice has been to treat a partial surrender of account value as fully taxable to the extent of any gain in the contract for tax reporting purposes and to "step-up" the basis in the contract accordingly. However with the IRS' acquiescence in the Conway decision, partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2 withdrawals. The IRS reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus, we will treat a partial surrender of this type involving a non-qualified annuity contract as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

While the principles expressed in the Conway decision appear applicable to partial exchanges from life insurance, there is no guidance from the Internal Revenue Service as to whether it concurs with non-recognition treatment under
Section 1035 of the Code for such transactions. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction for the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.


WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of tax-qualified retirement plans. We have provided summaries of the types of tax-qualified retirement plans with which we may issue an Annuity. These summaries provide general information about the tax rules and are not intended to be complete discussions. The tax rules regarding qualified plans are complex. These rules may include limitations on contributions and restrictions on distributions, including additional taxation of distributions and additional penalties. The terms and conditions of the tax-qualified retirement plan may impose other limitations and restrictions that are in addition to the terms of the Annuity. The application of these rules depends on individual facts and circumstances. Before purchasing an Annuity for use in a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment. American Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate Pension and Profit-sharing Plans: Annuities may be used to fund employee benefits of various corporate pension and profit-sharing plans established by corporate employers under Section 401(a) of the Code including 401(k) plans. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on the amount that may be contributed and the timing of distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans". These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

Tax Sheltered Annuities: Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which contributions may be made by certain qualifying employers such as public schools and certain charitable, educational and scientific organizations specified in Section 501(c)(3) for the benefit of their employees. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements also apply.

--------------------------------------------------------------------------------
Under a TSA, you may be prohibited from taking distributions from the contract attributable to contributions made pursuant to a salary reduction agreement unless the distribution is made:

--------------------------------------------------------------------------------
|X|      After the participating employee attains age 59 1/2;
|X|      Upon separation from service, death or disability; or
|X|      In the case of financial hardship (subject to restrictions).
--------------------------------------------------------------------------------

Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

Individual Retirement Programs or "IRAs": Section 408 of the Code allows eligible individuals to maintain an individual retirement account or individual retirement annuity ("IRA"). IRAs are subject to limitations on the amount that may be contributed, the contributions that may be deducted from taxable income, the persons who may be eligible to establish an IRA and the time when distributions must commence. Further, an Annuity may be established with "roll-over" distributions from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs: A form of IRA is also available called a "Roth IRA". Contributions to a Roth IRA are not tax deductible. However, distributions from a Roth IRA are free from Federal income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first contribution was made or any conversion from a traditional IRA was made and the distribution is made (a) once the taxpayer is age 59 1/2 or older, (b) upon the death or disability of the taxpayer, or (c) for qualified first-time home buyer expenses, subject to certain limitations. Distributions from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers of IRAs and Roth IRAs will receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis and the conditions under which distributions from traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs: Eligible employers that meet specified criteria may establish Simplified Employee Pensions or SEP IRAs. Employer contributions that may be made to employee SEP IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?

Distributions from Qualified Contracts are generally taxed under Section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the proportion of a distribution representing after-tax contributions. Generally, a 10% penalty tax applies to the taxable portion of a distribution from a Qualified Contract made prior to age 59 1/2. However, the 10% penalty tax does not apply when the distribution:

|X| is part of a properly executed transfer to another IRA or another eligible qualified account;

|X| is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code);

|X| is part of a series of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;

|X|  is subsequent to a separation  from service after the taxpayer  attains age
     55*;

|X| does not exceed the employee's allowable deduction in that tax year for medical care*;

|X| is made to an alternate payee pursuant to a qualified domestic relations order*; and

|X|  is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs. Certain other exceptions may be available.

Minimum Distributions after age 70 1/2: A participant's interest in a Qualified Contract must generally be distributed, or begin to be distributed, by the "required beginning date". This is April 1st of the calendar year following the later of:

|X| the calendar year in which the individual attains age 70 1/2; or |X| the calendar year in which the individual retires from service with the employer sponsoring the plan. The retirement option is not available to IRAs.

The participant's entire interest must be distributed beginning no later than the required beginning date over a period which may not extend beyond a maximum of the life or life expectancy of the participant (or the life expectancies of the owner and a designated Beneficiary). Each annual distribution must equal or exceed a "minimum distribution amount" which is determined by dividing the account value by the applicable life expectancy or pursuant to an annuity payout. If the account balance is used, it generally is based upon the Account Value as of the close of business on the last day of the previous calendar year.

If the participant dies before reaching his or her "required beginning date", his or her entire interest must generally be distributed within five (5) years of death. However, this rule will be deemed satisfied if distributions begin before the close of the calendar year following death to a designated
Beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the Beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased owner would have attained age 70 1/2. A surviving spouse would also have the option to assume the IRA as his or her own if he or she is the sole designated beneficiary. If a participant dies after reaching his or her required beginning date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

If the amount distributed is less than the minimum required distribution for the year, the participant is subject to a 50% tax on the amount that was not properly distributed.

GENERAL TAX CONSIDERATIONS

Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). If the diversification requirements under the Code are not met and the annuity is not treated as an annuity, the taxpayer will be subject to income tax on the annual gain in the contract. The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, including rollovers, from most Qualified Contracts, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to:

|X|  any portion of a distribution paid as Minimum Distributions;

|X|  direct transfers to the trustee of another retirement plan;

|X|  distributions   from  an  individual   retirement   account  or  individual
     retirement annuity;

|X| distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and

|X|  certain other distributions where automatic 20% withholding may not apply.

Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of, an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity on or after the assignment or pledge of an entire annuity and while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for as Qualified Contracts, the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts: The gift of an annuity to someone other than the spouse of the owner (or former spouse incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax Considerations: You should obtain competent tax advice with respect to possible federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract holder. These generation-skipping transfers generally include those subject to federal estate or gift tax rules. There is an aggregate $1 million exemption from taxes for all such transfers. We may be required to determine whether a transaction is a direct skip as defined in the Code and the amount of the resulting tax. We will deduct from your Annuity or from any applicable payment treated as a direct skip any amount of tax we are required to pay.

Considerations for Contingent Annuitants: There may be adverse tax consequences if a contingent annuitant succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more contingent annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as contingent annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

GENERAL INFORMATION

HOW WILL I RECEIVE STATEMENTS AND REPORTS?

We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www.americanskandia.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully.

All errors or corrections must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the confirmation. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 10 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 10-day period. We may also send an annual report and a semi-annual report containing applicable financial statements, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?

American Skandia Life Assurance Corporation ("American Skandia") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states and the District of Columbia. American Skandia is a wholly-owned subsidiary of American Skandia, Inc., formerly known as American Skandia Investment Holding Corporation, whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company. American Skandia markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, American Skandia markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

American Skandia is in the business of issuing variable annuity and variable life insurance contracts. American Skandia currently offers the following products: (a) flexible premium deferred annuities and single premium fixed deferred annuities that are registered with the SEC; (b) certain other fixed deferred annuities that are not registered with the SEC; (c) certain group variable annuities that are exempt from registration with the SEC that serve as funding vehicles for various types of qualified pension and profit sharing plans; (d) a single premium variable life insurance policy that is registered with the SEC; and (e) a flexible premium life insurance policy that is registered with the SEC.

WHAT ARE SEPARATE ACCOUNTS?

The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of American Skandia or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the annuity contracts issued by American Skandia Life Assurance Corporation. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

Separate Account B

During the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in Class 1 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B consists of multiple Sub-accounts. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. The names of each Sub-account are shown in the Statement of Additional Information. Separate Account B was established by us pursuant to Connecticut law. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B. The Sub-accounts offered pursuant to this Prospectus are all Class 1 Sub-accounts of Separate Account B. Each class of Sub-accounts in Separate Account B has a different level of charges assessed against such Sub-accounts. You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds.

Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account B. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. We reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk.

Separate Account D

During the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in American Skandia Life Assurance Corporation Separate Account D, also referred to as Separate Account D. Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

We have sole discretion over the investment managers retained to manage the assets maintained in Separate Account D. We currently employ investment managers for Separate Account D including, but not limited to, J.P. Morgan Investment Management Inc. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

Voting Rights

We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares in the manner directed by Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with the necessary forms to provide us with their instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.


American Skandia Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its investment adviser, American Skandia Investment Services, Incorporated ("ASISI"), subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by ASISI and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes.


Material Conflicts

It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

WHO DISTRIBUTES ANNUITIES OFFERED BY AMERICAN SKANDIA?

American Skandia Marketing, Incorporated ("ASM"), a wholly-owned subsidiary of American Skandia, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. ASM acts as the distributor of a number of annuity and life insurance products we offer and both American Skandia Trust and American Skandia Advisor Funds, Inc., a family of retail mutual funds. ASM also acts as an introducing broker-dealer through which it receives a portion of brokerage commissions in connection with purchases and sales of securities held by portfolios of American Skandia Trust which are offered as underlying investment options under the Annuity.

ASM's principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM is registered as broker-dealer under the Securities Exchange Act of 1934 ("Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

The Annuity is offered on a continuous basis. ASM enters into distribution agreements with independent broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration. Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, ASM may offer the Annuity directly to potential purchasers.

Compensation is paid to firms on sales of the Annuity according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of the firm. Compensation is generally based on a percentage of Purchase Payments made, up to a maximum of 7.0%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Account Value. We may also provide compensation for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. No compensation is payable on Annuities purchased by a member of the designated class of Owners (see "Credits Applied to Purchase Payments for Designated Class of Annuity Owner").

In addition, firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to us or our affiliates. We or ASM may enter into compensation arrangements with certain firms. These arrangements will not be offered to all firms and the terms of such arrangements may differ between firms. Any such compensation will be paid by us or ASM and will not result in any additional charge to you. To the extent permitted by NASD rules and other applicable laws and regulations, ASM may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance for the Sub-accounts are found in the Statement of Additional Information, including how we account for Credits in these performance measures. This information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information's usefulness may be limited because of the Credits, since, as of the date of this Prospectus, we were not aware of many annuities with variable and/or market value adjusted fixed investment options that included this type of feature. This information also may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be receive the beneficial tax treatment given to annuities under the Code.

Performance information on the Sub-accounts is based on past performance only and is not an indication or representation of future performance. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.

We may advertise the performance of the underlying mutual fund portfolios in the form of "Standard" and "Non-standard" Total Returns. "Standard Total Return" figures assume that all charges and fees are applicable, including any contingent deferred sales charge that may apply for the period shown but it does not take into consideration any Credits. "Non-standard Total Return" figures may also be used that do not reflect all fees and charges and may assume Credits of 1.5%, 3.0%, 4.0% or 5.0%, respectively, depending on the cumulative amount of Purchase Payments being illustrated. The amount of credits illustrated may be more or less than the Credits applicable to your Annuity (see "What are Credits and how do I Receive Them?"). Non-standard Total Returns are calculated in the same manner as standardized returns except that the calculations may assume no redemption at the end of the applicable periods, thus these figures may not take into consideration the Annuity's contingent deferred sales charge. Any performance advertisements will not reflect the impact of any Target Value Credits.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on current rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Advertisements   we  distribute   may  also  compare  the   performance  of  our
Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the NASDAQ 100, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B.

AVAILABLE INFORMATION

A Statement of Additional Information is available from us without charge upon your request. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and exhibits thereto at the SEC's public reference facilities at the above address, Room 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus. The Annual Report on Form 10-K for the year ended December 31, 1999 previously filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request.

HOW TO CONTACT US You can contact us by:

|X| calling our Customer Service Team at 1-800-752-6342 or our automated telephone access and response system (STARS) at 1-800-766-4530
|X|  writing to us at American  Skandia Life Assurance  Corporation,  Attention:
     Customer Service, P.O. Box 7038, Bridgeport, Connecticut 06601-7038
|X| sending an email to customerservice@americanskandia.com or visiting our Internet Website at www.americanskandia.com
|X| accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information through our automated telephone access and response system (STARS) and at www.americanskandia.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or a financial professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN through our automated telephone access and response system (STARS) and at www.americanskandia.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic and electronic information or that we will be able to accept transaction instructions via the telephone or electronic means at all times. American Skandia reserves the right to limit, restrict or terminate telephonic and electronic transaction privileges at any time.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS

As of the date of this Prospectus, neither we nor ASM were involved in any litigation outside of the ordinary course of business, and know of no material claims.


EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers, directors and certain significant employees, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.

Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation

Patricia J. Abram                                             Senior Vice President                           Senior Vice President:
48                                                            and Director (since September, 2000)                 American Skandia
                                                                                                             Marketing, Incorporated

Ms. Abram  joined us in 1998.  She  previously  held the position of Senior Vice
President, Chief Marketing Officer with Mutual Service Corporation. Ms. Abram was employed there since 1982.

Lori Allen                                                    Vice President                                         Vice President:
30                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Kimberly Anderson                                             Vice President                                         Vice President:
33                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Robert M. Arena                                               Vice President                                         Vice President:
31                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Arena joined us in 1995. He previously held an internship position with KPMG
Peat  Marwick in 1994 and the position of Group Sales  Representative  with Paul
Revere Insurance from October, 1990 to August, 1993.

Gordon C. Boronow                                             Deputy Chief Executive Officer         Deputy Chief Executive Officer:
47                                                            Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Robert W. Brinkman                                            Senior Vice President                           Senior Vice President:
35                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Malcolm M. Campbell                                           Director (since July, 1991)                 Director of Operations and
44                                                                                                     Chief Actuary, Assurance and
                                                                                                        Financial Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Carl Cavaliere                                                Vice President                                         Vice President:
37                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cavaliere joined us in 1998. He previously held the position of Director of Operations with Aetna, Inc. since 1989.

Y.K. Chan                                                     Senior Vice President                            Senior Vice President
42                                                            and Director (since September, 2000)    and Chief Information Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Mr. Chan joined us in 1999. He previously held the position of Chief Information
Officer with E.M. Warburg Pincus from January 1995 until April 1999 and the position of Vice President, Client Server Application Development with Scudder,
Stevens and Clark from January 1991 until January 1995.

Lucinda C. Ciccarello                                         Vice President                                         Vice President:
41                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Ciccarello joined us in 1997. She previously held the position of Assistant
Vice President with Phoenix Duff & Phelps since 1984.

Lincoln R. Collins                                            Senior Vice President                           Senior Vice President:
39                                                            Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

Tim Cronin                                                    Vice President                                         Vice President:
34                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cronin joined us in 1998. He previously held the position of  Manager/Client
Investor with Columbia Circle Investors since 1995.

Harold Darak                                                  Vice President                                         Vice President:
39                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.   Darak   joined  us  in  1999.   He   previously   held  the   position  of
Consultant/Senior Manager with Deloitte & Touche since 1998 and the positions of
Second  Vice  President  with The  Guardian  since 1996 and The  Travelers  from
October, 1982 until December, 1995.

Wade A. Dokken                                                President and Chief Executive Officer                    President and
40                                                            Director (since July, 1991)                    Chief Executive Officer
                                                                                                              American Skandia, Inc.

Elaine C. Forsyth                                             Vice President                                         Vice President:
38                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Larisa Gromyko                                                Director, Insurance Compliance         Director, Insurance Compliance:
53                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Maureen Gulick                                                Director, Business Operations           Director, Business Operations:
37                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Berthann Jones                                                Vice President                                         Vice President:
45                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ms.  Jones  joined  us in  1997.  She  previously  held  the  position  of  Vice
President/Trust  Officer with Ridgefield Bank since 1996 and Manager with Wright
Investors Service since 1993.

Ian Kennedy                                                   Senior Vice President                           Senior Vice President:
52                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mr. Ian Kennedy joined us in 1998. He previously was self-employed since 1996 and held the position of Vice President, Customer Service with SunLife of Canada from September, 1968 to August, 1995.

N. David Kuperstock                                           Vice President                                         Vice President:
48                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Robert K. Leach                                               Vice President                                         Vice President,
45                                                                                                                    Chief Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Robert K. Leach joined us in 2000.  He  previously  was employed in the U.S.
Retirement Products and Services Division of Sun Life of Canada and held the position of vice President, Finance and Product.

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
47                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since September, 1994)                 American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since October, 1994)         Director - Marketing and Sales,
45                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Senior Vice President,                          Senior Vice President,
38                                                            Treasurer and                                            Treasurer and
                                                              Corporate Controller                             Corporate Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Monroe joined us in 1996. He  previously  held  positions of Assistant  Vice
President at Allmerica Financial since 1994.

Michael A. Murray                                             Senior Vice President                           Senior Vice President:
31                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Brian O'Connor                                                Vice President                                         Vice President:
35                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Polly Rae                                                     Vice President                                         Vice President:
37                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Rebecca Ray                                                   Vice President                                  Senior Vice President:
44                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Ms.  Ray  joined us in 1999.  She  previously  held the  position  of First Vice
President with Prudential  Securities since 1997 and Vice President with Merrill
Lynch since 1995.

Rodney D. Runestad                                            Vice President                                         Vice President:
50                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Hayward L. Sawyer                                             Senior Vice President                           Senior Vice President:
55                                                                                                                 American Skandia
                                                                                                             Marketing, Incorporated

Lisa Shambelan                                                Vice President                                         Vice President:
34                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Karen Stockla                                                 Vice President                                         Vice President:
33                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Ms. Stockla joined us in 1998. She previously held the position of Manager, Application Development with Citizens Utilities Company since 1996 and HRIS Tech
Support Representative with Yale New Haven Hospital since 1993.

William H. Strong                                             Vice President                                         Vice President:
56                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr. Strong joined us in 1997. He previously held the position of Vice President with American Financial Systems from June 1994 to October 1997 and the position of Actuary with Connecticut Mutual Life from June 1965 to June 1994.

Leslie S. Sutherland                                          Vice President                                         Vice President:
46                                                                                                                  American Skandia
                                                                                                             Marketing, Incorporated

Amanda C. Sutyak                                              Vice President                                         Vice President:
42                                                            Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

Christian W. Thwaites                                         Senior Vice President                           Senior Vice President:
42                                                            and Director (since September, 2000)                  American Skandia
                                                                                                             Marketing, Incorporated

Mr. Thwaites joined us in 1996. He previously held the position of consultant with Monitor Company since October 1995 and Vice President with Aetna, Inc.
since 1995.

Mary Toumpas                                                  Vice President                                      Vice President and
48                                                                                                              Compliance Director:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Ms. Toumpas  joined us in 1997.  She  previously  held the position of Assistant
Vice President with Chubb Life/Chubb Securities since 1973.

Bayard F. Tracy                                               Senior Vice President and                       Senior Vice President:
52                                                            Director (since September, 1994)                      American Skandia
                                                                                                             Marketing, Incorporated

Deborah G. Ullman                                             Senior Vice President                           Senior Vice President:
45                                                            and Director (since September, 2000)             American Skandia Life
                                                                                                               Assurance Corporation

Ms. Ullman joined us in 1998. She previously held the position of Vice President with Aetna, Inc. since 1977.

Jeffrey M. Ulness                                             Vice President                                         Vice President:
39                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Derek Winegard                                                Vice President                                         Vice President:
41                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Mr.  Winegard  joined us in 1999. He previously held the position of Senior Vice
President with Trust Consultants, Inc. since 1991.

Brett M. Winson                                               Senior Vice President and                       Senior Vice President:
44                                                            Director (since March 2000)                     American Skandia, Inc.

Mr. Winson  joined us in 1998.  He  previously  held the position of Senior Vice
President with Sakura Bank, Ltd. since 1990.

CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The following are the contents of the Statement of Additional Information:

General Information about American Skandia
|X|  American Skandia Life Assurance Corporation
|X| American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)
|X|  American Skandia Life Assurance Corporation Separate Account D

Principal Underwriter/Distributor - American Skandia Marketing, Incorporated

How Performance Data is Calculated
|X|  Current and Effective Yield
|X|  Total Return

How the Unit Price is Determined

Additional Information on Fixed Allocations
|X|  How We Calculate the Market Value Adjustment

General Information
|X|  Voting Rights
|X|  Modification
|X|  Deferral of Transactions
|X|  Misstatement of Age or Sex
|X|  Ending the Offer

Independent Auditors

Legal Experts

Financial Statements
|X| Appendix A - American Skandia Life Assurance Corporation Variable Account B (Class 1 Sub-accounts)

            APPENDIX A - FINANCIAL INFORMATION ABOUT AMERICAN SKANDIA



SELECTED FINANCIAL DATA

The following table summarizes information with respect to the operations of the
Company:


(in thousands)                                                     For the Year Ended December 31,

                                                 1999              1998           1997           1996            1995
                                                 ----              ----           ----           ----            ----
STATEMENT OF OPERATIONS DATA

Revenues:
Annuity and life insurance
   charges and fees*                       $     289,989   $      186,211   $    121,158     $    69,780   $    38,837
Fee income                                        83,243           50,839         27,593          16,420         6,206
Net investment income                             10,441           11,130          8,181           1,586         1,601
Premium income and
    other revenues                                 3,688            1,360          1,082             265            45
                                           -------------    -------------   ------------     -----------   -----------
Total revenues                             $     387,361    $     249,540   $    158,014     $    88,051   $    46,689
                                           =============    =============   ============     ===========   ===========

Benefits and Expenses:
Annuity and life insurance benefits        $         612    $         558   $      2,033     $       613   $       555
Change in annuity policy reserves                  3,078            1,053             37             635        (6,779)
Cost of minimum death benefit
    reinsurance                                    2,945            5,144          4,545           2,867         2,057
Return credited to contractowners                 (1,639)          (8,930)        (2,018)            673        10,613
Underwriting, acquisition and

    other insurance expenses                     206,350          167,790         90,496          49,887        35,914
Interest expense                                  69,502           41,004         24,895          10,791         6,500
                                           -------------    -------------  -------------    ------------  ------------

Total benefits and expenses                $     280,848    $     206,619  $     119,988    $     65,466  $     48,860
                                           =============    =============  =============    ============  ============
Income tax expense (benefit)               $      30,344    $       8,154  $      10,478    $     (4,038) $        397
                                           =============    =============  =============    ============  ============

Net income (loss)                          $      76,169    $      34,767  $      27,548    $     26,623  $     (2,568)
                                           =============    =============  =============    ============  =============

STATEMENT OF FINANCIAL CONDITION

Total Assets                               $  30,849,414    $  18,848,273  $  12,894,290    $  8,268,696  $  4,956,018
                                           =============    =============  =============    ============  ============

Future fees payable to parent              $     576,034    $     368,978  $     233,034    $     47,112  $          -
                                           =============    =============  =============    ============  ============

Surplus Notes                              $     179,000    $     193,000  $     213,000    $    213,000  $    103,000
                                           =============    =============  =============    ============  ============
Shareholder's  Equity                      $     359,434    $     250,417  $     184,421     $   126,345  $     59,713
                                           =============    =============  =============     ===========  ============

* On annuity and life  insurance  sales of $6,862,968,  $4,159,662,  $3,697,990,
$2,795,114, and $1,628,486 during the years ended December 31, 1999, 1998, 1997,
1996, and 1995, respectively, with contractowner assets under management of $29,396,693, $17,854,761, $12,119,191, $7,764,891, and $4,704,044 as of December
31, 1999, 1998, 1997, 1996 and 1995, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and the notes thereto and Item 6, Selected Financial Data.

Management's Discussion and Analysis of Financial Condition and Results of Operations contains certain forward-looking statements pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on estimates and assumptions that involve certain risks and uncertainties, therefore actual results could differ materially due to factors not currently known. These factors include significant changes in financial markets and other economic and business conditions, state and federal legislation and regulation, ownership and competition.

 Results of Operations

 Annuity and life insurance sales increased 65%, 12%, and 32% in 1999, 1998 and 1997, respectively. The Company continues to show significant growth in sales volume as a result of innovative product development activities, the recruitment and retention of top producers, and the success of its highly rated customer service teams. The sales growth was also attributable to the strong performance of the underlying mutual funds, which support the Separate Account assets. All three major distribution channels achieved significant sales growth in 1999.

 As a result of the significant growth in sales and assets under management, contractowner fees and charges and fees generated from transfer agency-type and investment support activities increased considerably over the past three years:

     (annual percentage growth)   1999              1998              1997

   Annuity and life insurance
     charges and fees              56%               54%              74%
   Fee income                      64%               84%              68%

Net investment income decreased 6% in 1999, increased 36% and 416% in 1998 and 1997, respectively. The decrease in 1999 was the result of $1,036,000 of amortization of the premium paid on a derivative instrument purchased during 1999. As noted in Note 2C of Notes to Consolidated Financial Statements, the derivative instrument, an equity put option, was purchased as a hedge against potential GMDB reserves increases. Excluding the derivative amortization, 1999 net investment income increased 3% as a result of increased bond holdings in support of the Company's risk-based capital initiatives. The increases in 1998 and 1997 were generated from the bond holdings, which were increased in 1998 and 1997 to meet risk based capital goals, which in turn, have increased as a result of the growth in business.

 Premium income represents premiums earned on sale of ancillary contracts; immediate annuities with life contingencies, supplementary contracts with life contingencies and certain life insurance products. Sales of supplementary contracts increased in 1999 and decreased in slightly in 1998 and 1997. There were no immediate annuities sold in 1999 and sales in 1998 and 1997 were modest.

 Annuity benefits, which represent immediate annuities, supplementary contracts and death benefits paid on annuity contracts with mortality risks were not significant in each of the past three years due primarily to the age of the policies in force.

 The change in annuity policy reserves includes changes in reserves related to annuity contracts with mortality risks as well as the Company's guaranteed minimum death benefit ("GMDB") liability. During the second quarter of 1999, the Company's agreement to reinsure substantially all of its exposure on the GMDB was terminated and the business was recaptured, as the reinsurer had announced its intention to exit this market. The increase in reserves resulting from this change was offset by a decrease in reserves associated with the change to reserve methodology on the GMDB. The new reserve methodology complies with the National Association of Insurance Commissioners Actuarial Guideline XXXIV. In the later half of 1999, the Company instituted a hedge program to manage the market risk and reserve fluctuations associated with the GMDB policies through the use of equity put options. The Company is currently continuing this program while evaluating alternative hedging strategies.

 The reinsurance premium associated with the GMDB exposure is based on levels of assets under management. Due to increased sales and account growth, this cost had increased in 1997 and 1998 and through May 1999. The termination of the reinsurance treaty as of May 31, 1999 resulted in the year to year decrease in this benefit for the twelve months ended December 31, 1999.

 Return credited to contractowners consists of revenues on the variable and market value adjusted annuities and variable life insurance, offset by the benefit payments and change in reserves required on this business. Market value adjusted annuity activity has the largest impact on this benefit. In 1999, the Separate Account investment returns on these contracts did not meet the expected returns calculated in the reserves. In 1998, the actual returns significantly outperformed the expected returns and in 1997, these expectations were met.

 Underwriting, acquisition and other insurance expenses for 1999, 1998 and 1997 were as follows:


                       (in thousands)                     1999                 1998               1997
                                                          ----                 ----               ----

   Commissions and general expenses                    $ 576,649            $ 342,594          $ 281,560
   Net capitalization of deferred
      acquisition costs                                 (370,299)            (174,804)          (191,064)
                                                       ---------            ---------           ---------

   Underwriting, acquisition and other
      insurance expenses                               $ 206,350             $167,790            $90,496
                                                       =========             ========            =======

Commissions, general operating expenses and the net deferral of acquisition costs have all increased in 1999, due largely to record sales. Current sales trends have resulted in a shift to asset based commission agreements. This coupled with increased asset levels from increased sales and equity market appreciation have led to the increase in commissions and general expenses. In 1998, commissions and general expenses increased as a result of strong sales and start up costs associated with the Company's entry into variable life insurance and qualified plans. The net capitalization of acquisition costs decreased in 1998 as a result of increased amortization. In 1997, expense increases were driven primarily from strong sales.

Interest  expense  increased  $28,498,000,  $16,109,000 and $14,104,000 in 1999,
1998 and 1997, respectively, as a result of additional financing transactions, which consisted of the sale of future fees to the Parent ("securitization transactions"). In addition, the Company retired surplus notes on December 10, 1999 and December 31, 1998 of $14,000,000 and $20,000,000 respectively. Surplus notes outstanding as of December 31, 1999 and 1998 totaled $179,000,000 and $193,000,000, respectively.

The effective income tax rates for the years ended December 31, 1999, 1998 and 1997 were 28%, 19% and 28%, respectively. The effective rate is lower than the corporate rate of 35% due to permanent differences, with the most significant item being the dividend received deduction. Management believes that based on the taxable income produced in the past two years, as well as the continued growth in annuity sales, the Company will produce sufficient taxable income in future years to realize its deferred tax assets.

The Company generated net income after tax of $76,169,000, $34,767,000 and $27,548,000 in 1999, 1998 and 1997, respectively. The Company benefited in each of the past three years from strong sales growth and favorable market conditions. The Company considers Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term savings products in future years. As such, Skandia Vida has generated net losses of $2,523,000, $2,514,000 and $1,438,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

Total assets grew 64%, 46%, and 56% in 1999, 1998 and 1997, respectively. These increases were a direct result of the substantial sales volume and market growth of the separate account assets. The sales and market growth also drove increases in deferred acquisition costs, as well as fixed maturity investments held in support of the Company's risk based capital requirements. Liabilities grew 64%, 46%, and 56% in 1999, 1998 and 1997, respectively, as a result of the reserves required for the increased sales activity along with the sale of future fees and charges during these periods. These sales of future fees and charges to the Parent are needed to fund the acquisition costs of the Company's variable annuity and life insurance business.

Liquidity and Capital Resources

The Company's liquidity requirement was met by cash from insurance operations, investment activities, borrowings from its Parent and the sale of rights to future fees and charges to its Parent.

The majority of the operating cash outflow resulted from the sale of variable annuity and variable life products which carry a contingent deferred sales charge. This type of product causes a temporary cash strain in that 100% of the proceeds are invested in separate accounts supporting the product leaving a cash (but not capital) strain caused by the acquisition cost for the new business. This cash strain required the Company to look beyond the cash made available by insurance operations and investments of the Company to financing in the form of surplus notes, capital contributions, the sale of certain rights to future fees and charges as well as modified coinsurance reinsurance arrangements:

     o During 1999 and 1998, the Company  received  $34,800,000 and $22,600,000, respectively, from ASI to support the capital needs of its U.S. operations during the current year along with the following year's anticipated growth in business. In addition, the Company received $1,690,000 and $5,762,000 from ASI in 1999 and 1998 to support its investment in Skandia Vida.

     o Funds received from new securitization transactions amounted to $265,710,000, $169,881,000, and $194,512,000 for 1999, 1998 and 1997,
     respectively (see Note 8 of the Notes to Audited Consolidated Financial Statements). In addition, $71,000,000 was received from ASI in the fourth quarter of 1999 in advance of a securitization transaction completed in the first quarter of 2000.

     o During 1999, 1998 and 1997, the Company extended its reinsurance agreements. The reinsurance agreements are modified coinsurance arrangements where the reinsurer shares in the experience of a specific book of business.

The Company expects the continued use of reinsurance and securitization transactions to fund the cash strain anticipated from the acquisition costs on the coming years' sales volume.

As of December  31, 1999 and 1998,  shareholder's  equity was  $359,434,000  and
$250,417,000,   respectively.  The  increases  were  driven  by  the  previously
mentioned  capital   contributions   received  from  ASI  and  net  income  from
operations.

The Company has long-term surplus notes and short-term borrowings with ASI. No dividends have been paid to ASI.

The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies which may need regulatory attention. The RBC model law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. The Company has complied with the NAIC's RBC reporting requirements and has total adjusted capital well above required capital.

Effects of Inflation

The rate of inflation has not had a significant effect on the Company's financial statements.

Year 2000 Compliance

The Company's computer support is provided by its affiliate, American Skandia Information Services and Technology Corporation, which also provides such support for the Company's affiliated broker-dealer, American Skandia Marketing, Incorporated and the Company's affiliated investment advisory firm, American
Skandia Investment Services, Incorporated. Because of the nature of the Company's business, any assessment of the potential impact of the Year 2000 issues on the Company must be an assessment of the potential impact of these issues on all these companies, which are referred to below as "American Skandia".

The Company experienced no significant errors or disruptions in computer service, interfaces with computer systems of investment managers, sub-advisors, third party administrators, vendors and other business partners on or after January 1, 2000.

American Skandia engaged external information technology specialists to review its operating systems and internally developed software. The costs associated with these assessments and Year 2000 related remediation was $1,400,000 in 1999 and $750,000 in 1998 and prior. The Company was allocated the majority of these costs.

American Skandia continues to review new and existing systems and has contingency plans in place as part of its Business Continuity Plan. This plan involves virtually all aspects of the business and will continue to be a focus of management beyond the Year 2000 event.

Outlook

The Company believes that it is well positioned to retain and enhance its position as a leading provider of financial products for long-term savings and retirement purposes as well as to address the economic impact of premature death, estate and business planning concerns and supplemental retirement needs. Strength in the areas of investment options offered, innovative and leading edge product offerings and superior customer service are expected to allow the Company to continue to grow market share in a marketplace which continues to grow.

Certain regulatory and legislative initiatives or proposed accounting standards, if adopted, could adversely impact the Company, despite it's strong market position. Of particular importance is President Clinton's proposed budget for 2001, which includes proposed revenue-raising tax changes such as the "DAC tax" on annuity and life products that could further increase the Company's cash strain. In addition, the recently enacted Financial Services Modernization Act, which allows banks and insurance companies to affiliate under a common holding company, may create previously unseen competitive pressures that could impact the Company's ability to do business in the same manner it has previously. Additionally, discussions on regulation of the Internet may impact on the way the Company does business in the future.

QUANTITATIVE AND QUALITATIVE  DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks the Company is exposed to.

Interest Rate Risk

Fluctuations in interest rates can potentially impact the Company's profitability and cash flows. The Company has 97% of assets held under management that are in non-guaranteed Separate Accounts for which the Company's exposure is not significant as the contractowner assumes substantially all the investment risk. On the remaining 3% of assets the interest rate risk from contracts that carry interest rate exposure, is managed through an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 1999, the Company held in its general account $201,509,000 of fixed maturity investments that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate annuities and supplementary contracts ($29,912,000 in reserves at December 31, 1999) and in support of the Company's target solvency capital. The Company has a conservative investment philosophy with regard to these investments. All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's deferred annuity products offer a fixed option which subjects the Company to interest rate risk. The fixed option guarantees a fixed rate of interest for a period of time selected by the contractowner. Guarantee period options available range from 1 to 10 years. Withdrawal of funds before the end of the guarantee period subjects the contract holder to a market value adjustment ("MVA"). In the event of rising interest rates, which make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, should substantially offset the increase or decrease in the market value of the securities underlying the guarantee. The Company maintains strict asset/liability matching to enable this offset. However, the Company still takes on the default risk for the underlying securities, the interest rate risk of reinvestment of interest payments and the risk of failing to maintain the asset/liability matching program with respect to duration and convexity. At December 31, 1999 the Company had $939,585,000 in fixed investment options subject to these risks.

Equity Market Exposure

The primary equity market risk to the Company comes from the nature of the variable annuity and variable life products sold by the Company. Various fees and charges earned are substantially derived as a percentage of the market value of assets under management. In a market decline, this income would be reduced. This could be further compounded by customer withdrawals, net of applicable surrender charge revenues, partially offset by transfers to the fixed option discussed above. A 10% decline in the market value of the assets under management at December 31, 1999, sustained throughout 2000, would result in an approximate drop in related annual fee income of $48,178,000.

As discussed in Note 2 of the Consolidated Financial Statements, in 1999 the Company utilized derivative instruments to hedge against the risk of significant decreases in equity markets which would expose the Company to increases in guaranteed minimum death benefits liabilities. Prior to the implementation of this program the Company utilized reinsurance to transfer this risk.

The Company has a small portfolio of equity investments; mutual funds which are held in support of a deferred compensation program. In the event of a decline in market values of underlying securities, the value of the portfolio would decline, however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

In addition, it is not clear what the impact of a prolonged downturn in the equity markets would have on ongoing sales. Customer's perceptions of a downturn in equity markets coupled with rising interest rates could move them into financial products other than variable annuities or variable life; however, the Company's products might remain attractive to purchasers in relation to other long-term savings vehicles even after such a decline.

                  AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                  AMERICAN SKANDIA LIFE ASSURANCE CORPORATION



                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated statements of financial condition of American Skandia Life Assurance Corporation (the "Company" which is a wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation at December 31, 1999 and 1998, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

/s/Ernst & Young LLP


Hartford, Connecticut
February  11,  2000,
except for Note 18 as to which the date is March 22, 2000

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Financial Condition
                                 (in thousands)


                                                                                 As of December 31,
                                                                          1999                        1998
                                                                     ---------------            ----------------

ASSETS

Investments:
  Fixed maturities - at amortized cost                               $        3,360             $         8,289
  Fixed maturities - at fair value                                          198,165                     141,195
  Investment in mutual funds - at fair value                                 16,404                       8,210
  Derivative instruments                                                        189                           -
  Policy loans                                                                1,270                         569
                                                                      --------------              --------------

    Total investments                                                       219,388                     158,263

Cash and cash equivalents                                                    89,212                      77,525
Accrued investment income                                                     4,054                       2,880
Deferred acquisition costs                                                1,087,705                     721,507
Reinsurance receivable                                                        4,062                       4,191
Receivable from affiliates                                                        -                       1,161
Income tax receivable - deferred                                             51,726                      38,861
State insurance licenses                                                      4,263                       4,413
Fixed assets                                                                  3,305                         328
Other assets                                                                  4,533                       3,744
Separate account assets                                                  29,381,166                  17,835,400
                                                                     ---------------            ----------------

  Total assets                                                       $   30,849,414             $    18,848,273
                                                                     ===============            ================

LIABILITIES AND SHAREHOLDER'S EQUITY


Liabilities:
Reserve for future contractowner benefits                            $       11,215             $        37,508
Policy reserves                                                              29,912                      25,545
Drafts outstanding                                                           51,059                      28,941
Accounts payable and accrued expenses                                       158,590                      91,827
Income tax payable                                                           24,268                       6,657
Payable to affiliates                                                        68,736                           -
Future fees payable to parent                                               576,034                     368,978
Short-term borrowing                                                         10,000                      10,000
Surplus notes                                                               179,000                     193,000
Separate account liabilities                                             29,381,166                  17,835,400
                                                                     ---------------            ----------------

  Total Liabilities                                                      30,489,980                  18,597,856
                                                                     ---------------            ----------------

Shareholder's equity:
  Common stock, $100 and $80 par value, 25,000 shares authorized,
    issued and outstanding                                                    2,500                       2,000
  Additional paid-in capital                                                215,879                     179,889
  Retained earnings                                                         141,162                      64,993
  Accumulated other comprehensive income                                       (107)                      3,535
                                                                     ---------------            ----------------

    Total Shareholder's equity                                              359,434                     250,417
                                                                     ---------------            ----------------

    Total liabilities and shareholder's equity                       $   30,849,414             $    18,848,273
                                                                     ===============            ================

                See notes to consolidated financial statements.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Operations
                                 (in thousands)


                                                                     For the Year Ended December 31,
                                                              1999                1998                1997
                                                         --------------       -------------       -------------

REVENUES

Annuity and life insurance charges and fees              $     289,989        $    186,211        $    121,158
Fee income                                                      83,243              50,839              27,593
Net investment income                                           10,441              11,130               8,181
Premium income                                                   1,278                 874                 920
Net realized capital gains                                         578                  99                  87
Other                                                            1,832                 387                  75
                                                         --------------       -------------       -------------

  Total revenues                                               387,361             249,540             158,014
                                                         --------------       -------------       -------------


EXPENSES

Benefits:
  Annuity and life insurance benefits                              612                 558               2,033
  Change in annuity and life insurance policy reserves           3,078               1,053                  37
  Cost of minimum death benefit reinsurance                      2,945               5,144               4,545
  Return credited to contractowners                             (1,639)             (8,930)             (2,018)
                                                         --------------       -------------       -------------

                                                                 4,996              (2,175)              4,597

Expenses:
  Underwriting, acquisition and other insurance
    expenses                                                   206,350             167,790              90,496
  Interest expense                                              69,502              41,004              24,895
                                                         --------------       -------------       -------------

                                                               275,852             208,794             115,391
                                                         --------------       -------------       -------------

  Total benefits and expenses                                  280,848             206,619             119,988
                                                         --------------       -------------       -------------

    Income from operations before income tax                   106,513              42,921              38,026

      Income tax expense                                        30,344               8,154              10,478
                                                         --------------       -------------       -------------

        Net income                                       $      76,169        $     34,767        $     27,548
                                                         ==============       =============       =============

                See notes to consolidated financial statements.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 Consolidated Statements of Shareholder's Equity
                                 (in thousands)


                                                                     For the Year Ended December 31,
                                                              1999                1998                1997
                                                         --------------      --------------      --------------

Common stock:
  Beginning balance                                      $       2,000       $       2,000       $       2,000
  Increase in par value                                            500                   -                   -
                                                         --------------      --------------      --------------

    Ending balance                                               2,500               2,000               2,000
                                                         --------------      --------------      --------------

Additional paid in capital:
  Beginning balance                                            179,889             151,527             122,250
  Transferred to common stock                                     (500)                  -                   -
  Additional contributions                                      36,490              28,362              29,277
                                                         --------------      --------------      --------------

    Ending balance                                             215,879             179,889             151,527
                                                         --------------      --------------      --------------

Retained earnings:
  Beginning balance                                             64,993              30,226               2,678
  Net income                                                    76,169              34,767              27,548
                                                         --------------      --------------      --------------

    Ending balance                                             141,162              64,993              30,226
                                                         --------------      --------------      --------------

Accumulated other comprehensive income:

  Beginning balance                                              3,535                 668                (584)
  Other comprehensive income                                    (3,642)              2,867               1,252
                                                         --------------      --------------      --------------

    Ending Balance                                                (107)              3,535                 668
                                                         --------------      --------------      --------------

      Total shareholder's equity                         $     359,434       $     250,417       $     184,421
                                                         ==============      ==============      ==============

                See notes to consolidated financial statements.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      Consolidated Statements of Cash Flows
                                 (in thousands)


                                                                     For the Year Ended December 31,
                                                              1999                1998                1997
                                                         --------------       -------------      --------------

Cash flow from operating activities:

  Net income                                             $      76,169              34,767       $       27,548
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Amortization and depreciation                              1,495                 251                  223
      Deferred tax expense                                     (10,903)            (14,242)              (9,631)
      Change in unrealized losses on derivatives                 3,749                   -                    -
      Increase in policy reserves                                4,367               1,130                3,176
      Change in receivable from/payable to affiliates           69,897                 166               (1,321)
      Change in income tax payable                              17,611               7,704               (2,172)
      Increase in other assets                                    (789)             (1,173)                (415)
      Increase in accrued investment income                     (1,174)               (438)                (483)
      Decrease/(increase) in reinsurance receivable                129               2,152                 (268)
      Increase in deferred acquisition costs                  (366,198)           (174,804)            (190,969)
      Increase in accounts payable and accrued expenses         66,763              20,637                5,719
      Increase in drafts outstanding                            22,118               9,663                6,245
      Change in foreign currency translation, net                  701                 (22)                (34)
      Realized capital gain                                       (578)                (99)                (87)
                                                         --------------       -------------      --------------

        Net cash used in operating activities                 (116,643)            (114,308)           (162,469)
                                                         --------------       -------------      --------------

Cash flow from investing activites:

      Purchase of fixed maturity investments                   (99,250)            (31,828)            (28,905)
      Proceeds from sale and maturity of fixed
        maturity investments                                    36,226               4,049              10,755
      Purchase of derivatives                                   (4,974)                  -                   -
      Purchase of shares in mutual funds                       (17,703)             (7,158)             (5,595)
      Proceeds from sale of shares in mutual funds              14,657               6,086               1,415
      Purchase of fixed assets                                  (3,178)                (18)               (189)
      Increase in policy loans                                    (701)                118                (528)
                                                         --------------       -------------      --------------

        Net cash used in investing activities                  (74,923)            (28,751)            (23,047)
                                                         --------------       -------------      --------------

Cash flow from financing activities:

      Capital contribution from parent                          22,490               8,362              29,277
      Increase in future fees payable to parent                207,056             135,944             185,922
      Net withdrawals from contractowner accounts              (26,293)             (5,696)              6,959
                                                         --------------       -------------      --------------

        Net cash provided by financing activities               203,253             138,610             222,158
                                                         --------------       -------------      --------------

          Net increase/(decrease) in cash and cash
            equivalents                                         11,687              (4,449)             36,642

          Cash and cash equivalents at beginning of year        77,525              81,974              45,332
                                                         --------------       -------------      --------------

            Cash and cash equivalent at end of year      $      89,212              77,525       $      81,974
                                                         ==============       =============      ==============

     Income taxes paid                                   $      23,637              14,651       $      22,308
                                                         ==============       =============      ==============

      Interest paid                                      $      69,697              35,588       $      16,916
                                                         ==============       =============      ==============

                See notes to consolidated financial statements.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements

                                December 31, 1999

1.  ORGANIZATION AND OPERATION

    American Skandia Life Assurance Corporation (the "Company") is a wholly-owned subsidiary of American Skandia, Inc. ("ASI", formerly known as American Skandia Investment Holding Corporation) whose ultimate parent is Skandia Insurance Company Ltd., a Swedish Corporation.

    The Company develops long-term savings and retirement products which are distributed through its affiliated broker/dealer company, American Skandia Marketing, Incorporated ("ASM"). The Company currently issues variable life insurance and variable, fixed, market value adjusted and immediate annuities for individuals, groups and qualified pension plans.

    The Company has 99.9% ownership in Skandia Vida, S.A. de C.V. ("Skandia Vida") which is a life insurance company domiciled in Mexico. Skandia Vida had total shareholder's equity of $4,592,000 and $4,724,000 as of December 31, 1999, and 1998, respectively. The Company considers Mexico an emerging market and has invested in the Skandia Vida operations with the expectation of generating profits from long-term savings products in future years. As such, Skandia Vida has generated net losses of $2,523,000, $2,514,000 and $1,438,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A.  Basis of Reporting

        The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. Intercompany transactions and balances have been eliminated in consolidation.

        Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

    B.  New Accounting Pronouncements

        In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Software Developed or Obtained for Internal Use. The SOP, which has been adopted prospectively as of January 1, 1999, requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SOP 98-1, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $3,035,000 of costs associated with internal use software during 1999 and is amortizing the applicable costs on a straight-line basis over a three year period. At December 31, 1999, the unamortized balance was $2,920,000 and is included in fixed assets.

        In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). Subsequently, in July 1999, FASB issued FAS 137 "Deferral of the Effective Date of FASB Statement 133". The adoption date was delayed to fiscal years beginning after June 15, 2000. The Company is currently evaluating the potential impact on its financial position.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    C.  Investments

        The Company has classified its fixed maturity investments as either held-to-maturity or available-for-sale. Investments classified as held-to-maturity are investments that the Company has the ability and intent to hold to maturity. Such investments are carried at amortized cost. Those investments which are classified as available-for-sale are carried at fair value and changes in unrealized gains and losses are reported as a component of other comprehensive income.

        The Company has classified its mutual fund investments held in support of a deferred compensation plan are available-for-sale. Such investments are carried at fair value and changes in unrealized gains and losses are reported as a component of other comprehensive income.

        Derivative instruments are recorded consistent with hedged items. The Company hedges the market value fluctuations of the guaranteed minimum death benefit ("GMDB") exposure embedded in its policy reserves and as such, the portion of the derivative instrument which constitutes an effective hedge is carried at market value. The cost associated with the portion of the instrument which is not considered an effective hedge is amortized to investment income over the life of the instrument.

        Policy loans are carried at their unpaid principal balances.

        Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.

    D.  Derivative Instruments

        During the second quarter of 1999, the Company's agreement to reinsure substantially all of its exposure on its GMDB liability was terminated and the business was recaptured, as the reinsurer had recently announced its intention to exit this market. In response, the Company instituted a hedge program to effectively manage the market risk associated with GMDB reserve fluctuations using put options. The cash invested in the put options is at risk to the extent that the value of the underlying index is less than the strike price at the exercise date. This would be offset by a corresponding decrease in the hedged GMDB exposure.

    E.  Cash Equivalents

        The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity of three months or less to be cash equivalents.

    F.  Fair Values of Financial Instruments

        The methods and assumptions used to determine the fair value of financial instruments are as follows:

        Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    F.  Fair Values of Financial Instruments (continued)

        Fair values of investments in mutual funds are based on quoted market prices.

        The fair value of the portion of the derivative instrument which constitutes an effective hedge is determined based on current value of the underlying index.

        The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these investments.

        The carrying value of short-term borrowing approximates fair value due to the short-term nature of these liabilities.

        Fair values of certain financial instruments, such as future fees payable to parent and surplus notes are not readily determinable and are excluded from fair value disclosure requirements.

    G.  State Insurance Licenses

        Licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000,000 less accumulated amortization. The cost of the licenses is being amortized on a straight line basis over 40 years.

    H.  Income Taxes

        The Company is included in the consolidated federal income tax return and combined state income tax return of an upstream company, Skandia AFS Development Holding Corporation and certain of its subsidiaries. In accordance with the tax sharing agreement, the federal and state income tax provisions are computed on a separate return basis as adjusted for consolidated items such as net operating loss carryforwards.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    I.  Recognition of Revenue and Contract Benefits

        Revenues for variable annuity contracts consist of charges against contractowner account values for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Benefit reserves for variable annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    I.  Recognition of Revenue and Contract Benefits (continued)

        Revenues for market value adjusted fixed annuity contracts consist of separate account investment income reduced by benefit payments and changes in reserves in support of contractowner obligations, all of which are included in return credited to contractowners. Benefit reserves for these contracts represent the account value of the contracts, and are included in the general account reserve for future contractowner benefits to the extent in excess of the separate account liabilities.

        Revenues for immediate annuity contracts without life contingencies consist of net investment income. Revenues for immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on the Society of Actuaries 1983 Table-a with assumed interest rates that vary by issue year. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 1999 and 1998.

        Revenues for variable life insurance contracts consist of charges against contractowner account values for mortality and expense risk fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

    J.  Deferred Acquisition Costs

        The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred net of reinsurance. These costs include commissions, costs of contract issuance, and certain selling expenses that vary with production. These costs are being amortized generally in proportion to expected gross profits from surrender charges, policy and asset based fees and mortality and expense margins. This amortization is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised.

        Details of the deferred acquisition costs and related amortization for the years ended December 31, are as follows:


                           (in thousands)                        1999                    1998                  1997
                                                                 ----                    ----                  ----

                  Balance at beginning of year                   $721,507              $546,703              $355,734
                                                                 --------              --------              --------

                  Acquisition costs deferred

                     during the year                              450,059               261,432               243,476

                  Acquisition costs amortized

                     during the year                              (83,861)              (86,628)              (52,507)
                                                                 ---------             --------              --------

                                                                  366,198               174,804               190,969
                                                                  -------               -------               -------

                  Balance at end of year                       $1,087,705              $721,507              $546,703
                                                               ==========              ========              ========

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    K.  Reinsurance

        The Company cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from the Company's variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

        As noted in Note 2D, the Company reinsured its exposure to market fluctuations associated with its GMDB liability in 1999, 1998 and the beginning of 1997. Under this reinsurance agreement, the Company ceded premiums of $2,945,000, $5,144,000 and $4,545,000; received claim
        reimbursements   of  $242,000,   $9,000  and  $46,000;   and,   recorded
        increases/(decreases) in reserves of ($2,763,000), ($323,000) and $918,000 in each of the three years, respectively.

        At December 31, 1999 and 1998, in accordance with the provisions of a modified coinsurance agreement, the Company accrued $41,000 and $1,976,000, respectively, for amounts receivable from favorable reinsurance experience on a block of variable annuity business.

    L.  Translation of Foreign Currency

        The financial position and results of operations of the Company's Mexican subsidiary are measured using local currency as the functional currency. Assets and liabilities of the subsidiary are translated at the exchange rate in effect at each year-end. Statements of income and shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

    M.  Separate Accounts

        Assets and liabilities in Separate Accounts are included as separate captions in the consolidated statements of financial condition. Separate Account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through the Company's investment advisory affiliate, American Skandia Investment Services, Inc. ("ASISI"), utilizing various fund managers as sub-advisors. The remaining investments are managed by independent investment firms. The contractowner has the option of directing funds to a wide variety of mutual funds. The investment risk on the variable portion of a contract is borne by the contractowner. A fixed option with a minimum guaranteed interest rate is also available. The Company is responsible for the credit risk associated with these investments.

        Included in Separate Account liabilities are $896,205,000 and $771,195,000 at December 31, 1999 and 1998, respectively, relating to annuity contracts for which the contractowner is guaranteed a fixed rate of return. Separate Account assets of $896,205,000 and $771,195,000 at December 31, 1999 and 1998, respectively, consisting of long term bonds, short term securities, transfers due from the general account and cash and cash equivalents which are held in support of these annuity contracts, pursuant to state regulation.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    N.  Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve policy lapses, investment return and maintenance expenses. Actual results could differ from those estimates.

3.  COMPREHENSIVE INCOME

    The components of comprehensive income, net of tax, for the years ended December 31, 1998, 1997 and 1996 were as follows:


                  (in thousands)                                           1999              1998           1997
                                                                           ----              ----           ----

         Net income                                                       $76,169          $34,767         $27,548
         Other comprehensive income:
            Unrealized investment gains/(losses) on
               available for sale securities                               (3,082)           2,751           1,288
            Reclassification adjustment for realized
               losses/(gains) included in investment income                (1,016)             138             (14)
                                                                           -------       ---------       ---------
            Net unrealized gains/(losses) on securities                    (4,098)           2,889           1,274

            Foreign currency translation                                      456              (22)            (22)
                                                                        ---------       ----------      ----------

         Other comprehensive income                                        (3,642)           2,867           1,252
                                                                         ---------        --------        --------

         Comprehensive income                                             $72,527          $37,634         $28,800
                                                                          =======          =======         =======

    The components of accumulated other comprehensive income, net of tax, as of December 31, 1999 and 1998 were as follows:


                  (in thousands)                                         1999                  1998
                                                                         ----                  ----

         Unrealized investment gains                                     ($255)                $3,843
         Foreign currency translation                                      148                   (308)
                                                                        ------                -------

         Accumulated other comprehensive income                          ($107)                $3,535
                                                                         ======                ======

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.  INVESTMENTS

    The amortized cost, gross unrealized gains/losses and estimated fair value of available-for-sale and held-to-maturity fixed maturities and investments in mutual funds as of December 31, 1999 and 1998 are shown below. All securities held at December 31, 1999 and 1998 were publicly traded.

    Investments in fixed maturities as of December 31, 1999 consisted of the following:


                  (in thousands)                                     Held-to-Maturity

                                                                 Gross               Gross
                                           Amortized          Unrealized          Unrealized             Fair
                                             Cost                Gains              Losses               Value

         U.S. Government

            obligations                      $1,105                $  -             $ (1)                $1,104

         Corporate securities                 2,255                   -              (15)                 2,240
                                              -----                ----             -----               -------

            Totals                           $3,360                $  -             $(16)                $3,344
                                             ======                ====             =====                ======



                  (in thousands)                                     Available-for-Sale

                                                                 Gross               Gross
                                           Amortized          Unrealized          Unrealized             Fair
                                             Cost                Gains              Losses               Value

         U.S. Government

            obligations                   $  81,183                $  -           $ (678)             $  80,505

         Obligations of
            state and political
            subdivisions                        253                                   (3)                   250

         Corporate securities               121,859                   -           (4,449)               117,410
                                          ---------                ----            ------             ---------

            Totals                         $203,295                $  -         $ (5,130)              $198,165
                                           ========                ====         =========              ========


         The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 1999 are shown below.

                  (in thousands)                        Held-to-Maturity                  Available-for-Sale
                                                        ----------------                  ------------------

                                                    Amortized          Fair             Amortized           Fair
                                                      Cost             Value              Cost              Value

         Due in one year or less                      $3,107          $3,097       $           -  $           -

         Due after one through five years                253             247             130,284            128,250

         Due after five through ten years                  -               -              73,011             69,915
                                                  ----------      ----------          ----------         ----------

               Total                                  $3,360          $3,344            $203,295           $198,165
                                                      ======          ======            ========           ========


                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.  INVESTMENTS (continued)

    Investments in fixed maturities as of December 31, 1998 consisted of the following:


                  (in thousands)                       Held-to-Maturity

                                                                    Gross               Gross
                                            Amortized            Unrealized          Unrealized             Fair
                                              Cost                  Gains              Losses               Value
                                              ----                  -----              ------               -----

         U.S. Government

            obligations                       $3,774                 $57                   $-                $3,831

         Obligations of
            state and political
            subdivisions                           -                   -                    -                     -

         Corporate

            securities                         4,515                  34                    -                 4,549
                                             -------                ----                  ---               -------

               Totals                         $8,289                 $91                  $ -                $8,380
                                              ======                 ===                  ===                ======


                  (in thousands)                       Available for Sale

                                                                    Gross               Gross
                                            Amortized            Unrealized          Unrealized             Fair
                                              Cost                  Gains              Losses               Value
                                              ----                  -----              ------               -----

         U.S. Government

            obligations                     $ 17,399              $  678                 $  -             $  18,077

         Obligations of
            state and political

            subdivisions                         253                   7                    -                   260

         Corporate

            securities                       117,774               5,160                 (76)               122,858
                                           ---------             -------              -------            ----------

               Totals                       $135,426              $5,845               $ (76)              $141,195
                                            ========              ======               ======              ========


         Proceeds from sales of fixed maturities during 1999, 1998 and 1997 were $32,196,000, $999,000, and $5,056,000, respectively. Proceeds from maturities during 1999, 1998 and 1997 were $4,030,000,  $3,050,000, and
         $5,700,000, respectively.


                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

4.  INVESTMENTS (continued)

    The cost, gross unrealized gains/losses and fair value of investments in mutual funds at December 31, 1999 and 1998 are shown below:


                  (in thousands)                                 Gross             Gross
                                                              Unrealized        Unrealized              Fair
                                             Cost                Gains            Losses                Value

         1999                              $11,667              $4,763           $ (26)               $16,404
                                           =======              ======           ======               =======

         1998                               $8,068                $416          $ (274)                $8,210
                                            ======                ====          =======                ======


     Net realized  investment gains (losses) were as follows for the years ended
     December 31:

                  (in thousands)                                  1999                  1998                1997
                                                                ------                  ----                ----

         Fixed maturities:
           Gross gains                                        $    253                 $    -              $  10
           Gross losses                                           (228)                    (1)                -
         Investment in mutual funds:
           Gross gains                                             990                    281                116
           Gross losses                                           (437)                  (181)               (39)
                                                               -------                 ------             ------

         Totals                                                 $  578                  $  99              $  87
                                                                ======                  =====              =====

5.  NET INVESTMENT INCOME

    The sources of net investment income for the years ended December 31, 1999, 1998 and 1997 were as follows:

                  (in thousands)                                1999                   1998                1997
                                                                ----                   ----                ----

         Fixed maturities                                      $ 9,461               $  8,534             $6,617
         Cash and cash equivalents                               2,159                  1,717              1,153
         Investment in mutual funds                                 32                  1,013                554
         Policy loans                                               31                     45                 28
         Derivative Instruments                                 (1,036)                     -                  -
                                                             ---------             ----------          ---------

         Total investment income                                10,647                 11,309              8,352
         Investment expenses                                       206                    179                171
                                                            ----------             ----------           --------

         Net investment income                                 $10,441                $11,130             $8,181
                                                               =======                =======             ======

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.  INCOME TAXES

    The significant components of income tax expense for the years ended December 31 were as follows:


                (in thousands)                                 1999                  1998                  1997
                                                               ----                  ----                  ----

         Current tax expense                                  $41,248               $22,384               $20,108

         Deferred tax benefit                                 (10,904)              (14,230)               (9,630)
                                                              --------             --------             ---------

         Total income tax expense                             $30,344              $  8,154               $10,478
                                                              =======              ========               =======

         The tax effects of significant items comprising the Company's deferred tax balance as of December 31, 1999 and 1998, are as follows:


                  (in thousands)                                         1999                         1998
                                                                         ----                         ----

         Deferred tax liabilities:
             Deferred acquisition costs                                ($321,873)                  ($210,731)
             Payable to reinsurers                                       (26,733)                    (25,585)
             Policy fees                                                  (1,146)                       (859)
             Net unrealized gains                                            (80)                     (2,069)
                                                                    ------------                 -----------

             Total                                                      (349,832)                   (239,244)
                                                                        --------                   ---------

         Deferred tax assets:
             Net separate account liabilities                            333,521                     225,600
             Future contractowner benefits                                 3,925                      13,128
             Other reserve differences                                    39,645                      25,335
             Deferred compensation                                        18,844                       9,619
             Surplus notes interest                                        5,030                       3,375
             Foreign exchange translation                                    137                         166
             Other                                                           456                         882
                                                                     -----------                ------------
             Total                                                       401,558                     278,105
                                                                        --------                   ---------

             Income tax receivable - deferred                          $  51,726                   $  38,861
                                                                       =========                   =========

         Management believes that based on the taxable income produced in the current year and the continued growth in annuity products, the Company will produce sufficient taxable income in the future to realize its deferred tax asset.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

6.  INCOME TAXES (continued)

    The income tax expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:


                  (in thousands)                                    1999               1998                 1997
                                                                    ----               ----                 ----

         Income (loss) before taxes
             Domestic                                             $109,036             $45,435             $39,464
             Foreign                                                (2,523)             (2,514)             (1,438)
                                                                 ----------          ---------           ---------
             Total                                                 106,513              42,921              38,026

             Income tax rate                                            35%                 35%                 35%
                                                                 ---------           ---------           ---------

         Tax expense at federal
             statutory income tax rate                              37,280              15,022              13,309

         Tax effect of:
             Dividend received deduction                            (9,572)             (9,085)             (4,585)
             Losses of foreign subsidiary                              883                 880                 503
             Meals and entertainment                                   664                 487                 340
             State income taxes                                      1,071                 673                 577
             Other                                                      18                 177                 334
                                                                 ---------            --------             -------

         Income tax expense                                      $  30,344            $  8,154             $10,478
                                                                 =========            ========             =======

7.  RECEIVABLE FROM/PAYABLE TO AFFILIATES

    Certain operating costs (including personnel, rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation ("ASIST"), an affiliated company; and likewise, the Company has charged operating costs to ASISI. The total cost to the Company for these items was $11,136,000, $7,722,000, and $5,572,000 for the years ended December 31, 1999, 1998 and
    1997, respectively. Income received for these items was $3,919,000, $1,355,000 and $3,225,000 for the years ended December 31, 1999, 1998 and
    1997, respectively.

    The Company had a $10 million short-term loan payable to ASI at December 31, 1999 and 1998. The total interest expense thereon to the Company was $585,000, $622,000 and $642,000 for the years ended December 31, 1999, 1998 and 1997 respectively, of which $182,000 was payable as of December 31, 1999 and 1998.

    Beginning in 1999, the Company was reimbursed by ASM for certain distribution related costs associated with the sales of business through an investment firm where ASM serves as an introducing broker dealer. Under this agreement, the expenses reimbursed in 1999 were $1,441,000. As of December 31,1999, amounts receivable under this agreement were $245,000.

    As of December 31,1999, the Company had received $71,000,000 from ASI in advance of the sale of certain rights to receive future fees and contract charges. This sale is expected to be completed in the first quarter of 2000.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.  FUTURE FEES PAYABLE TO PARENT

    In a series of transactions with ASI, the Company sold certain rights to receive future fees and contract charges expected to be realized on variable portions of designated blocks of deferred annuity contracts. The effective dates and issue periods these transactions cover are as follows:


                                   Closing           Effective           Contract Issue
               Transaction           Date              Date                  Period

                   1996-1           12/16/96            9/1/96         1/1/94   -   6/30/96
                   1997-1            7/23/97            6/1/97         3/1/96   -   4/30/97
                   1997-2           12/30/97           12/1/97         5/1/95   -  12/31/96
                   1997-3           12/30/97           12/1/97         5/1/96   -  10/31/97
                   1998-1            6/30/98            6/1/98         1/1/97   -   5/31/98
                   1998-2           11/10/98           10/1/98         5/1/97   -   8/31/98
                   1998-3           12/30/98           12/1/98         7/1/96   -  10/31/98
                   1999-1            6/23/99            6/1/99         4/1/94   -   4/30/99
                   1999-2           12/14/99           10/1/99        11/1/98   -   7/31/99

    In connection with these transactions, ASI issued collateralized notes in a private placement which are secured by the rights to receive future fees and charges purchased from the Company.

    Under the terms of the Purchase Agreements, the rights sold provide for ASI to receive a percentage (80% or 100% depending on the underlying commission option) of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (6 to 8 years).

    The Company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

    The proceeds from the sales have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present values of the transactions as of the respective effective date were as follows:


                                                                                       Present
         (in thousands)           Transaction             Discount Rate                 Value
                                  -----------             -------------                 -----

                                    1996-1                    7.5%                     $50,221
                                    1997-1                    7.5%                      58,767
                                    1997-2                    7.5%                      77,552
                                    1997-3                    7.5%                      58,193
                                    1998-1                    7.5%                      61,180
                                    1998-2                    7.0%                      68,573
                                    1998-3                    7.0%                      40,128
                                    1999-1                    7.5%                     120,632
                                    1999-2                    7.5%                     145,078

         Payments representing fees and charges in the aggregate amount of $131,420,000, $69,226,000 and $22,250,000 were made by the Company to the Parent for the years ended December 31, 1999, 1998 and 1997, respectively. Related interest expense of $52,840,000, $22,978,000 and $6,842,000 has been included in the statement of income for the years ended December 31, 1999, 1998 and 1997, respectively.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

8.  FUTURE FEES PAYABLE TO PARENT (continued)

    Expected payments of future fees payable to ASI as of December 31, 1999 are as follows:


                                            Year Ended

          (in thousands)                    December 31,                     Amount
                                            -----------                      ------

                                               2000                         $103,975
                                               2001                          107,262
                                               2002                          106,491
                                               2003                           97,550
                                               2004                           78,512
                                               2005                           51,839
                                               2006                           25,712
                                               2007                            4,693
                                                                           ---------
                                              Total                         $576,034

         The Commissioner of the State of Connecticut has approved the sale of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to stop the payments due to the Parent under the Purchase Agreement subject to certain terms and conditions.

9.       LEASES

         The Company leases office space under a lease agreement established in 1989 with ASIST. The lease expense for 1999, 1998 and 1997 was $5,003,000, $3,588,000 and $2,428,000 respectively. Future minimum lease payments per year and in aggregate as of December 31, 1999 are as follows:

         (in thousands)             2000                               $  7,004
                                    2001                                  7,004
                                    2002                                  6,854
                                    2003                                  6,756
                                    2004                                  6,929
                                    2005 and thereafter                  51,865
                                                                       --------

                                    Total                               $86,412
                                                                        =======


10.      RESTRICTED ASSETS

         To comply with certain state insurance departments' requirements, the Company maintains cash, bonds and notes on deposit with various states. The carrying value of these deposits amounted to $4,868,000 and $3,747,000 as of December 31, 1999, and 1998, respectively. These deposits are required to be maintained for the protection of contractowners within the individual states.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

11.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         On November 8, 1999, the Board of Directors authorized the Company to increase the par value of its capital stock from $80 per share to $100 per share in order to comply with minimum capital levels as required by the California Department of Insurance. This transaction resulted in a corresponding decrease in paid in and contributed surplus of $500,000 and had no effect on capital and surplus.

         Statutory basis shareholder's equity was $286,385,000 and $285,553,000 at December 31, 1999 and 1998, respectively.

         The  statutory  basis  net  loss  was   $17,672,000,   $13,152,000  and
         $8,970,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

         Under various state insurance laws, the maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. At December 31, 1999, no amounts may be distributed without prior approval.

12.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company contributes 3% of salary for all participating employees and matches employee contributions at a 50%
         level up to an additional 3% Company contribution. Company contributions to this plan on behalf of the participants were $3,164,000, $2,115,000 and $1,220,000 for the years ended December 31,
         1999, 1998 and 1997, respectively.

         The Company has a deferred compensation plan, which is available to the internal field marketing staff and certain officers. Company contributions to this plan on behalf of the participants were $193,000, $342,000 and $270,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

         The Company and an affiliate cooperatively have a long-term incentive program under which units are awarded to executive officers and other personnel. The Company also has a profit sharing program which benefits all employees below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the program. The accrued liability representing the value of these units was $42,619,000 and $21,372,000 as of December 31, 1999 and 1998,
         respectively. Payments under this plan were $4,079,000, $2,407,000 and $1,119,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

13.      REINSURANCE

         The effect of reinsurance for the years ended December 31, 1999, 1998 and 1997 is as follows:

         (in thousands)                                   1999
                                                          ----

                             Annuity and Life        Annuity and Life
                                 Insurance               Insurance             Return Credited
                             Charges and Fees         Policy Reserves         to Contractowners

         Gross                   $326,670                    $315                 ($1,397)
         Ceded                    (36,681)                  2,763                    (242)
                                 --------                  ------                 --------
         Net                     $289,989                  $3,078                 ($1,639)
                                 ========                  ======                 ========


                                                          1998
                                                          ----

                             Annuity and Life        Annuity and Life
                                 Insurance               Insurance             Return Credited
                             Charges and Fees         Policy Reserves         to Contractowners

         Gross                   $215,425                 $   691                 ($8,921)
         Ceded                    (29,214)                    362                      (9)
                                 --------                  ------                 --------
         Net                     $186,211                  $1,053                 ($8,930)
                                 ========                  ======                 ========


                                                          1997
                                                          ----

                             Annuity and life        Annuity and Life
                                 Insurance               Insurance             Return Credited
                             Charges and Fees         Policy Reserves         to Contractowners

         Gross                   $144,417                    $955                 ($1,972)
         Ceded                    (23,259)                   (918)                    (46)
                                 --------                   -----                 --------
         Net                     $121,158                   $  37                 ($2,018)
                                 ========                   =====                 ========

         Such ceded reinsurance does not relieve the Company of its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations assumed under the reinsurance agreements.

                   AMERICAN  SKANDIA LIFE ASSURANCE  CORPORATION
         (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

14.      SURPLUS NOTES

The Company has issued surplus notes to its Parent in exchange for cash. Surplus notes outstanding as of December 31, 1999 and 1998 were as follows:


              (in thousands)
                                                                                            Interest for the
                                        Interest          1999          1998           Years Ended December 31,
              Issue Date                  Rate          Amount         Amount        1999         1998        1997
              ----------                  ----          ------         ------        ----         ----        ----

         December 29, 1993                6.84%                -             -             -        1,387       1,387
         February 18, 1994                7.28%           10,000        10,000           738          738         738
         March 28, 1994                   7.90%           10,000        10,000           801          801         801
         September 30, 1994               9.13%           15,000        15,000         1,389        1,389       1,389
         December 28, 1994                9.78%                -        14,000         1,308        1,388       1,388
         December 19, 1995                7.52%           10,000        10,000           762          762         762
         December 20, 1995                7.49%           15,000        15,000         1,139        1,139       1,139
         December 22, 1995                7.47%            9,000         9,000           682          682         682
         June 28, 1996                    8.41%           40,000        40,000         3,411        3,411       3,411
         December 30, 1996                8.03%           70,000        70,000         5,698        5,699       5,699

         Total                                          $179,000      $193,000       $15,928      $17,396     $17,396
                                                        ========      ========       =======      =======     =======

         The surplus note for $14,000,000 dated December 28, 1994 was converted to additional paid-in capital on December 10, 1999. A surplus note for $20,000,000 dated December 29, 1993 was converted to additional paid-in capital on December 31, 1998. All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 1999 and 1998, $14,372,000 and $9,644,000, respectively, of accrued interest on surplus notes was not approved for payment under these criteria.

15.      SHORT-TERM BORROWING

         The Company had a $10 million short-term loan payable to the Parent at December 31, 1999 and 1998. The total interest expense to the Company was $585,000, $622,000 and $642,000 and for the years ended December 31, 1999, 1998 and 1997, respectively, of which $197,000 and $182,000 was payable as of December 31, 1999 and 1998, respectively.

16.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 99% of the Company's separate account liabilities are subject to discretionary withdrawal by contractowners at market value or with market value adjustment. Separate account assets which are carried at fair value are adequate to pay such withdrawals which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

17.      SEGMENT REPORTING

         During 1998, to complement its annuity products, the Company launched specific marketing and operational activities towards the release of variable life insurance and qualified retirement plan annuity products. Assets under management and sales for the products other than variable annuities have not been significant enough to warrant full segment disclosures as required by SFAS 131, "Disclosures about Segments of an Enterprise and Related Information."

18.      SUBSEQUENT EVENT

         On March 22, 2000, the Company sold certain rights to receive future fees and contract charges expected to be received on variable portions of deferred annuity contracts issued between August 1, 1999 and January 31, 2000. This transaction is the latest in a series of agreements with ASI, as described in Note 8.

         This transaction has an effective date of March 22, 2000. The present value as of this date, discounted at 7.5%, was $171,781,000.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

19.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:


                   (in thousands)                                            Three months Ended
                                                                             ------------------
                                                     March 31          June 30      September 30       December 31
                                                     --------          -------      ------------       -----------
                       1999
         Premiums and other insurance
            revenues                                   $78,412           $88,435          $97,955          $111,540
         Net investment income                           2,654             2,842            2,735             2,210
         Net realized capital gains                        295                25              206                52
                                                    ----------       -----------       ----------       -----------
         Total revenues                                 81,361            91,302          100,896           113,802

         Benefits and expenses                          64,107            67,803           71,597            77,341
                                                      --------          --------         --------          --------

         Pre-tax net income                             17,254            23,499           29,299            36,461

         Income taxes                                    3,844             7,142            7,898            11,460
                                                     ---------         ---------        ---------           -------

         Net income                                   $ 13,410          $ 16,357         $ 21,401           $25,001
                                                      ========          ========         ========           =======


                                  1998

         Premiums and other insurance
            revenues                                   $50,593           $57,946          $62,445           $67,327
         Net investment income                           3,262             2,410            2,469             2,989
         Net realized capital gains (losses)               156                13              (46)              (24)
                                                    ----------       -----------      -----------       -----------
         Total revenues                                 54,011            60,369           64,868            70,292

         Benefits and expenses                          46,764            42,220           48,471            69,164
                                                      --------          --------         --------          --------

         Pre-tax net income                              7,247            18,149           16,397             1,128

         Income taxes                                    1,175             4,174            2,223               582
                                                     ---------         ---------         --------         ---------

         Net income                                   $  6,072           $13,975          $14,174          $    546
                                                      ========           =======          =======          ========


                       1997
         Premiums and other insurance
            revenues                                   $30,186           $34,056          $41,102           $44,402
         Net investment income                           1,369             2,627            2,031             2,154
         Net realized capital gains                         20                43               21                 3
                                                   -----------       -----------      -----------      ------------
         Total revenues                                 31,575            36,726           43,154            46,559

         Benefits and expenses                          18,319            30,465           31,179            40,025
                                                      --------          --------         --------          --------

         Pre-tax net income                             13,256             6,261           11,975             6,534

         Income taxes                                    4,260             2,614            3,354               250
                                                     ---------         ---------        ---------        ----------

         Net income                                   $  8,996          $  3,647         $  8,621          $  6,284
                                                      ========          ========         ========          ========



      APPENDIX B - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

The Unit Prices and number of Units in the Sub-accounts that commenced operations prior to January 1, 2000 are shown below. All or some of these Sub-accounts were available during the periods shown as investment options for other variable annuities we offer pursuant to different prospectuses. The Insurance Charge assessed against the Sub-accounts under the terms of those other variable annuities are the same as the charges assessed against such Sub-accounts under the Annuity offered pursuant to this Prospectus.

         Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price, as of the dates shown, for Units in each of the Class 1 Sub-accounts of Separate Account B that commenced operations prior to January 1, 2000 and are being offered pursuant to this Prospectus or which we offer pursuant to certain other prospectuses; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.

                                                                       Year Ended December 31,


------------------------------------------------------------------------------------------------------------------------------------
                        1999         1998        1997       1996       1995       1994        1993       1992      1991      1990
------------------------------------------------------------------------------------------------------------------------------------
AST Founders
Passport (1)

(1994)

Unit Price                 $23.45       12.54      11.46      11.39      10.23           -          -          -         -        -
Number of Units         8,818,599   9,207,623  9,988,104  9,922,698  2,601,283           -          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
AST AIM
International Equity (2)

(1989)                     $43.99       27.18      22.95      19.70      18.23       16.80      16.60      12.37     13.69    12.98
Unit Price             16,903,883  17,748,560 17,534,233 17,220,688 14,393,137  14,043,215  9,063,464  1,948,773 1,092,902  398,709
Number of Units

------------------------------------------------------------------------------------------------------------------------------------
AST Janus Overseas
Growth

(1997)                                                            -          -           -          -          -         -        -
Unit Price                 $24.16       13.41      11.70          -          -           -          -          -         -        -
Number of Units        61,117,418  43,711,763 21,405,891

------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International Growth

(1997)
Unit Price                 $21.66       13.30      11.35          -          -           -          -          -         -        -
Number of Units         6,855,601   5,670,336  2,857,188          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AST American Century
International
Growth II (3)

(1994)
Unit Price                 $17.10       13.14      11.69      11.70      10.39        9.49          -          -         -        -
Number of Units        28,704,924  34,328,425 37,784,426 32,628,595 17,935,251  11,166,758          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
AST MFS Global
Equity (4)

(1999)
Unit Price                 $11.01           -          -          -          -           -          -          -         -        -
Number of Units           116,756           -          -          -          -           -          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
AST Janus Small-Cap
Growth (5)

(1994)
Unit Price                 $42.08       17.64      17.28      16.54      13.97       10.69          -          -         -        -
Number of Units        32,134,969  15,003,001 14,662,728 12,282,211  6,076,373   2,575,105          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------





                                                                       Year Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------
                        1999         1998        1997       1996       1995       1994        1993       1992      1991      1990
------------------------------------------------------------------------------------------------------------------------------------
AST Kemper Small-
Cap Growth

(1999)
Unit Price                 $15.37           -          -          -          -           -          -          -         -        -
Number of Units        53,349,003           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST Lord Abbett Small
Cap Value

(1998)
Unit Price                 $10.57        9.85          -          -          -           -          -          -         -        -
Number of Units         6,597,544   4,081,870          -          -          -           -          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Small Company Value

(1997)
Unit Price                 $11.11       11.20      12.70          -          -           -          -          -         -        -
Number of Units        21,340,168  24,700,211 14,612,510          -          -           -          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Growth (6)

(1994)
Unit Price                 $28.58       19.15      16.10      13.99      12.20        9.94          -          -         -        -
Number of Units        13,460,525  13,389,289 11,293,799  9,563,858  3,658,836     301,267          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
AST Neuberger
Berman
Mid-Cap Value (7)

(1993)
Unit Price                 $16.78       16.10      16.72      13.41      12.20        9.81      10.69          -         -        -
Number of Units        37,864,586  16,410,121 11,745,440  9,062,152  8,642,186   7,177,232  5,390,887          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Natural Resources

(1995)
Unit Price                 $15.88       12.57      14.46      14.19      11.01           -          -          -         -        -
Number of Units         6,201,327   5,697,453  7,550,076  6,061,852    808,605           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST Alliance Growth (8)

(1996)
Unit Price                 $20.44       15.48      12.33      10.89          -           -          -          -         -        -
Number of Units        17,059,819  19,009,242 18,736,994  4,324,161          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth (4)
(1999)

Unit Price                 $11.27           -          -          -          -           -          -          -         -        -
Number of Units           409,467           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST Marsico Capital
Growth

(1997)
Unit Price                 $21.06       14.00      10.03          -          -           -          -          -         -        -
Number of Units        78,684,943  40,757,449    714,309          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST JanCap Growth

(1992)
Unit Price                 $60.44       39.54      23.83      18.79      14.85       10.91      11.59      10.51         -        -
Number of Units        94,850,623  80,631,598 62,486,302 46,779,164 28,662,737  22,354,170 13,603,637  1,476,139         -        -
------------------------------------------------------------------------------------------------------------------------------------




                                                                       Year Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------
                        1999         1998        1997       1996       1995       1994        1993       1992      1991      1990
------------------------------------------------------------------------------------------------------------------------------------
AST Sanford Bernstein
Managed Index 500 (9)

(1998)
Unit Price                 $15.08       12.61          -          -          -           -          -          -         -        -
Number of Units        39,825,951  22,421,754          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST Cohen & Steers
Realty

(1998)
Unit Price                  $8.35        8.28          -          -          -           -          -          -         -        -
Number of Units         6,224,365   3,771,461          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Income & Growth (10)

(1997)
Unit Price                 $16.19       13.35      12.06          -          -           -          -          -         -        -
Number of Units        21,361,995  13,845,190  9,523,815          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST Alliance Growth
and Income (11)

(1992)
Unit Price                 $27.60       24.11      21.74      17.79      15.22       11.98      11.88      10.60         -        -
Number of Units        52,766,579  47,979,349 42,197,002 28,937,085 18,411,759   7,479,449  4,058,228    956,949         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST MFS Growth with
Income (4)

(1999)
Unit Price                 $10.49           -          -          -          -           -          -          -         -        -
Number of Units           741,323           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST INVESCO Equity
Income

(1994)
Unit Price                 $21.31       19.34      17.31      14.23      12.33        9.61          -          -         -        -
Number of Units        46,660,160  40,994,187 33,420,274 23,592,226 13,883,712   6,633,333          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AST AIM Balanced (12)
(1993)

Unit Price                 $21.19       17.78      15.98      13.70      12.49       10.34      10.47          -         -        -
Number of Units        23,102,272  22,634,344 22,109,373 20,691,852 20,163,848  13,986,604  8,743,758          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST American Century
Strategic Balanced

(1997)
Unit Price                 $14.90       13.37      11.18          -          -           -          -          -         -        -
Number of Units        13,944,535   6,714,065  2,560,866          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Asset Allocation

(1994)
Unit Price                 $19.70       18.12      15.53      13.30      11.92        9.80          -          -         -        -
Number of Units        22,002,028  18,469,315 13,524,781  8,863,840  4,868,956   2,320,063          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AST T. Rowe Price
Global Bond (13)

(1994)
Unit Price                 $10.69       11.82      10.45      10.98      10.51        9.59          -          -         -        -
Number of Units        12,533,037  12,007,692 12,089,872  8,667,712  4,186,695   1,562,364          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------





                                                                    Year Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------
                        1999         1998        1997       1996       1995       1994        1993       1992      1991      1990
------------------------------------------------------------------------------------------------------------------------------------
AST Federated High
Yield

(1994)
Unit Price                 $14.38       14.30      14.13      12.62      11.27        9.56          -          -         -        -
Number of Units        41,588,401  40,170,144 29,663,242 15,460,522  6,915,158   2,106,791          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Total
Return Bond

(1994)
Unit Price                 $13.09       13.43      12.44      11.48      11.26        9.61          -          -         -        -
Number of Units        73,530,507  64,224,618 44,098,036 29,921,643 19,061,840   4,577,708          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST PIMCO Limited
Maturity Bond

(1995)
Unit Price                 $11.96       11.73      11.26      10.62      10.37           -          -          -         -        -
Number of Units        32,560,943  28,863,932 25,008,310 18,894,375 15,058,644           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
AST Money Market

(1992)
Unit Price                 $12.38       12.00      11.57      11.16      10.77       10.35      10.12      10.01         -        -
Number of Units       187,609,708  75,855,442 66,869,998 42,435,169 30,564,442  27,491,389 11,422,783    457,872         -        -
------------------------------------------------------------------------------------------------------------------------------------
The Alger American
Fund - AA Growth

(1988)
Unit Price                 $83.17       63.07      43.20      34.84      31.18       23.18      23.18      19.19     17.32    12.51
Number of Units        20,747,944  17,168,792 15,854,570 15,666,357 12,092,291   5,614,760  2,997,458  1,482,037   559,779   82,302

------------------------------------------------------------------------------------------------------------------------------------
The Alger American
Fund - AA MidCap
Growth

(1993)
Unit Price                 $39.69       30.53      23.76      20.96      19.00       13.34      13.74          -         -        -
Number of Units        18,904,907  17,559,963 14,687,032 14,528,945  8,299,743   4,308,374  1,450,892          -         -        -
---------------------------------------------------------------------------------------------------------------------------------
The Montgomery
Variable Series - MV
Emerging Markets

(1996)
Unit Price                 $10.06        6.19      10.05      10.25          -           -          -          -         -        -
Number of Units        12,060,036  10,534,383 10,371,104  2,360,940          -           -          -          -         -        -
---------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Variable
Trust - Equity Value

(1998)
Unit Price                  $9.17        9.53          -          -          -           -          -          -         -        -
Number of Units         2,826,839   1,148,849          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------





                                                                       Year Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------
                        1999         1998        1997       1996       1995       1994        1993       1992      1991      1990
------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
Nova (14)

(1999)
Unit Price                 $10.82           -          -          -          -           -          -          -         -        -
Number of Units         5,474,129           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
Ursa (14)

(1999)
Unit Price                  $9.28           -          -          -          -           -          -          -         -        -
Number of Units         1,803,669           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
OTC (14)

(1999)
Unit Price                 $17.07           -          -          -          -           -          -          -         -        -
Number of Units        18,520,440           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Technology (4)

(1999)
Unit Price                 $16.52           -          -          -          -           -          -          -         -        -
Number of Units         4,622,242           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Health Sciences (4)

(1999)
Unit Price                 $11.34           -          -          -          -           -          -          -         -        -
Number of Units           786,518           -          -          -          -           -          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Financial Services (4)

(1999)
Unit Price                 $11.41           -          -          -          -           -          -          -         -        -
Number of Units           759,104           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Telecommunications (4)
(1999)

Unit Price                 $15.17           -          -          -          -           -          -          -         -        -
Number of Units         4,184,526           -          -          -          -           -          -          -         -        -

------------------------------------------------------------------------------------------------------------------------------------
INVESCO VIF -
Dynamics (4)
(1999)

Unit Price                 $13.91           -          -          -          -           -          -          -         -        -
Number of Units         2,022,585           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -  Global
Leaders (4)

(1999)

Unit Price                 $11.72           -          -          -          -           -          -          -         -        -
Number of Units            23,101           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------





                                                                       Year Ended December 31,

------------------------------------------------------------------------------------------------------------------------------------
                        1999         1998        1997       1996       1995       1994        1993       1992      1991      1990
------------------------------------------------------------------------------------------------------------------------------------
Evergreen VA -
Special Equity (4)
(1999)

Unit Price                 $12.19           -          -          -          -           -          -          -         -        -
Number of Units           152,342           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
Europe 30 (4)
(1999)

Unit Price                 $12.24           -          -          -          -           -          -          -         -        -
Number of Units           273,963           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraSmall-Cap (4)
(1999)

Unit Price                 $11.96           -          -          -          -           -          -          -         -        -
Number of Units           813,904           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ProFund VP -
UltraOTC (4)
(1999)

Unit Price                 $23.58           -          -          -          -           -          -          -         -        -
Number of Units         2,906,024           -          -          -          -           -          -          -         -        -
------------------------------------------------------------------------------------------------------------------------------------

1. Effective October 15, 1996, Founders Asset Management, Inc. became Sub-advisor of the Portfolio. Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Small Cap Portfolio."
2. Effective May 3, 1999, A I M Capital Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam International Equity." Prior to October 15, 1996, Seligman Henderson Co. served as Sub-advisor of the Portfolio, then named "Seligman Henderson International Equity Portfolio."
3. Effective May 1, 2000, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Rowe Price-Fleming International, Inc. served as Sub-advisor of the Portfolio, then named "AST
     T. Rowe Price International Equity Portfolio."
4.   These Portfolios were first offered as Sub-accounts on October 18, 1999.
5. Effective December 31, 1998 Janus Capital Corporation became Sub-advisor of the Portfolio. Prior to December 31, 1998, Founders Asset Management, LLC served as Sub-advisor of the Portfolio, then named "Founders Capital Appreciation Portfolio."
6. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 1998, Berger Associates, Inc. served as Sub-advisor to the Portfolio, then named "Berger Capital Growth Portfolio."
7. Effective May 1, 1998, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 1998, Federated Investment Counseling served as Sub-advisor of the Portfolio, then named "Federated Utility Income Portfolio."
8. Effective May 1, 2000, Alliance Capital Management, L.P. became Sub-advisor of the Portfolio. Between December 31, 1998 and May 1, 2000, OppenheimerFunds, Inc. served as Sub-advisor of the Portfolio, then named "AST Oppenheimer Large-Cap Growth Portfolio." Prior to December 31, 1998, Robertson, Stephens & Company Investment Management, L.P. served as Sub-advisor of the Portfolio, then named "Robertson Stephens Value + Growth Portfolio."
9. Effective May 1, 2000, Sanford C. Bernstein & Co., Inc. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Bankers Trust Company served as Sub-advisor of the Portfolio, then named "AST Bankers Trust Managed Index 500 Portfolio."
10. Effective May 3, 1999, American Century Investment Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Value Growth & Income."
11. Effective May 1, 2000, Alliance Capital Management, L.P. became Sub-advisor of the Portfolio. Prior to May 1, 2000, Lord, Abbett & Co. served as Sub-advisor of the Portfolio, then named "AST Lord Abbett Growth and Income Portfolio."
12. Effective May 3, 1999, A I M Capital Management, Inc. became Sub-advisor of the Portfolio. Between October 15, 1996 and May 3, 1999, Putnam Investment Management, Inc. served as Sub-advisor of the Portfolio, then named "AST Putnam Balanced." Prior to October 15, 1996, Phoenix Investment Counsel, Inc. served as Sub-advisor of the Portfolio, then named "AST Phoenix Balanced Asset Portfolio."
13. Effective May 1, 2000, the name of the Portfolio was changed to the "AST T. Rowe Price Global Bond". Effective May 1, 1996, Rowe Price-Fleming International, Inc. became Sub-advisor of the Portfolio. Prior to May 1, 1996, Scudder, Stevens & Clark, Inc. served as Sub-advisor of the Portfolio, then named "AST Scudder International Bond Portfolio."
14.  These Portfolios were first offered as Sub-accounts on May 3, 1999.

                   American Skandia Life Assurance Corporation
                            Attention: Concierge Desk

                              For Written Requests:

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                            For Electronic Requests:

                       customerservice@americankandia.com

                             For Requests by Phone:

                                 1-800-752-6342


--------------------------------------------------------------------------------
                  PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS FUSI XT-PROS (10/2000).
--------------------------------------------------------------------------------



             -------------------------------------------------------
                                (print your name)



             -------------------------------------------------------
                                    (address)

             -------------------------------------------------------
                              (city/state/zip code)

ADDITIONAL   INFORMATION:   Inquiries   will  be   answered   by  calling   your
representative or by writing to:

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                       at

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                                       or

                       customerservice@americanskandia.com

Issued by:                                                    Serviced at:

AMERICAN SKANDIA LIFE                                AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                ASSURANCE CORPORATION
One Corporate Drive                                           P.O. Box 883
Shelton, Connecticut 06484                      Shelton, Connecticut 06484
Telephone: 1-800-752-6342                       Telephone:  1-800-752-6342
http://www.americanskandia.com              http://www.americanskandia.com

                                 Distributed by:

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                               One Corporate Drive
                           Shelton, Connecticut 06484
                             Telephone: 203-926-1888
                         http://www.americanskandia.com

        Supplement to Prospectus Dated May 1, 2000 and Revised Effective
               October 23, 2000 Supplement dated October 23, 2000

This Supplement should be retained with the current Prospectus for your variable annuity contract issued by American Skandia Life Assurance Corporation ("American Skandia"). If you do not have a current prospectus, please contact American Skandia at 1-800-SKANDIA.

                    A. ADDITIONAL VARIABLE INVESTMENT OPTIONS

The underlying Portfolios shown below are being offered as Sub-accounts under your Annuity.

------------------------------------------------------------------------------------------------------------------------------------
                                           Underlying Mutual Fund Portfolio Annual Expenses
                               (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------- --------------- ------------- --------------- -------------- -------------- ----------
                                                Management     Other          12b-1 Fees    Total Annual        Fee        Net
                                                   Fees         Expenses                      Portfolio    Waivers and     Annual
            UNDERLYING PORTFOLIO                                                              Operating      Expense       Fund
                                                                                              Expenses     Reimburse-ment(1Operating
                                                                                                                           Expenses

--------------------------------------------- --------------- ------------- --------------- -------------- -------------- ----------
American Skandia Trust: (2)
  AST Scudder Japan 3                              1.00%         0.36%           0.04%           1.40%          0.00%         1.40%
  AST Federated Aggressive Growth 3                0.95%         0.23%           0.04%           1.22%          0.00%         1.22%
  AST Kinetics Internet 3                          1.00%         0.23%           0.04%           1.27%          0.00%         1.27%
  AST Janus Strategic Value 3                      1.00%         0.23%           0.04%           1.27%          0.00%         1.27%
  AST Lord Abbett Bond-Debenture 3                 0.80%         0.23%           0.04%           1.07%          0.00%         1.07%
  AST Gabelli All-Cap Value 3                      0.95%         0.23%           0.04%           1.22%          0.00%         1.22%
Wells Fargo Variable Trust:
  WFVT Equity Income                               0.55%         0.37%           0.25%           1.17%          0.17%         1.00%
--------------------------------------------- --------------- ------------- --------------- -------------- -------------- ----------

1 The Investment Manager of American Skandia Trust has agreed to reimburse and/or waive fees for certain Portfolios until at least April 30, 2001. The caption "Total Annual Fund Operating Expenses" reflects the Portfolios' fees and expenses before such waivers and reimbursements, while the caption "Net Annual Fund Operating Expenses" reflects the effect of such waivers and reimbursements.

2 American Skandia Trust (the "Trust") adopted a Distribution Plan (the "Distribution Plan") under Rule 12b-1 of the Investment Company Act of 1940 to permit an affiliate of the Trust's Investment Manager to receive brokerage commissions in connection with purchases and sales of securities held by Portfolios of the Trust, and to use these commissions to promote the sale of shares of such Portfolios. The staff of the Securities and Exchange Commission takes the position that commission amounts received under the Distribution Plan should be reflected as distribution expenses of the Portfolios. The Portfolios would pay the same or comparable commission amounts irrespective of the Distribution Plan; accordingly, total returns for the Portfolios are not expected to be adversely affected. The Distribution Fee estimates are derived from data regarding each Portfolio's brokerage transactions, and the proportions of such transactions directed to selling dealers, for the period ended December 31, 1999. However, it is not possible to determine with accuracy actual amounts that will be received under the Distribution Plan. Such amounts will vary based upon the level of a Portfolio's brokerage activity, the proportion of such activity directed under the Distribution Plan, and other factors.

3 These Portfolios commenced operations in October 2000. "Other Expenses" and "12b-1 Fees" shown are based on estimated amounts for the fiscal year ending December 31, 2000.

EXPENSE EXAMPLES

The Expense Examples shown below are being added with respect to the new Portfolios that are being offered as Sub-accounts under your Annuity.

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Expense Examples
                                                 (amounts shown are rounded to the nearest dollar)
------------------------------------------------------------------------------------------------------------------------------------

                                         -------------------------------------------- ----- ----------------------------------------
                                     If you  surrender  your  Annuity at the                      If  you  do  not  surrender   your
                                     end of the applicable time period,  you                      Annuity   at   the   end   of  the
                                     would pay the  following  expenses on a                      applicable  time  period  or begin
                                     $1,000  investment,  assuming 5% annual                      taking  annuity  payments  at such
                                     return on assets:                                            time,  you would pay the following
                                                                                                  expenses  on a $1,000  investment,
                                                                                                  assuming   5%  annual   return  on
                                                                                                  assets:
                                         -------------------------------------------- ----- ----------------------------------------


                                      After:                                            After:
------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
Sub-Account:                             1 Year    3 Years    5 Years   10 Years          1 Year     3 Years    5 Years   10 Years
---------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
---------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------
AST Scudder Japan                          115        177       232        330               30         92        157        330
AST Federated Aggressive Growth            113        171       222        311               28         86        147        311
AST Kinetics Internet                      114        173       225        317               29         88        150        317
AST Janus Strategic Value                  114        173       225        317               29         88        150        317
AST Lord Abbett Bond-Debenture             112        167       215        297               27         82        140        297
AST Gabelli All-Cap Value                  113        171       222        311               28         86        147        311
WFVT Equity Income                         111        165       211        289               26         80        136        289
---------------------------------------- --------- ---------- --------- ---------- ------ ---------- ---------- --------- ----------

The following is being added to the section entitled "Investment Options?"

INVESTMENT OPTIONS

WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?

------------------- ---------------------------------------------------------------------------------------- -----------------------
                                                                                                               PORTFOLIO
      STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                              ADVISOR/
       TYPE                                                                                                   SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Scudder  Japan:  seeks  long-term  capital  growth.  The                            Scudder  Kemper
                    Portfolio  pursues its investment  objective by investing at                            Investments, Inc.
                    least 80% of net assets in Japanese securities (those issued by  Japan-based  companies  or their  affiliates,  or by any
INTER-NATIONAL      company that  derives  more than half of its  revenues  from
    EQUITY          Japan).  The  Portfolio  may  invest  in stocks of any size, including  up to 30% of its net assets in smaller  companies that are traded over-the-counter. The Portfolio's focus on a single  country  could give rise to increased  risk,  as the
                    Portfolio's   investments  will  not  be  diversified  among
                    countries   having   varying   characteristics   and  market
                    performance.
------------------------------------------------------------------------------------------------ -----------------------------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Federated  Aggressive Growth:  seeks capital growth. The                           Federated Investment
                    Portfolio  pursues its investment  objective by investing in                                 Counseling
                    equity securities of companies  offering superior  prospects for earnings growth.  The Portfolio  focuses its investments
 SMALL CAP          on the equity securities of smaller companies, but it is not
  GROWTH            subject to any specific market capitalization  requirements.
                    The Portfolio may invest in foreign issuers through American
                    Depositary Receipts. The Portfolio's strategies with respect to  security  analysis,  market  capitalization  and  sector allocation  are  designed to produce a  portfolio  of stocks whose long-term  growth  prospects are  significantly  above those of the S&P 500 Index.
------------------- ------------------------------------------------------------------------------------------------ ---------------





------------------- ------------------------------------------------------------------------------------------------ ---------------
                                                                                                               PORTFOLIO
   STYLE/                                        INVESTMENT OBJECTIVES/POLICIES                                 ADVISOR/
    TYPE                                                                                                      SUB-ADVISOR
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------------------------------------------------------------------------------------------------------------------------
Sector funds generally  diversify their investments  across particular  economic sectors or a single industry.  However, because those investments are limited to a comparatively narrow segment of the economy, sector funds are generally not as diversified  as most mutual  funds.  Sector funds tend to be more  volatile than other types of funds.  The value of fund shares may go up and down more  rapidly than other funds. Each sector of the economy may also have different  regulatory or other risk factors that can cause  greater  fluctuations  in the share price.
Please read the prospectus for the  underlying  sector fund for further  details about the risks of the particular sector of the economy.

------------------------------------------------------------------------------------------------------------------------------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Kinetics  Internet:  seeks long-term  growth of capital.                         Kinetics Asset
                    Under normal  circumstances,  the Portfolio invests at least                         Management,Inc.
                    65%  of its  total  assets  in  common  stocks,  convertible securities,  warrants and other equity securities having the
                    characteristics   of  common   stocks,   such  as   American
SECTOR              Depositary Receipts and International  Depositary  Receipts,
                    of domestic  and foreign  companies  that are engaged in the
                    Internet   and   Internet-related   activities.    Portfolio
                    securities  will  be  selected  by  the   Sub-advisor   from
                    companies  that are engaged in the  development of hardware, software and  telecommunications  solutions  that enable the transaction of business on the Internet by  individuals  and companies,  as well as  companies  that offer  products  and services primarily via the Internet.  The Portfolio seeks to invest in the equity  securities of companies whose research and development efforts may result in higher stock values.
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST  Janus  Strategic  Value:   seeks  long-term  growth  of                        Janus Capital
                    capital.  The  Portfolio  pursues its objective by investing                         Corporation
                    primarily in common  stocks with the potential for long-term growth of  capital  using a  "value"  approach.  This  value approach emphasizes investments in companies the Sub-advisor
 LARGE CAP          believes are undervalued  relative to their intrinsic worth.
  VALUE             Realization  of  income is not a  significant  consideration when choosing  investments for the Portfolio.  The Portfolio will generally focus on the securities of larger  companies,
                    however,   it  may  invest  in  the  securities  of  smaller
                    companies,  including  start-up  companies offering emerging products or services.
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST Lord Abbett  Bond-Debenture:  seeks high current  income                        Lord,  Abbett & Co.
                    and the  opportunity  for capital  appreciation to produce a high total return.  The  Portfolio  pursues its objective by normally  investing in high yield and investment  grade debt securities,  securities  convertible  into common  stock and preferred stocks. Under normal circumstances,  the Portfolio
 BOND               invests  at least  65% of its total  assets in fixed  income securities  of various  types.  The  Portfolio may find good
                    value   in   high   yield   securities,   sometimes   called
                    "lower-rated bonds" or "junk bonds," and frequently may have more than half of its assets  invested in those  securities.
                    At least 20% of the  Portfolio's  assets must be invested in any combination of investment  grade debt  securities,  U.S.
                    Government  securities and cash  equivalents.  The Portfolio may also make  significant  investments  in  mortgage-backed securities.  Although  the  Portfolio  expects to maintain a weighted  average  maturity  in the  range  of seven to nine years, there are no restrictions on the overall Portfolio or on individual securities.
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    AST  Gabelli  All-Cap  Value:   seeks  capital  growth.  The                        GAMCO Investors, Inc.
                    Portfolio  pursues its  objective by investing  primarily in
                    readily   marketable  equity  securities   including  common
                    stocks,   preferred   stocks  and  securities  that  may  be
                    converted at a later time into common  stock.  The Portfolio
ALL-CAP             may invest in the securities of companies of all sizes,  and
EQUITY              may emphasize either larger or smaller  companies at a given time based on the  Sub-advisor's  assessment  of  particular companies and market  conditions.  The Portfolio  focuses on companies that appear underpriced  relative to their private market value ("PMV").  PMV is the value that the Portfolio's
                    Sub-advisor  believes informed investors would be willing to pay for a company.
------------------- ------------------------------------------------------------------------------------------------ ---------------
------------------- ------------------------------------------------------------------------------------------------ ---------------
                    WFVT Equity Income: seeks long-term capital appreciation and                        Wells Fargo Bank,  N.A.
                    above-average  dividend  income.  The Portfolio  pursues its objective  primarily by  investing  in the common  stocks of large,  high-quality  domestic  companies with above-average
EQUITY INCOME       return  potential  based on current  market  valuations  and
                    above-average   dividend   income.   Under   normal   market
                    conditions,  the Portfolio invests at least 65% of its total assets in income producing  equity  securities and in issues of companies  with market  capitalizations  greater than the median of the Russell 1000 Index.
------------------- ------------------------------------------------------------------------------------------------ ---------------

                      B. PORTFOLIO/SUB-ACCOUNT NAME CHANGES

1. Effective October 23, 2000 GAMCO Investors, Inc. will be the new portfolio sub-advisor for the AST T. Rowe Price Small Company Value portfolio. In connection with this change the portfolio's name is changed to "AST Gabelli Small-Cap Growth."

2. Effective August 8, 2000 T. Rowe Price International, Inc. became the new portfolio sub-advisor for the AST T. Rowe Price Global Bond portfolio.

                       C. MAXIMUM NUMBER OF FREE TRANSFERS

The maximum number of transfers you can make between investment options each Annuity Year without being subject to a Transfer Fee is increased from twelve
(12) to twenty (20).

                              D. PARTIAL EXCHANGES

TAX CONSIDERATIONS

The following paragraph replaces the corresponding paragraph under the Tax Considerations section in your Annuity prospectus:

Special rules in relation to tax-free exchanges under Section 1035:

On November 22, 1999, the Internal Revenue Service issued an acquiescence in the decision of the United States Tax Court in Conway v. Commissioner (111 T.C. 350
(1998)) that a taxpayer's partial surrender of a non-qualified annuity contract and direct transfer of the resulting proceeds for the purchase of a new non-qualified annuity contract qualifies as a non-taxable exchange under Section 1035 of the Internal Revenue Code. "Acquiescence" means that the IRS accepts the holding of the Court in a case and that the IRS will follow it in disposing of cases with the same controlling facts. Prior to the Conway decision, industry practice has been to treat a partial surrender of account value as fully taxable to the extent of any gain in the contract for tax reporting purposes and to "step-up" the basis in the contract accordingly. However with the IRS' acquiescence in the Conway decision, partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% IRS tax penalty on pre-age 59 1/2 withdrawals. The IRS reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. As of the date of this prospectus supplement, we will treat a partial surrender of this type as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% IRS early distribution penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

While the principles expressed in the Conway decision appear applicable to partial exchanges from life insurance, there is no guidance from the Internal Revenue Service as to whether it concurs with non-recognition treatment under
Section 1035 of the Code for such transactions. We will continue to report a partial surrender of a life insurance policy as subject to current taxation to the extent of any gain. In addition, please be cautioned that no specific guidance has been provided as to the impact of such a transaction for the remaining life insurance policy, particularly as to the subsequent methods to be used to test for compliance under the Code for both the definition of life insurance and the definition of a modified endowment contract.


FUSI XT -SUPP. (10/23/2000)                                 VAFUSI XT 10/23/2000